As Filed with the Securities Exchange Commission on July 20, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BNP PARIBAS EXCHANGE TRADED TRUST

(Exact name of registrant as specified in its charter)

Delaware	6799	27-6620981
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

BNP Paribas Enhanced Volatility Fund c/o BNP Paribas Exchange Traded Trust 787 Seventh Avenue New York, New York 10019 (212) 841-2000	M. Andrews Yeo BNP Paribas Quantitative Strategies, LLC 787 Seventh Avenue New York, New York 10019 (212) 841-2000
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq. James C. Munsell, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019	Andrew Alter, Esq. BNP Paribas Quantitative Strategies, LLC 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee[2]
BNP Paribas Enhanced Volatility Fund Common Units of Beneficial Interest	25,000,000	$25.00[1]	$625,000,000	$72,562.50

[1]	The proposed maximum aggregate offering has been calculated assuming that all Shares are sold at a price of $25 per Share.
[2]	The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-1 of BNP Paribas Exchange Traded Trust (the “Registrant”) is being filed in order to register common units of beneficial interests of the BNP Paribas Enhanced Volatility Fund, which is a series of the Registrant. The Registrant was previously named “BNP Paribas L/S Commodities Trust” and filed a separate Registration Statement on Form S-1 on November 3, 2010 and a Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 on July 6, 2011 (Registration Statement No. 333-170314). Additionally, the Registrant, which was originally formed as a Delaware statutory trust, has been converted into a Delaware statutory trust organized in series.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 20, 2011

BNP PARIBAS EXCHANGE TRADED TRUST

BNP PARIBAS ENHANCED VOLATILITY FUND

25,000,000 Common Units of Beneficial Interest

BNP Paribas Exchange Traded Trust, which we refer to as the Trust, is organized in series as a Delaware statutory trust. As of the date of this Prospectus, the Trust consists of two series, one of which is the BNP Paribas Enhanced Volatility Fund, or the Fund. The Fund will issue common units of beneficial interest, which we refer to as Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. Shares may be purchased from the Fund only by certain qualified financial institutions called Authorized Participants, and only in one or more blocks of 40,000 Shares, called a Basket. The Fund will issue Shares in Baskets to Authorized Participants continuously at the net asset value of 40,000 Shares. The Form of Participant Agreement sets forth the terms and conditions on which Authorized Participants may create or redeem Baskets. The offering of Shares will terminate on the third anniversary of the registration statement of which this Prospectus is a part unless prior thereto a new registration statement is filed.

The Shares will trade on NYSE Arca, Inc., which we refer to as NYSE Arca, under the symbol “BNPV” (quoted in U.S. dollars).

The Fund will trade exchange-traded futures on the CBOE Volatility Index, or the VIX Index, comprising the BNP Paribas Enhanced Volatility Strategy Index, which we refer to as the Index, with a view to tracking the Index over time.

The Index aims to provide long exposure to the forward implied volatility of the S&P 500® Index. The Index employs a flexible and systematic futures contract rolling methodology which seeks to maximize yield from rolling long futures contracts in certain markets (backwardated markets) and minimize roll loss from rolling long futures positions in certain markets (contangoed markets) as further described in the Prospectus.

The Fund does not intend to outperform the Index. BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company, or the Managing Owner, will seek to cause the net asset value of the Fund to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

Except when aggregated in Baskets, the Shares are not redeemable securities.

The Shares are speculative securities and their purchase involves a high degree of risk. Before you decide whether to invest in the Fund, read this entire Prospectus carefully.

YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO THE SECTION “THE RISKS YOU FACE” BEGINNING ON PAGE 18 OF THIS PROSPECTUS.

•	Futures trading is volatile and even a small movement in market prices could cause large losses.

•

The Managing Owner and its trading principals have not managed any other commodity pools of this type, and therefore there is no indication of their ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations and performance of the Fund may be adversely affected.

•	You could lose all or substantially all of your investment.
•

The Fund will be subject to actual and potential conflicts of interest involving the Managing Owner, the Commodity Broker, the Index Calculation Agent, the Index Sponsor, the Authorized Participants, the Initial Purchaser and the Affiliated Liquidity Provider, which we refer to as the BNP Affiliated Entities.

•

Investors will pay fees in connection with their investment in Shares including asset-based fees of 1.00% per annum of the Net Asset Value of the Fund, continuous offering fees and expenses of approximately 0.01% per annum of the Net Asset Value of the Fund, and routine operational, administrative and other ordinary fees and expenses of up to 0.20% per annum of the Net Asset Value of the Fund. Additional charges include brokerage commissions and fees expected to be approximately 0.35% per annum of the Net Asset Value of the Fund. The actual amount of continuous offering fees and expenses and brokerage commissions and fees in any year or any part of any year may be greater.

•	Fees and commissions are charged, and expenses are incurred, regardless of profitability and may result in depletion of assets and, as a result, losses to your investment.

On [—], 2011, BNP Paribas Securities Corp., as the Initial Purchaser, subject to certain conditions, agreed to purchase 600,000 Shares, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($1,000,000 per Basket), as described in the section “Plan of Distribution.” This price was determined arbitrarily inasmuch as the Shares have no inherent value prior to the commencement of the Fund’s operations. The Initial Purchaser proposes to offer the Shares to the public at a per-Share offering price that will vary depending upon, among other factors, the market price of the Shares on NYSE Arca, the Net Asset Value per Share and the supply of and demand for the Shares at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with its sale of Shares to the public.

Authorized Participants may, from time-to-time offer to the public Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending upon, among other factors, the market price of the Shares on NYSE Arca, the Net Asset Value per Share and the supply of and demand for the Shares at the time of offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts with the Authorized Participant. For more information regarding items of compensation paid to FINRA members, please see the section “Plan of Distribution” on page 115.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. BNP Paribas Enhanced Volatility Fund is not a mutual fund or any other type of Investment Company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee, the Initial Purchaser, any Authorized Participant or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

[                    ], 2011

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGES 11-12 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 14-15.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 18 THROUGH 36.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS WILL BE MAINTAINED AT THE OFFICES OF [THE MARKETING AGENT, ADDRESS; TELEPHONE NUMBER (        )         -        ]; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS WILL BE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, 12TH FLOOR, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-4850. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS

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RECEIVED FROM THE FUND’S COMMODITY BROKER) WILL BE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O BNP PARIBAS QUANTITATIVE STRATEGIES, LLC, 787 SEVENTH AVENUE, NEW YORK, NEW YORK 10019; TELEPHONE NUMBER (212) 841-2000. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE AT WWW.BNPFUNDS.BNPPARIBAS.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN WASHINGTON, D.C.

THE FUND WILL FILE PERIODIC, QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE BNP AFFILIATED ENTITIES, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE THE SECTION “PLAN OF DISTRIBUTION.”

“S&P” AND “STANDARD & POOR’S” ARE REGISTERED TRADEMARKS OF STANDARD & POOR’S FINANCIAL SERVICES LLC.

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BNP PARIBAS EXCHANGE TRADED TRUST

BNP PARIBAS ENHANCED VOLATILITY FUND

Prospectus Section		Page
(1)	The Value Of The Shares Relates Directly To The Market Price Of The VIX Futures Contracts And Other Assets Held By The Fund And Fluctuations In The Market Price Of These Assets Could Materially Adversely Affect An Investment In The Shares.	18
(2)	Numerous Factors May Affect The Price Of The VIX Futures Comprising The Reference Indices, And In Turn, The Net Asset Value Of The Shares, And Ultimately The Market Price Of The Fund’s Shares.	18
(3)	The Fund’s Investments Are Indirectly Concentrated In Large-Cap U.S. Equities.	18
(4)	The Fund Is Subject To Issuer Risk.	18
(5)	The Fund Is Subject To Market Risk.	19
(6)	A Liquid Trading Market For Shares Of The Issuers Underlying The S&P 500® Index May Not Develop Or Exist, Which In Turn, May Adversely Affect The Value Of The Shares Of The Fund.	19
(7)	Calculation Of The VIX Index May Not Be Possible Or Feasible Under Certain Events Or Circumstances. Such Interruption In The Index Calculation May Have An Adverse Effect On The Value Of Your Shares.	19
(8)	The VIX Index Is A Theoretical Calculation. In Turn, The VIX Futures Are Financially And Not Physically Settled. Therefore, The Value Of The VIX Futures May Not Be As Accurate As The Value Of Physically Settled Futures Contracts.	19
(9)	Your Shares Are Not Directly Linked To The VIX Index And The Value Of Your Shares May Be Less Than It Would Have Been Had Your Shares Been Directly Linked To The VIX Index.	19
(10)	The VIX Index Is A Measure Of Forward Volatility Of The S&P 500® Index And Your Shares Are Not Linked To The Options Used To Calculate The VIX Index, To The Actual Volatility Of The S&P 500® Index Or The Equity Securities Included In The S&P 500® Index, Nor Will The Return On Your Shares

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Prospectus Section		Page
	Be A Participation In The Actual Volatility Of The S&P 500® Index.	20
(11)	The Policies Of S&P And The CBOE And Changes That Affect The Composition And Valuation Of The S&P 500® Index, The Index Or The VIX Index Could Adversely Affect The Net Asset Value And Market Value Of Your Shares.	20
(12)	The Index And VIX Futures Have Limited Historical Information.	21
(13)	A Change In The Ownership Of The VIX Index May Change The Determination, Valuation Methodology Or Any Other Aspect Of The VIX Index In A Manner That May Be Adverse To The VIX Index, And Ultimately, The Value Of Your Shares.	21
(14)	Cessation Of Publication Of The VIX Index May Materially And Adversely Affect The Activities Of The VIX Futures, And In Turn, The Managing Owner May Terminate The Fund.	21
(15)	The Level Of The VIX Index Has Historically Reverted To A Long-Term Mean Level And Is Subject To The Risk Associated With Reversion To Its Mean. Accordingly, Investors Should Not Expect The Value Of The Shares To Retain Any Appreciation In Value Over Extended Periods Of Time.	21
(16)	Net Asset Value Per Share May Not Always Correspond To The Market Price Per Share And, As A Result, Baskets May Be Created Or Redeemed At A Net Asset Value Per Share That Differs From The Market Price Per Share.	21
(17)	Non-Concurrent Trading Hours Between NYSE Arca, CBOE, (And, If Applicable, The Various Futures Exchanges) On Which The VIX Futures Comprising The Reference Indices (Or Any Substitute Futures Contracts, If Applicable) Are Traded May Impact The Value Of Your Investment.	22
(18)	Certain Operations Of The Fund, Including The Creation Of Baskets, May Be Restricted By Regulatory And Exchange Position Limits, Position Accountability Levels And Other Rules And Could Result In Tracking Error Between Changes In The Net Asset Value Per Share And Changes In The Level Of The Index, Or Could Result In The Market Price Of The Shares Trading At A Premium Or Discount To The Net Asset Value Per Share.	22

Prospectus Section		Page
(19)	The Fund’s Performance May Not Always Replicate The Changes In The Levels Of The Index. As A Result, There Will Be Times When The Fund’s Performance Will Not Meet The Investment Expectations Of The Shareholders.	23
(20)	The Fund Is Not Actively Managed And Will Seek To Track The Index During Periods In Which The Index Is Flat Or Declining As Well As When The Index Is Rising. Therefore, Investors Will Not Be Protected Against Adverse Movements In The Level Of The Index, Which In Turn, May Have A Significantly Adverse Impact On The Shares.	24
(21)	NYSE Arca May Halt Trading In The Shares Which Would Adversely Impact Your Ability To Buy Or Sell Shares.	24
(22)	The Lack Of An Active Trading Market For The Shares May Result In Losses On Your Investment At The Time Of Disposition Of Your Shares.	24
(23)	The Affiliated Liquidity Provider May Act In A Manner That Ignores Or Disregards The Interests Of Shareholders.	24
(24)	The Liquidity Of The Shares Of The Fund May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To The Fund, Which Could Adversely Affect The Value Of Your Shares.	25
(25)	Shareholders That Are Not Authorized Participants May Only Purchase Or Sell Their Shares In Secondary Trading Markets, And The Conditions Associated With Trading In Secondary Markets May Adversely Affect Investors’ Investment In The Shares.	25
(26)	The Shares Are A New Securities Product And Their Value Could Decrease If Unanticipated Operational Or Trading Problems Arise.	25
(27)	As The Managing Owner And Its Trading Principals Have No History Of Operating An Investment Vehicle Like The Trust, Their Experience May Be Inadequate Or Unsuitable To Manage The Fund.	25
(28)	The Fund Has No Past Performance And There Are Limited Index Results On Which To Rely On In Deciding Whether To Buy Shares. Therefore, You Will Have To Make Your Decision To Invest In The Fund On The Basis Of Limited Information.	25
(29)	Price Volatility May Possibly Cause The Total Loss Of Your Investment.	26

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Prospectus Section		Page
(30)	Fees And Commissions Are Charged Regardless Of Profitability And May Result In Depletion Of Assets.	26
(31)	The Fund May Terminate Because The Managing Owner May Be Unwilling Or Unable To Continue To Service The Fund Or Owners May Vote To Terminate The Fund, Each Of Which May Adversely Affect The Value Of Your Portfolio.	26
(32)	Potentially Illiquid Markets, Disruption Of Market Trading, And Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of The Fund And, In Turn, The Value Of Your Shares.	26
(33)	The Net Asset Value Of Your Shares May Be Adversely Affected By Redemption Orders That Are Subject To Suspension, Postponement Or Rejection Under Certain Circumstances.	27
(34)	Because Futures Contracts And Other Derivatives Have No Intrinsic Value, The Positive Performance Of Your Investment Is Wholly Dependent Upon An Equal And Offsetting Loss. Therefore, Overall Stocks And Bond Prices Could Rise Significantly, And The Economy As A Whole Prosper, While Shares Trade Unprofitably.	27
(35)	Failure Of The Index To Exhibit Negative Correlation To General Financial Markets Will Reduce Benefits Of Diversification And May Increase Losses To Your Portfolio.	27
(36)	Various Actual And Potential Conflicts Of Interest May Be Detrimental To Shareholders.	28
(37)	Failure Of The Commodity Broker To Segregate Assets May Increase Losses; Despite Segregation Of Assets, The Fund Remains At Risk Of Significant Losses Because The Fund May Only Receive A Pro-Rata Share Of The Assets Or No Assets At All.	28
(38)	Failure Of The Fund’s Investment In Money Market Funds May Result In Losses To The Fund.	28
(39)	You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Trust And The Fund.	28
(40)	Shareholders Do Not Have Certain Rights And Protections Enjoyed By Investors In Certain Other Vehicles, Such As Corporations.	29

Prospectus Section		Page
(41)	An Investment In The Shares May Be Adversely Affected By Competition From Other Methods Of Gaining Exposure to Forward Implied Equity Market Volatility.	29
(42)	Competing Claims Over Ownership Of Intellectual Property Rights Related To The Fund Could Adversely Affect The Fund And An Investment In The Shares.	29
(43)	“Backwardation” Or “Contango” In The Market Prices Of The VIX Futures Contracts Comprising The Reference Indices Will Affect The Index, The Net Asset Value, And In Turn, The Market Price Of Your Shares.	29
(44)	The Value Of The Shares Will Be Adversely Affected If The Fund Is Required To Indemnify The Trustee Or The Managing Owner.	30
(45)	The Net Asset Value Calculation Of The Fund, And In Turn, The Net Asset Value Of Your Shares, May Be Overstated Or Understated Due To The Valuation Method Employed When A Settlement Price Is Not Available On The Date Of Net Asset Value Calculation.	30
(46)	The Intra-day Indicative Value Of The Shares And The Intra-day Indicative Value Of The Index May Be Overstated Or Understated Due To The Valuation Method Employed.	30
(47)	The Strategy Underlying The Index May Not Be Successful.	31
(48)	Changes In The Value Of The Reference Indices May Offset Each Other.	31
(49)	Shareholders Have No Rights Against The Index Sponsor For Decisions That May Negatively Affect The Existence Of The Index Or The Index Level.	31
(50)	Shareholders Have No Rights Against The Publishers Or Sponsors Of The Index.	31
(51)	The Index Sponsor And Its Affiliates May Publish Research That Conflicts With Each Other And Which May Negatively Impact The Value Of The Fund And Your Shares.	31
(52)	Changes In The Index May Adversely Affect Your Shares.	32
(53)	The Index May In The Future Include Contracts That Are Not Traded On Regulated Futures Exchanges And That Offer Different Or Diminished Protections To Investors.	32
(54)	The Investment Strategy Used To Construct The Index Involves Rebalancing And Weighting Limitations That Are Applied To The Reference Indices, Which

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Prospectus Section		Page
	May Limit The Potential Results Of The Index, And In Turn, The Potential Value Of Your Shares.	32
(55)	The Results Of The Index May Be Lower Than The Results Of An Index Based Upon Different Combinations Of The Reference Indices.	32
(56)	Because The Reference Indices May Not Be Equally Weighted, The Reference Indices With Greater Weight Will Have A Larger Impact On The Aggregate Results Of The Index, And May Increase The Potential Losses To Your Shares.	32
(57)	Because The Index Is Comprised Of Long-Only Futures Contracts, The Levels Of The Index Will Fall If The Market Price Of The VIX Futures Comprising The Reference Indices Falls.	32
(58)	Shareholders Will Not Have The Protections Associated With Ownership Of Shares In An Investment Company Registered Under The Investment Company Act Of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements.	33
(59)	Alternative Financial Instruments (If Any), Such As Forward Agreements And Swaps Are Not Regulated And Are Subject To The Risk Of Counterparty Non-Performance Resulting In The Fund Not Realizing A Trading Gain.	33
(60)	The Effect Of Market Disruptions, Governmental Intervention And The Reform Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.	34
(61)	The Effects Of New Regulation Of The Over-The-Counter Derivatives Markets Is Unknown And May Have A Detrimental Effect On The Value Of Your Shares.	34
(62)	Although The Shares Are Limited Liability Investments, Certain Circumstances Such As Bankruptcy Of The Fund Or Indemnification Of The Fund By The Shareholders Will Increase A Shareholder’s Liability.	35
(63)	Shareholders Will Be Subject To Taxation On Their Allocable Shares Of The Fund’s Taxable Income, Whether Or Not They Receive Cash Distributions.	35
(64)	Items Of Income, Gain, Loss And Deduction With Respect To Shares Could Be Reallocated If The IRS Does Not Accept The Assumptions Or Conventions

Prospectus Section	Page
Used By The Fund In Allocating Such Tax Items.	36
(65)	The Current Treatment Of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed Or Repealed In The Future, And In Turn, May Adversely Affect The Value Of Your Shares.	36

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	37

INVESTMENT OBJECTIVE	37

General	37
The Index	37

PRICING INFORMATION AVAILABLE ON NYSE ARCA AND OTHER SOURCES	38

Role of Managing Owner	40

DESCRIPTION OF THE BNP PARIBAS ENHANCED VOLATILITY STRATEGY INDEX	40

General	41
Index and Reference Indices	42
The S&P® 500 Index	43
The VIX Index	43
VIX Futures Contracts	44
The Futures Market	44
Roll Yield	45

INDEX METHODOLOGY	47

Overview	47
The Enhanced Roll Process	47
Reference Index Weights	47
Table 1 – Index Weightings of the Reference Indices On the Base Date	49
Allocation Methodology	50
Rebalancing Costs	58
Calculation of the Closing Level of the Index	58
Periodical Adjustment of the Index	62
Market Disruption Event	63
Index Suspension Event	64
Index Disclaimer	64
The Index Calculation Agent and the Index Sponsor	65
Note on Hypothetical Back-Tested Historical Calculations	66
Legal and regulatory regimes could affect the Index and the Fund	66
Publication of Closing Levels and Adjustments	66
Historical Closing Levels	67

-vi-

-vii-

*	To be filed by amendment.

PART TWO

STATEMENT OF ADDITIONAL

INFORMATION

-viii-

SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including all exhibits to the Registration Statement, before deciding to invest in any Shares. This Prospectus is dated [                    ], 2011.

The Trust and the Fund

The Trust was formed as a Delaware statutory trust on April 30, 2010 and was amended to become a series trust. The Fund is a series of the Trust. The Fund will issue Shares. The term of the Trust and the Fund is perpetual (unless terminated in certain circumstances). The principal offices of the Trust and the Fund are located at c/o BNP Paribas Quantitative Strategies, LLC, 787 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 841-2000.

The Trust was organized in separate series as a Delaware statutory trust rather than as separate statutory trusts in order to achieve certain administrative efficiencies. The interests of investors are not adversely affected by the choice of form of organization. As of the date of this Prospectus, the Trust consists of two series. This Prospectus is for the Fund, which is one of the Trust’s series.

Shares Listed on NYSE Arca

The Shares will be listed on NYSE Arca under the symbol “BNPV.” Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Primary Market for Authorized Participants and in the Secondary Market on NYSE Arca

Baskets of Shares may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser. Investors who are not Authorized Participants who seek to purchase or sell Shares on any day are expected to effect transactions in the secondary market, on NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets. It is expected that Baskets will be created when there is sufficient demand for Shares that the market price per Share exceeds the Net Asset Value per Share, and that this excess may create an arbitrage opportunity for market participants. Authorized Participants are expected to sell the Shares they create to the public at the market price of the Shares on NYSE Arca. NYSE Arca pricing is expected to reflect, among other factors, the supply of and demand for Shares at the time of sale. These prices are expected to fall between Net Asset Value per Share and the market price of the Shares on NYSE Arca at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is less than the Net Asset Value per Share. Except when aggregated in Baskets, the Shares are not redeemable.

Authorized Participants should review the section “Creation and Redemption of Shares” on page 82 for a complete description of the creation and redemption process.

The market price of the Shares may not be identical to the Net Asset Value per Share, but these valuations are expected to be close. Investors will be able to use the intra-day indicative value per Share to determine if they want to purchase or sell on the secondary market. The intra-day indicative value per Share is based on the prior day’s final Net Asset Value per Share, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Fund’s futures contracts to provide a continuously updated indicative intra-day value per Share.

Investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Pricing Information Available on NYSE Arca and Other Sources

The following table lists NYSE Arca symbols and their meanings with respect to the Shares and the Index:

Ticker	Description
BNPV	Market price per Share on NYSE Arca
BNPVIV	Intra-day indicative value per Share
BNPVNV	End of day Net Asset Value per Share
BNPIVIX	Intra-day and Index closing level as of close of business from the prior day
BNPVSO	Number of outstanding Shares

The intra-day data in the above table is published once every 15 seconds throughout each trading day.

The current market price per Share (symbol: “BNPV”) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day indicative value per Share (symbol: “BNPVIV”) (quoted in U.S. dollars) will be published by NYSE Arca once every 15 seconds throughout each trading day on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The most recent end-of-day Net Asset Value per Share (symbol: “BNPVNV”) will be published by the Managing Owner as of the close of business on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day level and the most recent end-of-day closing level of the Index (symbol: “BNPIVIX”) will be published on Reuters page .BNPIVIX and on Bloomberg page .BNPIVIX<index> once every 15 seconds throughout each trading day and as of the close of business on each Index Calculation Day, respectively, on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The number of outstanding Shares (symbol: “BNPVSO”) will be published once every 15 seconds throughout the trading day and as of the close of business for NYSE Arca, respectively, on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

Any adjustments made to the Index will be published on BNP Paribas Arbitrage SNC’s (which serves as the Index Calculation Agent) website at http://www.eqdpo.bnpparibas.com, or any successor thereto, and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day levels and Index closing levels and the intra-day values and closing Net Asset Value of the Shares are published by NYSE Arca, Inc. The Trust and the Fund are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE BNP PARIBAS ENHANCED VOLATILITY STRATEGY INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

CUSIP

The Fund’s CUSIP number is [                     ].

Risk Factors

An investment in Shares is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks of the Fund. The Fund has particular risks that are set forth elsewhere in this Prospectus.

•	The Fund has no operating history. Therefore, a potential investor does not have any performance history to serve as a factor for evaluating an investment in the Fund.

SUMMARY (cont’d)

•	Past performance, when available, is not necessarily indicative of future results. All or substantially all of an investment in the Shares could be lost.

•

The trading activities of the Fund take place in very volatile markets that may be subject to sudden and rapid changes. The VIX Index is a highly volatile index and VIX Futures (as defined below) are amongst the most volatile futures contracts. Consequently, all or substantially all of your investment in the Shares could be lost.

•	VIX Futures contracts are not directly based on a tradable underlying asset.

•	The Index and VIX Futures have limited historical information.

•	The Index may in the future include contracts that are not traded on a regulated futures exchange.

•

The level of the VIX Index has historically reverted to a long-term mean level and is subject to the risk associated with reversion to its mean. Accordingly, investors should not expect the Fund to retain any appreciation in value over extended periods of time.

•

The Fund is subject to the fees and expenses described herein (in addition to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase or sale of Shares) and will be successful only if a certain amount of positive performance is achieved.

•

The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and the Fund and has no history of past performance. The Managing Owner and its trading principals have not managed any other commodity pools of this type. Therefore there is no indication of their ability to manage investment vehicles such as the Trust or the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust or the Fund, the operations and performance of the Trust or the Fund may be adversely affected.

•

The Fund will be subject to fees and expenses in the aggregate amount of approximately 1.56% per annum as described herein. The Fund will be successful only if its annual returns from its futures trading, plus its annual interest income from its holdings of cash, Alternative Financial Instruments (if any, and as defined below) money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities, exceed these fees and expenses. Because it is expected that the current holdings of the money market fund will likely earn an interest rate less than the fees charged by the money market fund, the Managing Owner expects that the Fund will earn 0.00% interest on any money market fund. Therefore, the Fund will be required to earn approximately 1.56% per annum, or $0.39 per annum per Share at $25.00 as the Net Asset Value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment.

•

As of the date of this Prospectus, the CBOE Futures Exchange, or CBOE, rules impose position accountability limits, as applicable, on market participants trading in the VIX Futures. Because the Fund is subject to position accountability limits and, consequently, the Fund’s ability to issue new Baskets or to reinvest income in additional futures contracts corresponding to the VIX Futures may be limited to the extent that these activities would cause the Fund to exceed the applicable position accountability limits, unless the Fund trades alternative futures contracts, cleared swaps or over-the-counter derivatives in addition to and as a proxy for VIX Futures. These limitations and the use of alternative futures contracts, cleared swaps or over-the-counter derivatives in addition to or as a proxy for VIX Futures may affect the correlation between changes in the Net Asset Value per Share and changes in the level of the Index, and the correlation between the market price per Share on NYSE Arca and the Net Asset Value per Share.

•

The VIX Futures have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant settlement months than in the nearer settlement months. VIX Futures have frequently exhibited very high contango in the past, resulting in a significant cost to “roll” the futures. The existence of contango in the futures markets could result in negative “roll yields,”

SUMMARY (cont’d)

which could adversely affect the value of the VIX Futures underlying your Shares.

•	Fees and commissions are charged regardless of profitability. This may result in depletion of the Fund’s assets and losses to your investment.

•	There can be no assurance that an investment in the Shares will achieve profits or avoid losses, significant or otherwise.

•	Performance of the Fund may not track the Index during particular periods or over either the short or long term.

•

Certain potential conflicts of interest exist between the Managing Owner and its affiliates and the shareholders of the Fund, or the Shareholders. For example, because the Managing Owner and the Commodity Broker (as defined below) are both indirect wholly-owned subsidiaries of BNP Paribas, the Managing Owner has a disincentive to replace the Commodity Broker. The Commodity Broker may have a conflict of interest between its execution of trades for the Fund and for its other customers. More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients. General order taking by the Commodity Broker or proprietary trading by the principals and/or affiliates of the Managing Owner and the Commodity Broker may create conflicts of interest from time-to-time. General order taking or proprietary trades, as applicable, may cause either the principals and/or affiliates of the Commodity Broker or the Managing Owner to take a position that is opposite of that of the Fund or may compete with the Fund for certain positions within the marketplace. See the section “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has considered various conflicts and has established formal procedures designed to resolve these conflicts equitably, there may be additional conflicts that arise because the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund or the Net Asset Value of the Shares and ultimately the market price of the Shares.

The Trustee

Wilmington Trust Company, which we refer to as the Trustee, a Delaware trust company, is the sole trustee of the Trust. The Trustee has only nominal duties and liabilities to the Trust and the Fund.

Under the Declaration of Trust, the Managing Owner has the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee will have no duty to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Managing Owner

BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company, was formed on April 30, 2010 and serves as Managing Owner of the Trust and the Fund. The Managing Owner will also manage the Fund Portfolio. The Managing Owner is a wholly-owned subsidiary of Paribas North America, Inc., which is a wholly-owned, indirect subsidiary of BNP Paribas. The Managing Owner has been registered as a commodity pool operator with the CFTC and has been a member of the NFA since July 27, 2010. As a registered commodity pool operator of the Trust and the Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act, which we refer to as the CEAct, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

NEITHER THIS POOL OPERATOR NOR ITS TRADING PRINCIPAL HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank. The Shares are not guaranteed by the Managing Owner, the Trustee or any of their respective

SUMMARY (cont’d)

subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and the Fund and has no history of past performance. The Managing Owner and its trading principals have not managed any other commodity pools of this type. Therefore there is no indication of their ability to manage investment vehicles such as the Trust or the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust or the Fund, the operations and performance of the Trust or the Fund may be adversely affected.

The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 1.00% per annum of the daily Net Asset Value of the Fund.

The principal office of the Managing Owner is located at 787 Seventh Avenue, New York, New York 10019. The telephone number of the Managing Owner is (212) 841-2000.

Investment Objective

The Fund will seek to track changes, whether positive or negative, in the level of the Index, over time. The Shares are designed for investors who want a convenient way to gain a long exposure to forward implied equity market volatility of the S&P 500® Index.

Considerations relating to an investment in the Shares include:

•

Roll Optimization. The Index is an excess return index comprised of VIX Futures that are replaced periodically. The process of periodically replacing a futures contract prior to its expiration is known as “rolling” a contract or position. The Fund utilizes an enhanced daily futures contract rolling strategy, to determine the new futures contract months. This is designed to maximize yield from rolling long futures contracts in backwardated markets and minimize roll loss from rolling long futures positions in contangoed markets.

•

Ease and Flexibility of Investment. The Shares will trade on NYSE Arca and provide investors with indirect exposure to VIX Futures. The Shares may be bought and sold throughout the business day at real-time market prices on NYSE Arca like other exchange-listed securities. Investors will be able to purchase and sell Shares through traditional brokerage accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit negative correlation with equities markets.

•

Volatility Access. The Shares provide a more direct exposure to forward implied equity market volatility than mutual funds that invest in volatility-linked notes or non-exchange traded volatility instruments, which also have implicit imbedded costs and credit risk, potentially adversely impacting the net asset value of the respective mutual fund.

•	Margin. Shares will be eligible for margin accounts.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The Fund will trade VIX Futures, with a view to tracking the Index over time.

In addition to VIX Futures, the Fund’s portfolio may include cash, Alternative Financial Instruments (as defined below), money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities, which we refer to as the Fund Portfolio.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to any VIX Future that is a part of the Reference Index, the Fund may:

•	invest in a futures contract other than the specific VIX Futures that is a part of the Reference Index, or

SUMMARY (cont’d)

•	invest in an Alternative Financial Instrument (as defined below) referencing the particular VIX Futures, or

•	in the alternative, invest in other Alternative Financial Instruments (if any) not based on the particular VIX Futures.

if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices or returns that generally correlate with the VIX Futures that is a part of the applicable Reference Index. If the Fund invests in alternative forward agreements, cleared swaps or swaps that will serve as proxies to one or more of the VIX Futures, we will refer to these instruments as the Alternative Financial Instruments. Investing in Alternative Financial Instruments (if any) exposes the Fund to counterparty risk, or the risk that an Alternative Financial Instrument counterparty will default on its obligations under the Alternative Financial Instrument. The Declaration of Trust does not limit the amount of funds that the Fund may invest in Alternative Financial Instruments.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. The market price of the Shares on the secondary market is expected to fluctuate generally in relation to changes in the Net Asset Value of the Fund.

The Index

The Fund will trade exchange-traded VIX Futures comprising the Reference Indices, with a view to tracking the Index over time. In addition to exchange-traded VIX futures, the Fund’s portfolio may include cash, Alternative Financial Instruments (if any), money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities, which we refer to as the Fund Portfolio.

The Index aims to provide long exposure to the forward implied volatility of the S&P 500® Index through an optimized allocation to CBOE Volatility Index Futures contracts, or the VIX Futures, based on the CBOE Volatility Index, or the VIX Index. The Fund intends to obtain exposure to the Index by investing in VIX Futures.

The Index Portfolio, denominated in USD, is made up of long positions in up to 7 underlying volatility indices.

The holding of long positions involves establishing VIX Futures positions, which means that the investor’s portfolio will benefit if the prices of such VIX Futures rise and will be negatively affected if the prices of such VIX Futures decline.

The Index Portfolio is a synthetic portfolio or basket of Reference Indices because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.

Each Reference Index is an excess return volatility index comprised of VIX Futures that are replaced periodically. The process of periodically replacing a futures contract prior to its expiration is known as “rolling” a contract or position.

The Index Methodology is designed to maximize yield from rolling long futures contracts in backwardated markets and minimize roll loss from rolling long futures positions in contangoed markets. A “backwardated” market means a market in which the prices of certain futures contracts are higher for contracts with shorter-term expirations than for contracts with longer-term expirations. A “contangoed” market means a market in which the prices of certain futures contracts are lower for contracts with shorter-term expirations than for contracts with longer-term expirations.

An index that is designed to reflect the return from rolling each contract included in the index as it nears expiration into the next nearby most active delivery month is said to follow a standard roll, or Standard Roll, methodology. This is accomplished by selling the position in the first delivery month and purchasing a position of equivalent value in the second delivery month.

An index that employs a Standard Roll schedule may sometimes diminish total returns due to periodic rolling expenses. Although the first nearby contracts are generally the most liquid, based on open interest, they may also become the most expensive (resulting in lower total returns) when the futures market is in contango (when further out future contracts trade at a premium). Conversely, when futures markets are in backwardation (when further out future contracts trade at a discount), indices that employ a Standard Roll strategy generally boast higher total returns.

SUMMARY (cont’d)

The Index Methodology is a more flexible methodology than the Standard Roll methodology, as more fully described under the section “Description of the BNP Paribas Enhanced Volatility Strategy Index — The Enhanced Roll Process”. The Index Methodology systematically adjusts the Index’s exposure to the seven nearest term VIX Futures by periodically reallocating the Reference Indices to maximize the expected results of the Index (subject to certain weighting rules as described in this Prospectus). The allocation uses a forward curve roll optimization algorithm subject to certain liquidity, cost and risk management constraints.

When the futures curve is in a general state of contango, the Enhanced Roll methodology uses futures contracts months that are further out on the futures curve, with the intention of minimizing the effects of negative roll yields. When the futures curve is in a general state of backwardation, the Index Methodology generally uses nearby futures contracts. This process is described below under the section “Description of the BNP Paribas Enhanced Volatility Strategy Index — The Enhanced Roll Process”.

The number of Reference Indices and the weight of each Reference Index comprising the Index Portfolio is adjusted on each Index Calculation Day by the Index Calculation Agent in accordance with the Index Methodology and the adjustment provisions set out in the Prospectus. On each Index Calculation Day, the weighting of the Reference Indices is determined in three steps. First, the weighting of the Reference Indices which, net of rebalancing costs and subject to the liquidity and risk management constraints, increases the Roll Yield of the Index Portfolio by the largest amount is determined. Second, the weighting of the Reference Indices which, under the average maturity, liquidity and risk management constraints, increases the Roll Yield of the Index Portfolio by the largest amount is determined. Third, from the two weightings determined in the first and second steps, the weighting of Reference Indices that increases the Roll Yield of the Index Portfolio by the largest amount net of rebalancing costs is selected. This weighting is based on historical results and volatility of the Reference Indices, and the process is described below under the section “Index Methodology — Allocation Methodology.”

The steps and calculations that govern the determination of the weighting for the Reference Indices and the subsequent rebalancings, and therefore, the results of the Index, were developed by the Index Sponsor. We refer to these steps and calculations as the “Index Methodology”. The Index Methodology is more fully described below under the section “Description of the BNP Paribas Enhanced Volatility Strategy Index.”

No assurance can be given that the Index Methodology will achieve its goals or that the Index results will surpass any alternative basket or strategy that might be constructed from the Reference Indices.

The Market Price of the Shares Should Track the Changes in the Level of the Index

The Shares are intended to provide investment results that generally correspond to the changes, positive or negative, in the level of the Index over time.

The market price of the Shares is expected to fluctuate in relation to changes in the value of the Fund Portfolio. The market price of the Shares may not be identical to the Net Asset Value per Share, but these two valuations are expected to be close.

The Fund Portfolio is traded with a view to tracking the Index over time, whether the Index is rising, falling or flat over any particular period. The Fund is not “managed” by traditional methods, which may typically involve effecting changes in the composition of the Fund Portfolio on the basis of discretionary or systematic judgments relating to economic, financial and market considerations with a view to obtaining positive results under various market conditions. To maintain the correspondence between the weightings of the Reference Indices comprising the Index, the Managing Owner adjusts the Fund Portfolio regularly to conform to periodic changes in the relative weighting of the Reference Indices.

The Commodity Broker

A variety of executing brokers will execute futures transactions on behalf of the Fund. Such executing brokers will give-up all such transactions to BNP Paribas Commodity Futures Inc., a Delaware corporation, which will serve as the Fund’s executing and clearing broker, which we refer to as the Commodity Broker. The Commodity Broker is an affiliate of the Managing Owner and is a BNP Affiliated Entity. In its capacity as executing and clearing broker, the Commodity Broker will execute and clear each of the Fund’s futures transactions and will perform certain administrative services for the Fund. The Commodity Broker is registered with the

SUMMARY (cont’d)

CFTC as a futures commission merchant and is a member of the NFA in such capacity.

The Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be approximately $7.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner expects that the brokerage commissions and fees may equal to approximately 0.35% of the Net Asset Value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator, Custodian, and Transfer Agent

The Managing Owner, on behalf of the Trust and the Fund, has appointed The Bank of New York Mellon as the administrator, which we refer to as the Administrator, of the Fund and has entered into a Fund Administration and Accounting Agreement, which we refer to as the Administration Agreement, in connection therewith. The Bank of New York Mellon will serve as custodian, which we refer to as the Custodian, of the Fund and has entered into a Global Custody Agreement, which we refer to as the Custody Agreement, in connection therewith. The Bank of New York Mellon will also serve as the transfer agent, which we refer to as the Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, N.Y. 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the Net Asset Value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement (as defined below) may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-4412. A list of the names of the parties that have executed a Participant Agreement as of the date of this Prospectus may be found in the section “Plan of Distribution.” A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, Net Asset Value calculations, accounting and other fund administrative services. The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

A summary of the material terms of the Administration Agreement is disclosed in the section “Material Contracts.”

The Administrator’s monthly fees are paid on behalf of the Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator will also receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid by the Authorized Participants and not by the Fund.

The Managing Owner on behalf of the Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

SUMMARY (cont’d)

The Marketing Agent

The Managing Owner, on behalf of the Trust and the Fund, has appointed [            ] , which we refer to as the Marketing Agent, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. The Marketing Agent will retain all marketing materials at [address; telephone number (            )             -            ].

The Marketing Agent will not open or maintain customer accounts or solicit, receive, execute, clear, settle or otherwise handle any orders to purchase or redeem Shares.

The Fund [will] enter into a Marketing Agent Agreement with the Marketing Agent.

A summary of the material terms of the Marketing Agreement is disclosed in the section “Material Contracts.”

The Managing Owner, out of the Management Fee, pays the Marketing Agent for performing its duties on behalf of the Fund.

“800” Number for Investors

Investors may contact the Marketing Agent toll-free in the U.S. at (800) [            ]-[            ].

Limitation of Liabilities

Although the Shares of only one Fund are being offered by this Prospectus, it is expected that additional series of Funds will offer Shares in the future.

Your investment in a Fund is part of the assets of that Fund, and it will therefore be subject to the risks of that Fund’s trading only. You cannot lose more than your investment in a Fund, and you will not be subject to the losses or liabilities of a Fund in which you have not invested. We have received an opinion of counsel that each Fund is entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act. Each Share, when purchased in accordance with the Trust Declaration, will, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of a particular Fund will be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or the assets of any other Fund, and, unless otherwise provided in the Trust Declaration, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof will be enforceable against the assets of such Fund.

The Offering

On [—], 2011, the Initial Purchaser, subject to certain conditions, agreed to purchase 600,000 Shares, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($1,000,000 per Basket), as described in the section “Plan of Distribution.” This price was determined arbitrarily inasmuch as the Shares have no inherent value prior to the commencement of the Fund’s operations.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets were created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a direct participant in the Depository Trust Company, a New York corporation, which we refer to as DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, which we refer to as the Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. The list of current Authorized Participants may be obtained from the Administrator.

Creation and Redemption of Shares

The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser. Baskets are created and redeemed continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create or redeem a Basket is accepted by the Fund. Baskets are created and redeemed at the Net Asset Value of 40,000 Shares as of the closing time of NYSE Arca or the CBOE, the exchange on which the VIX Futures are traded, whichever is later, on the date that a valid order to create or redeem a Basket is

SUMMARY (cont’d)

accepted by the Fund. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when each of NYSE Arca, the CBOE and banks in New York are required or permitted to be closed. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Fund may suspend the creation of Baskets if the Fund has reached speculative position or other limits with respect to the Fund’s holdings of VIX Futures, or other futures contracts, as applicable, on one or more Reference Indices and the Fund is unable to gain an exposure to the Reference Indices based upon Alternative Financial Instruments to the VIX Futures contracts on the Reference Indices.

See the section “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value, which we refer to as Net Asset Value, means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles.

See the section “Description of the Shares; Certain Material Terms of the Declaration of Trust — Net Asset Value” for more details.

Clearance and Settlement

The Shares are evidenced by a global certificate that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Interest Income

The proceeds of the offering will be deposited in cash in a segregated account in the name of the Fund at the Commodity Broker in accordance with CFTC investor protection and segregation requirements or with the Custodian.

The Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or the Custodian. In an attempt to increase interest income earned, the Managing Owner expects to invest non-margin assets in U.S. government securities (which include any security issued or guaranteed as to principal or interest by the U.S.), or any certificate of deposit for any of the foregoing, including U.S. Treasury bonds, U.S. Treasury bills and issues of agencies of the U.S. government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations as determined by the Custodian. The Fund may invest in money market funds. Because it is expected that the current holdings of the money market fund will likely earn an interest rate less than the fees charged by the money market fund, the Managing Owner expects that the Fund will earn 0.00% interest on any money market fund. See the section “Fees and Expenses” for more details.

SUMMARY (cont’d)

Fees and Expenses

Management Fee	The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 1.00% per annum of the daily Net Asset Value of the Fund. The Management Fee will be paid in consideration of the Managing Owner’s advisory services.

Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses

Expenses incurred in connection with organizing the Trust and the Fund and up to the initial offering of the Fund’s Shares upon commencement of its trading operations will be paid by the Managing Owner. Organization and initial offering expenses relating to the Trust and the Fund that are paid by the Managing Owner means those expenses incurred in connection with its formation, the qualification, registration and the anticipated offering of the Fund’s Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust and the Fund prior to commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Shares).

Upon and after commencement of trading operations (which will occur contemporaneously with the commencement of the offering of the Shares) and thereafter, the Fund will bear the costs of its continuous offering of Shares and continuous offering expenses. Continuous offering fees and expenses include those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares.

The Managing Owner expects that the continuous offering fees and expenses of the Fund will be approximately 0.01% per annum of the Fund’s Net Asset Value, although the actual amount of continuous offering fees and expenses in any year or any part of any year may be greater.

Brokerage Commissions and Fees	The Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be approximately $7.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner expects that the brokerage commissions and fees may equal to approximately 0.35% of the Net Asset Value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Fees and Expenses	The Fund will pay all of the routine operational, administrative and other ordinary fees and expenses of the Fund, including, but not limited to, computer services, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs. The Managing Owner will pay the fees and expenses of the Trustee, Administrator’s fees, Custodian fees, Transfer Agent fees and Marketing Agent fees. The Managing Owner expects that all of the routine operational, administrative and other ordinary fees and expenses of the Fund will be approximately 0.40% per annum of the Fund’s Net Asset Value. The Managing Owner has agreed to reimburse the Fund, from its Management Fee, the amount of routine operational, administrative and other ordinary fees and expenses (excluding those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares as provided under the sub-section “Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses”) in excess of 0.20% per annum of the Fund’s Net Asset Value. For the avoidance of doubt, the cap as described in the immediately preceding sentence excludes expenses incurred in connection with the continuous offering of Shares after the commencement of the Fund’s trading operations.

SUMMARY (cont’d)

Extraordinary Fees and Expenses	The Fund will pay all its extraordinary fees and expenses (as defined in the Declaration of Trust) generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general. Routine operational, administrative and other ordinary fees and expenses will not be deemed extraordinary expenses.

Payment of Management Fee and Brokerage Commissions and Fees From Interest Income, if any	Because it is expected that interest income, if any, will not be sufficient to cover the fees and expenses of the Fund, the excess of such fees and expenses over such interest income, if any, will be paid out of income from its trading, if any, or from sales of a portion of the Fund Portfolio. However, if interest income exceeded the fees and expenses of the Fund, the Management Fee and the brokerage commissions and fees of the Fund would be paid first out of interest income from the Fund Portfolio.

Selling Commission	Investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Break-Even Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares during the first twelve months of investment is 1.56% per annum of the Net Asset Value of the Fund, plus the amount of any commissions charged by the investor’s broker.

The Fund will be successful only if its annual returns from the Fund Portfolio exceed such fees and expenses of approximately 1.56% per annum. Because it is expected that the current holdings of the money market fund will likely earn an interest rate less than the fees charged by the money market fund, the Managing Owner expects that the Fund will earn 0.00% interest on any money market fund. Therefore, the Fund will be required to earn approximately 1.56% per annum, or $0.39 per annum per Share at $25.00 as the Net Asset Value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment.

Distributions

The Fund will make distributions at the discretion of the Managing Owner. In light of the currently low interest rate environment, the Managing Owner does not expect to make any distributions. To the extent that the actual and projected interest income from the Fund Portfolio exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to its capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The Fund’s fiscal year ends on December 31 of each year.

Financial Information

The Fund has only recently been organized and has no financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in the section “Material U.S. Federal Income Tax Considerations,” the Fund will be classified as a partnership for U.S. federal income tax purposes which is treated as a separate entity from any other series of the Trust for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each beneficial owner of Shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.

Additionally, please refer to the section “Material U. S. Federal Income Tax Considerations” below for information on the potential U.S.  federal income tax consequences of the purchase, ownership and disposition of Shares.

Breakeven Table

The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its Net Asset Value, other than brokerage commissions.

SUMMARY (cont’d)

Breakeven Table

	Per Share Dollar Amount and Percentage of Expenses of the Fund[1]
Expense	$	%
Management Fee[2]	$0.2500	1.00%
Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses[3]	$0.0025	0.01%
Brokerage Commissions and Fees[4]	$0.0875	0.35%
Routine Operational, Administrative and Other Ordinary Fees and Expenses[5,6]	$0.0500	0.20%
Interest Income[7]	$0.0000	0.00%
12-Month Breakeven[8,9]	$0.3900	1.56%

1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month-end Net Asset Value and is based on $25.00 as the Net Asset Value per Share. See the section “Charges” on page 80 for an explanation of the expenses included in the Breakeven Table.

2.	From the Management Fee, the Managing Owner is responsible for paying the fees and expenses of the Trustee, Administrator’s fees, Custodian fees, Transfer Agent fees, and Marketing Agent fees.

3.	Expenses incurred in connection with organizing the Trust and the Fund and up to the initial offering of the Fund’s Shares upon commencement of its trading operations will be paid by the Managing Owner. Organization and initial offering expenses relating to the Trust and the Fund that are paid by the Managing Owner means those expenses incurred in connection with its formation, the qualification, registration and the anticipated offering of the Fund’s Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust and the Fund prior to commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Shares).

Upon and after commencement of trading operations (which will occur contemporaneously with the commencement of the offering of the Shares) and thereafter, the Fund will bear the costs of its continuous offering of Shares and continuous offering expenses. Continuous offering fees and expenses include those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares.

The Managing Owner expects that the continuous offering fees and expenses of the Fund will be approximately 0.01% per annum of the Fund’s Net Asset Value, although the actual amount of continuous offering fees and expenses in any year or any part of any year may be greater.

4.	The actual amount of brokerage commissions and fees incurred will be affected by the trading frequency of the Fund and the specific instruments traded. Furthermore, the actual amount of brokerage commissions and fees incurred by the Fund may vary for a number of reasons, including, but not limited to, prevailing market conditions that may impact the composition of the Fund (i.e., the amount and the turnover of the Fund’s futures contracts linked to the Reference Indices may be traded more frequently to replicate changes in the levels of the Index) and may exceed the above estimate.

5.	The Fund will pay all of the routine operational, administrative and other ordinary fees and expenses of the Fund, including, but not limited to, computer services, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs. The Managing Owner will pay the fees and expenses of the Trustee, Administrator’s fees, Custodian fees, Transfer Agent fees and Marketing Agent fees. The Managing Owner expects that all of the routine operational, administrative and other ordinary fees and expenses of the Fund will be approximately 0.40% per annum of the Fund’s Net Asset Value. The Managing Owner has agreed to reimburse the Fund, from its Management Fee, the amount of routine operational, administrative and other ordinary fees and expenses (excluding those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares as provided under the sub-section “Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses”) in excess of 0.20% per annum of the Fund’s Net Asset Value. For the avoidance of doubt, the cap as described in the immediately preceding sentence excludes expenses incurred in connection with the continuous offering of Shares after the commencement of the Fund’s trading operations.

6.	In connection with orders to create and redeem Baskets, Authorized Participants pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

7.	The Fund may invest in money market funds. Because it is expected that the current holdings of the money market fund will likely earn an interest rate less than the fees charged by the money market fund, the Managing Owner expects that the Fund will earn 0.00% interest on any money market fund. If the current holdings of the money market fund were to earn an interest rate that exceeded the fees charged by the money market fund, then the Breakeven Table would be revised to reflect the actual interest rate earned by the Fund.

8.

The Fund is subject to (i) a Management Fee of 1.00% per annum of the daily Net Asset Value of the Fund, (ii) estimated brokerage commissions and fees of 0.35% per annum of the Net Asset Value of the Fund, (iii) continuous offering fees and expenses of approximately 0.01% per annum of the Net Asset Value of the Fund, and (iv) routine operational, administrative and other ordinary fees and expenses of up to 0.20% per annum of the Net Asset Value of the Fund. The Fund is subject to fees and expenses in the aggregate amount of approximately 1.56% per annum. The Fund will be successful only if its annual returns from the Fund Portfolio exceed approximately 1.56% per annum. Because it is expected that the current holdings of the money market fund will likely earn an interest rate less than the fees charged by the money market fund, the Managing Owner expects that the Fund will earn 0.00% interest on any money market fund. As a result, the Fund

SUMMARY (cont’d)

will be required to earn approximately 1.56% per annum, or $0.39 per annum per Share at $25.00 as the Net Asset Value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment.

9.	You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Reports to Shareholders

The Managing Owner will furnish Shareholders with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, annual audited financial statements certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

Shareholders also will be provided with appropriate information to permit Shareholders to file their U.S. federal and state income tax returns (on a timely basis) with respect to their Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com. The Fund will file periodic, quarterly and annual reports with the SEC. Shareholders can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

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ORGANIZATION CHART

BNP PARIBAS EXCHANGE TRADED TRUST

BNP PARIBAS ENHANCED VOLATILITY FUND

THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

Fund and Market Related Risks

(1)	The Value Of The Shares Relates Directly To The Market Price Of The VIX Futures Contracts And Other Assets Held By The Fund And Fluctuations In The Market Price Of These Assets Could Materially Adversely Affect An Investment In The Shares.

The Shares are designed to reflect the changes, positive or negative, in the level of the Index over time through the Fund Portfolio of VIX Futures, other futures contracts on the Reference Indices and, if applicable, Alternative Financial Instruments. The Net Asset Value of the Shares relates directly to the Net Asset Value of the Fund Portfolio.

(2)	Numerous Factors May Affect The Price Of The VIX Futures Comprising The Reference Indices, And In Turn, The Net Asset Value Of The Shares, And Ultimately The Market Price Of The Fund’s Shares.

The market price of the VIX Futures comprising the Reference Indices may fluctuate widely, and in turn, the value of the Alternative Financial Instruments (if any) may fluctuate accordingly. A number of factors may affect the market prices of the VIX Futures comprising the Reference Indices, including, but not limited to:

•

Prevailing market prices and forward volatility levels of the U.S. stock markets, the equity securities included in the S&P 500® Index, and prevailing market prices of options on the VIX Index, options on the VIX Index, related futures contracts on the VIX Index, or any other Alternative Financial Instruments related to the S&P 500® Index and the VIX Index;

•	Expectations among market participants that the value of securities included in the S&P 500® Index will soon change;

•

Expectations among market participants that the volatility as measured by the VIX Index will either increase or decrease, as applicable, which will then affect the value of the VIX Futures, and ultimately the value of your Shares;

•	Global and domestic supply and demand of each of the equity securities underlying the S&P 500® Index;

•	Supply and demand with respect to the VIX Futures;

•	Supply and demand in the listed and over-the-counter equity derivative markets;

•	Investment and trading activities of mutual funds, hedge funds and futures funds; and

•	Global or regional political, economic, geographic, ecological or financial events and situations.

(3)	The Fund’s Investments Are Indirectly Concentrated In Large-Cap U.S. Equities.

Because the VIX Index is calculated by reference to the prices of options on the securities comprising the S&P 500® Index, all of which are large-cap U.S. equity securities, the Fund will be subject to the implied volatility of large-cap U.S. equities only. As a result, the Fund will be non-diversified in that the Fund will not gain an exposure to the implied volatility of other types of equities (e.g., mid-cap equities, small-cap equities, foreign equities, etc.). This concentrated exposure to the implied volatility of large-cap U.S. equities only may result in greater volatility in the levels of the VIX Index, the Index and the value of the Shares than could be achieved through a diversified exposure to the implied volatility of the broader equity markets.

(4)	The Fund Is Subject To Issuer Risk.

The prices of the VIX Futures and the profitability of an investment in Shares depends upon the performance of individual companies comprising the S&P 500® Index. Any issuer may perform poorly, causing the value of its securities to decline. Poor performance may be caused by poor management decisions, competitive pressures, changes in technology, disruptions in supply, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors. Issuers may, in times of distress or on their own discretion, decide to reduce or eliminate dividends, which may also cause their stock prices to decline, which may negatively impact the S&P 500® Index. While historically the VIX Index has exhibited a negative correlation to the stock market and therefore negative news about equity securities has at times tended to have a favorable impact on the VIX Index, there can be no assurance that poor performance of an issuer in the S&P 500® Index will have a beneficial effect on VIX Futures or the VIX Index, and in turn, the Index. Any adverse effect on the value of the VIX Futures will adversely affect the value of your Shares.

(5)	The Fund Is Subject To Market Risk.

The Fund’s net asset value is based, in part, upon the changes in the value of the VIX Futures (and, when applicable, the Alternative Financial Instruments), which in turn, react to expectations regarding securities market movements. Historically, the equities markets have moved in cycles, and the value of the VIX Futures (and, when applicable, the Alternative Financial Instruments) may fluctuate significantly on a daily basis, which could adversely affect the net asset value of your Shares.

(6)	A Liquid Trading Market For Shares Of The Issuers Underlying The S&P 500® Index May Not Develop Or Exist, Which In Turn, May Adversely Affect The Value Of The Shares Of The Fund.

Although most of the shares of the issuers that comprise the S&P 500® Index, or Portfolio Securities, are listed on national securities exchanges and are widely held, the existence of a liquid trading market for certain of the Portfolio Securities may depend upon whether dealers will make a market in such Portfolio Securities.

There can be no assurance that a market will be made for any Portfolio Securities, that any market will be maintained or that any such market will be or remain liquid with respect to the Portfolio Securities. The price at which Portfolio Securities may be sold will be adversely affected if trading markets for Portfolio Securities are limited or absent. The absence of a liquid trading market for Portfolio Securities could lead to illiquidity in the markets for options on Portfolio Securities, which, in turn, could impact the calculation of the VIX Index, the price of VIX Futures, the levels of the Index, and in turn, the Fund. Because the value of the Alternative Financial Instruments are linked to the price of the VIX Futures, the absence of a liquid trading market for Portfolio Securities may similarly impact the value of the Alternative Financial Instruments.

(7)	Calculation Of The VIX Index May Not Be Possible Or Feasible Under Certain Events Or Circumstances. Such Interruption In The Index Calculation May Have An Adverse Effect On The Value Of Your Shares.

Calculation of the VIX Index may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Index Sponsor, which in turn may adversely impact both the Index and/or the VIX Futures (and the Alternative Financial Instruments), as applicable. Additionally, Index calculations may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of your Shares.

(8)	The VIX Index Is A Theoretical Calculation. In Turn, The VIX Futures Are Financially And Not Physically Settled. Therefore, The Value Of The VIX Futures May Not Be As Accurate As The Value Of Physically Settled Futures Contracts.

The VIX Index is a theoretical calculation and cannot be traded on a spot price basis. The settlement price of VIX Futures is based on this theoretically derived calculation. As a result, the behavior of the VIX Futures may be different from other futures contracts whose settlement price is based on a tradable asset. Therefore, the settlement price of the VIX Futures may not be as accurate as the settlement price of a physically based futures contract, and in turn, the value of your Shares may be adversely affected.

(9)	Your Shares Are Not Directly Linked To The VIX Index And The Value Of

Your Shares May Be Less Than It Would Have Been Had Your Shares Been Directly Linked To The VIX Index.

The value of your Shares will be linked to the value of the Index. The value of your Shares will not be directly linked to the value of the VIX Index, and your ability to benefit from any rise or fall in the level of the VIX Index will be indirect and limited. The VIX Index is based upon holding a rolling long position in the VIX Futures, which are linked to the changes in the VIX Index. These VIX Futures will not necessarily track changes in the value of the VIX Index. Furthermore, the performance of the Alternative Financial Instruments, if any, may not accurately reflect the value of the VIX Futures. Your Shares may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of either the VIX Futures or the Alternative Financial Instruments, if any, to rise in a commensurate amount, or at all. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your Shares, which are indirectly linked to the VIX Index.

(10)

The VIX Index Is A Measure Of Forward Volatility Of The S&P 500® Index And Your Shares Are Not Linked To The Options Used To Calculate The VIX Index, To The Actual Volatility Of The S&P 500® Index Or The Equity Securities Included In The S&P 500® Index, Nor Will The Return On Your Shares Be A Participation In The Actual Volatility Of The S&P 500® Index.

The VIX Index measures the 30-day forward volatility of the S&P 500® Index as calculated based on the prices of certain put and call options on the S&P 500® Index. The actual volatility of the S&P 500® Index may not conform to a level predicted by the VIX Index or to the prices of the put and call options included in the calculation of the VIX Index. The value of your Shares is based, in part, on the value of the VIX Futures underlying the VIX Index, which in turn are linked to the changes in the levels of the VIX Index. Additionally, the value of your Shares may be based in part on the value of the Alternative Financial Instruments, which are linked to the value of the VIX Futures. Your Shares are not linked to the realized volatility of the S&P 500® Index and will not reflect the return you would realize if you owned the equity securities underlying the S&P 500® Index or if you traded the put and call options used to calculate the level of the VIX Index.

(11)

The Policies Of S&P And The CBOE And Changes That Affect The Composition And Valuation Of The S&P 500® Index, The Index Or The VIX Index Could Adversely Affect The Net Asset Value And Market Value Of Your Shares.

The policies of S&P and the CBOE concerning the calculation of the level of the S&P 500® Index and the VIX Index, respectively, and any additions, deletions or substitutions of equity securities or options contracts and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the S&P 500® Index or the VIX Index, respectively, could affect the value of the S&P 500® Index, the VIX Index, the Index and, therefore, the net asset value and the market price of your Shares.

S&P may add, delete or substitute the equity securities underlying the S&P 500® Index or make other methodological changes that could change the level of the S&P 500® Index. A change of equity securities included in the S&P 500® Index may affect the S&P 500® Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Such a change may also adversely affect the value of the put and call options used to calculate the level of the VIX Index. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the S&P 500® Index. Any of these actions could adversely affect the value of the VIX Futures and/or the Alternative Financial Instruments, and in turn, your Shares. S&P has no obligation to consider your interests in calculating or revising the S&P 500® Index.

The CBOE may make methodological changes to the calculation of the VIX Index that could affect the value of VIX Futures, which are linked to the VIX Index and, consequently, the value of your Shares. There can be no assurance that the CBOE will not change the VIX Index calculation methodology in a way which may adversely affect the value of your Shares. Additionally, the CBOE may alter, discontinue or suspend calculation or dissemination of the VIX Index and/or the exercise settlement value. Any of these actions could adversely affect the value of the VIX Futures and/or the Alternative Financial Instruments, and in turn, your Shares. The CBOE has no obligation to consider your interests in calculating or revising the VIX Index or in calculating the exercise settlement value.

(12)	The Index And VIX Futures Have Limited Historical Information.

The Index tracked by the Fund was created in March 16, 2011 and the Index Sponsor has published limited closing levels information that covers a period prior to March 16, 2011. In addition, the VIX Futures have only traded freely since March 26, 2004, and not all futures of all relevant maturities have traded at all times since that date.

Because the Index and the VIX Futures are of recent origin and only a limited amount of historical data exists with respect to them, your investment in the Shares may involve a greater risk than investing in alternate securities linked to one or more indices with an established performance record. Although past performance is not indicative of future performance, a longer history of actual performance may, or may not be, helpful in providing additional information on which to assess the validity of the methodology that the Index makes use of as the basis for an investment decision.

(13)	A Change In The Ownership Of The VIX Index May Change The Determination, Valuation Methodology Or Any Other Aspect Of The VIX Index In A Manner That May Be Adverse To The VIX Index, And Ultimately, The Value Of Your Shares.

The VIX Index may be sold from time-to-time. Upon completion of a sale of the VIX Index, there can be no assurance that a new index sponsor will not change the determination, valuation methodology or any other aspect of the VIX Index in a manner that may be adverse to the VIX Index, and ultimately, the value of your Shares.

(14)	Cessation Of Publication Of The VIX Index May Materially And Adversely Affect The Activities Of The VIX Futures, And In Turn, The Managing Owner May Terminate The Fund.

The VIX Index is administered, calculated and published by the CBOE, which has the right to cease publication of such Index at its discretion at any time. If a replacement Index has been implemented, the Managing Owner may, nevertheless, determine that it may become inadvisable to invest in the VIX Futures because of the possible change in the underlying nature of the replacement Index. Furthermore, if the Managing Owner also determined that no adequate substitute to the VIX Futures exists, the Managing Owner may ultimately decide to liquidate the Fund.

(15)	The Level Of The VIX Index Has Historically Reverted To A Long-Term Mean Level And Is Subject To The Risk Associated With Reversion To Its Mean. Accordingly, Investors Should Not Expect The Value Of The Shares To Retain Any Appreciation In Value Over Extended Periods Of Time.

In the past, the level of the VIX Index has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. It is likely that the spot level of the VIX Index will continue to be constrained in the future. This means that the level of VIX Futures and the Index also likely will be constrained within a band and mean reverting over time. Unlike conventional stock-based indices and funds, it is not expected that the Index or the value of the Shares will generally rise over time. Rather the Index and the value of the Shares will rise and fall (or fall and rise) as volatility increases and decreases (or decreases and increases). For most investors this likely implies that the Shares should only be used as a short-term tactical tool or for diversification purposes rather than an investment in anticipation of long-term gains.

When economic uncertainty recedes and there is an associated decrease in expected volatility, the value of VIX Futures will likely also decrease and the potential upside of your investment in the Shares will correspondingly be limited as a result.

(16)	Net Asset Value Per Share May Not Always Correspond To The Market Price Per Share And, As A Result,

Baskets May Be Created Or Redeemed At A Net Asset Value Per Share That Differs From The Market Price Per Share.

The Net Asset Value per Share will change as fluctuations occur in the market value of the Fund Portfolio. Investors should be aware that the market price per Share may be different from the Net Asset Value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the market price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary market for Shares is closely related, but not identical to, the same forces influencing the prices of the VIX Futures comprising the Reference Indices trading individually or in the aggregate, at any point in time. Furthermore, any market forces that affect the prices of the VIX Futures comprising the Reference Indices may in turn also affect the Alternative Financial Instruments (if any) accordingly. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed, and in turn, the difference between the Net Asset Value per Share and the public market price per Share may either increase or decrease.

Authorized Participants or their customers may have an opportunity to realize a riskless profit if they can purchase a Basket at a discount to the public market price of the Shares or can redeem a Basket at a premium over the public market price of the Shares. The Managing Owner expects that the exploitation of these arbitrage opportunities by Authorized Participants and their customers will tend to cause the public market price per Share to track Net Asset Value per Share over time.

(17)	Non-Concurrent Trading Hours Between NYSE Arca, CBOE, (And, If Applicable, The Various Futures Exchanges) On Which The VIX Futures Comprising The Reference Indices (Or Any Substitute Futures Contracts, If Applicable) Are Traded May Impact The Value Of Your Investment.

The value of a Share may be influenced by non-concurrent trading hours between NYSE Arca and the futures exchange on which the VIX Futures comprising the Reference Indices are traded. While the Shares trade on NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Standard Time, the VIX Futures trade on the CBOE from 7:30 a.m. to 2:15 p.m. Eastern Time. The trading hours for the futures exchanges on which each of the Reference Indices trades may not necessarily coincide during all this time. As a result, during periods when NYSE Arca is open and the CBOE, on which VIX Futures are traded, is closed, liquidity in the VIX Futures will be reduced or extremely limited, thus trading spreads and the resulting premium or discount on the Shares may widen, increasing the difference between the market price of the Shares and the Net Asset Value of the Shares.

(18)	Certain Operations Of The Fund, Including The Creation Of Baskets, May Be Restricted By Regulatory And Exchange Position Limits, Position Accountability Levels And Other Rules And Could Result In Tracking Error Between Changes In The Net Asset Value Per Share And Changes In The Level Of The Index, Or Could Result In The Market Price Of The Shares Trading At A Premium Or Discount To The Net Asset Value Per Share.

CFTC and commodity exchange rules impose speculative position limits and position accountability levels on market participants, including the Fund, trading in certain futures contracts. Position limits prohibit any person from holding a position of more than a specific number of such futures contracts. The Dodd Frank Wall Street Reform and Consumer Protection Act, or the Reform Act, significantly expands the CFTC’s authority to impose position limits with respect to futures contracts, options on futures contracts, swaps that are economically equivalent to futures or options on futures, swaps that are traded on a regulated exchange and certain swaps that perform a significant price discovery function.

Under the rules of a futures exchange, an investor such as the Fund that holds a certain number of futures contracts may be required by the futures exchange to limit or decrease its holdings of such futures contracts pursuant to the futures exchange’s position accountability rules.

Although the VIX Futures are not currently subject to position limits, the VIX Futures are currently subject to position accountability rules.

Under the current rules of the CBOE, a person who owns or controls more than 15,000 net long or net short VIX Futures in the expiring contract months commencing on the Friday prior to the final settlement date of the expiring month would be subject to the CBOE’s accountability rules and may be required to:

•	refrain from establishing additional positions in the VIX Futures;

•	reduce any positions that exceed the 15,000 VIX Futures of the type described above; or

•	comply with any prospective levels or limits as prescribed by the CBOE.

Similar to the purposes of speculative position limits, position accountability rules are intended to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Subject to any relevant exemptions, traders, such as the Fund, may not exceed the number of VIX Futures that the Fund may hold under the position accountability rules, either individually, or in the aggregate with other persons with whom they are under common control or ownership. If the Managing Owner determines that the Fund’s trading may be approaching the maximum number of VIX Futures that may be held by the Fund under the position accountability rules, the Fund may reduce its trading in the VIX Futures or trade in other instruments that the Managing Owner determines comply with the rules and goals of the Index. Position accountability levels are subject to change by the relevant exchange.

The Fund is subject to position accountability levels and, consequently, the Fund’s ability to issue new Baskets or to reinvest income in additional VIX Futures may be limited to the extent that these activities would cause the Fund to exceed the position accountability level, unless the Fund trades alternative futures contracts or Alternative Financial Instruments, such as forward contracts, cleared swaps and swaps, in addition to and as a proxy for the VIX Futures. The position accountability levels and the use of alternative futures contracts or Alternative Financial Instruments in addition to or as a proxy for VIX Futures may affect the correlation between changes in the net asset value per Share and changes in the level of the Index, and the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value per Share.

It is possible that in the future, an exchange such as the CBOE may propose new rules with respect to position accountability for traders engaged in indexed-based trading, such as the trading engaged in by the Fund. Depending on the outcome of any future rulemaking, the rules concerning position accountability may be amended in a manner that is either detrimental or favorable to the Fund. For example, if the amended rules are detrimental to the Fund, the Fund’s ability to issue new Baskets, or its ability to reinvest income in additional VIX Futures, may be limited to the extent these activities would cause the Fund to exceed the applicable position accountability levels. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.

(19)	The Fund’s Performance May Not Always Replicate The Changes In The Levels Of The Index. As A Result, There Will Be Times When The Fund’s Performance Will Not Meet The Investment Expectations Of The Shareholders.

It is possible that the Fund’s performance may not fully replicate the changes in levels of the Index due to disruptions in the markets for the relevant VIX Futures comprising the Reference Indices, position accountability rules, the imposition of speculative position limits or any other related position limitations, as applicable (as discussed in the section “The Risks You Face — (18) Certain Operations Of The Fund, Including The Creation Of Baskets, May Be Restricted By Regulatory And Exchange Position Limits, Position Accountability Levels And Other Rules And Could Result In Tracking Error Between Changes In The Net Asset Value Per Share And Changes In The Level Of The Index, Or Could Result In The Market Price Of The Shares Trading At A Premium Or Discount To The Net Asset Value Per Share”), or due to other circumstances. As the Fund approaches or reaches position limits or any other related position limitations, as applicable, with respect to certain VIX Futures comprising the Index and the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to any VIX Futures that is a part of the Reference Index, the Fund may invest in a futures contract other than the specific VIX Futures that is a part of the Reference Index, or invest in one or more Alternative Financial Instruments (if any) referencing the particular VIX Futures, or in the alternative, invest in other Alternative Financial Instruments (if any) not based on the particular VIX Futures if, in the commercially reasonable judgment of the Managing Owner, such replacement instruments tend to exhibit trading prices or returns that generally correlate with the VIX Futures that is a part of the applicable Reference Index. By investing in alternative futures contracts or Alternative Financial Instruments (if any), the Fund may experience additional tracking error due to a change in the character of the instruments owned by the Fund, or by potentially increasing the frequency of required trading, which may increase brokerage commissions and may result in additional tracking error. In addition, the Fund is not able to replicate exactly the changes in levels of the Index because the total return generated by the Fund is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s trading activities, and increased by interest income, if any, from the Fund Portfolio. Tracking the Index requires trading of the Fund Portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(20)	The Fund Is Not Actively Managed And Will Seek To Track The Index During Periods In Which The Index Is Flat Or Declining As Well As When The Index Is Rising. Therefore, Investors Will Not Be Protected Against Adverse Movements In The Level Of The Index, Which In Turn, May Have A Significantly Adverse Impact On The Shares.

The Fund is not actively managed by traditional methods. For example, if the VIX Futures or the Alternative Financial Instruments (if any) owned by the Fund are trending in an adverse direction, the Fund will not close out the applicable futures positions or terminate the Alternative Financial Instruments (if any), except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the Net Asset Value of the Fund to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

(21)	NYSE Arca May Halt Trading In The Shares Which Would Adversely Impact Your Ability To Buy Or Sell Shares.

The Shares will be listed for trading on NYSE Arca under the market symbol “BNPV.” Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules, circuit breakers and procedures, for reasons that, in the view of NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if the Shares are delisted.

(22)	The Lack Of An Active Trading Market For The Shares May Result In Losses On Your Investment At The Time Of Disposition Of Your Shares.

Although we anticipate that the Shares will be listed and traded on NYSE Arca, there is no certainty that an active trading market for the Shares will develop or be maintained. A number of factors may prevent the development of an active trading market, including, but not limited to, Authorized Participants who elect not to participate actively due to the complexity of the Index, which may impede the development of a liquid market. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than the price that you would receive if an active market did exist.

(23)	The Affiliated Liquidity Provider May Act In A Manner That Ignores Or Disregards The Interests Of Shareholders.

The Affiliated Liquidity Provider (as defined below) has no obligation to provide liquidity to the Fund. The Affiliated Liquidity Provider may decide to cease its activities intra-day, for periods longer than one day or permanently and may act in a manner that ignores or disregards the interests of Shareholders. For example, as the amount of liquidity decreases, the Affiliated Liquidity Provider, any other affiliated liquidity provider or any other affiliate of the Managing Owner, may benefit from the potential increase in spreads between the bid and offering price for the Shares while Shareholders experience losses in the market price of their Shares.

(24)	The Liquidity Of The Shares Of The Fund May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To The Fund, Which Could Adversely Affect The Value Of Your Shares.

If one or more Authorized Participants (including the Authorized Participant which is an affiliate of the BNP Affiliated Entities) which have substantial interests in the Shares of the Fund were to withdraw from participation, the liquidity of the affected Shares may decrease, which may adversely affect the market price of your Shares or lead to tracking error between the market price per Share and the Net Asset Value per Share.

(25)	Shareholders That Are Not Authorized Participants May Only Purchase Or Sell Their Shares In Secondary Trading Markets, And The Conditions Associated With Trading In Secondary Markets May Adversely Affect Investors’ Investment In The Shares.

Only Authorized Participants may create or redeem Baskets at a price equal to the net asset value of a Basket. In addition to creating or redeeming Baskets directly with the Fund, Authorized Participants may also buy or sell Shares through the secondary market at market prices. In contrast, ordinary investors who are not Authorized Participants are limited to secondary market transactions at market prices. Because ordinary investors who are not Authorized Participants may not create or redeem Baskets, these investors do not have identical arbitrage opportunities that are available to Authorized Participants, and therefore, ordinary investors who are not Authorized Participants are subject to the state of the secondary market at the time of a transaction. Ordinary investors who are not Authorized Participants may be required to conduct a transaction on the secondary market when conditions are adverse to an investor’s interests, such as when the market price for Shares is lower than the net asset value per Share and the ordinary investor seeks to sell Shares.

(26)	The Shares Are A New Securities Product And Their Value Could Decrease If Unanticipated Operational Or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. To the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(27)	As The Managing Owner And Its Trading Principals Have No History Of Operating An Investment Vehicle Like The Trust, Their Experience May Be Inadequate Or Unsuitable To Manage The Fund.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and the Fund and has no history of past performance. The Managing Owner and its trading principals have not managed any other commodity pools of this type. Therefore there is no indication of their ability to manage investment vehicles such as the Trust or the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust or the Fund, the operations and performance of the Trust or the Fund may be adversely affected.

(28)	The Fund Has No Past Performance And There Are Limited Index Results On Which To Rely On In Deciding Whether To Buy Shares. Therefore, You Will Have To Make Your Decision To Invest In The Fund On The Basis Of Limited Information.

The Fund has not commenced trading and does not have a performance history upon which to evaluate your investment in the Fund. Although past performance is not necessarily indicative of future results, if the Fund had a performance history, such performance history may (or may not) provide you with more information on which to evaluate an investment in the Fund. Likewise, the Index has a limited history which might (or might not) be indicative of the future Index results, or of the future performance of the Fund. Therefore, you will have to make your decision to invest in the Fund on the basis of limited information.

(29)	Price Volatility May Possibly Cause The Total Loss Of Your Investment.

Futures contracts and Alternative Financial Instruments (if any) have a high degree of price variability and are subject to occasional rapid and substantial changes. The VIX Index and VIX Futures have experienced high volatility in the past and are expected to experience high volatility in the future. Because the Index is comprised of VIX Futures, the Index, and by extension, your Shares, may be subject to greater volatility than investments in traditional securities. Consequently, you could lose all or substantially all of your investment in Shares.

(30)	Fees And Commissions Are Charged Regardless Of Profitability And May Result In Depletion Of Assets.

Investors in the Fund will pay fees and expenses in the aggregate amount of approximately 1.56% per annum as described herein. Additionally, investors are expected to be charged a customary commission by their brokers in connection with purchases or sales, which will vary from investor to investor.

Consequently, depending upon the interest rate environment, the expenses of the Fund could, over time, result in losses to your investment. You may never achieve profits, significant or otherwise.

(31)	The Fund May Terminate Because The Managing Owner May Be Unwilling Or Unable To Continue To Service The Fund Or Owners May Vote To Terminate The Fund, Each Of Which May Adversely Affect The Value Of Your Portfolio.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. The Managing Owner may withdraw from the Fund (for any reason or no reason at all) upon 120 days’ notice, which would cause the Fund to terminate unless a substitute managing owner were obtained. If the Managing Owner discontinues its activities on behalf of the Fund and a substitute managing owner has not been appointed, the Fund will terminate and your investment in Shares will be terminated at a time that is not of your choosing, and may adversely affect the value of your portfolio.

Owners of 50% of the Shares have the power to terminate the Fund. If it is so exercised, investors who may wish to continue to gain an exposure to the Index through the vehicle of the Fund will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See the section “Description Of The Shares; Certain Material Terms Of The Declaration Of Trust — Termination Events” for a summary of termination events. These detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or any other CFTC registered service provider were revoked or suspended, such entity would no longer be able to provide services to the Fund.

(32)	Potentially Illiquid Markets, Disruption Of Market Trading, And Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of The Fund And, In Turn, The Value Of Your Shares.

The futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, regulatory certainty, the participation of speculators, government intervention and exchange regulation.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. The large size of the positions which the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate while increasing the losses incurred while trying to do so.

In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at disadvantageous times or prices.

Although the VIX Futures are not currently subject to “daily price fluctuation limits,” the CBOE may impose such “daily price fluctuation limits” in the future. However, the VIX Futures are currently subject to “circuit breaker” halts. If the New York Stock Exchange becomes subject to a market wide trading halt commonly known as a circuit breaker, trading in the VIX Futures will also halt.

Furthermore, the above distortions and/or disruptions may cause the Fund to liquidate certain of its holdings of money market funds or U.S. Treasury bills, as applicable, in order to generate sufficient cash to meet margin requirements or close positions at inopportune times.

Market illiquidity and price limits may cause losses for the Fund, and in turn, adversely affect the market price of your Shares.

(33)	The Net Asset Value Of Your Shares May Be Adversely Affected By Redemption Orders That Are Subject To Suspension, Postponement Or Rejection Under Certain Circumstances.

The Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of the Fund. In addition, the Managing Owner, on behalf of the Fund, will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of the Managing Owner’s counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the Net Asset Value of the Fund declines during the period of delay. The Fund and the Managing Owner disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(34)	Because Futures Contracts And Other Derivatives Have No Intrinsic Value, The Positive Performance Of Your Investment Is Wholly Dependent Upon An Equal And Offsetting Loss. Therefore, Overall Stocks And Bond Prices Could Rise Significantly, And The Economy As A Whole Prosper, While Shares Trade Unprofitably.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares trade unprofitably.

(35)	Failure Of The Index To Exhibit Negative Correlation To General Financial Markets Will Reduce Benefits Of Diversification And May Increase Losses To Your Portfolio.

Historically, the Index’s returns have tended to exhibit negative correlation with the returns of equity markets. Although VIX Futures trading may potentially provide a diversification benefit to investor portfolios because of its low to negative correlation with equity markets, the fact that the Index is not 100% negatively correlated with the equity markets means that the Shares cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. If the levels of the Index change, and in turn, the Shares perform in a manner that correlates with the general equity or financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and as a result an investment in the Shares may produce no gains to offset your losses from other investments.

(36)	Various Actual And Potential Conflicts Of Interest May Be Detrimental To Shareholders.

The Fund will be subject to actual and potential conflicts of interest involving each of the BNP Affiliated Entities. The Managing Owner and its principals, officers and directors, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Fund may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

(37)	Failure Of The Commodity Broker To Segregate Assets May Increase Losses; Despite Segregation Of Assets, The Fund Remains At Risk Of Significant Losses Because The Fund May Only Receive A Pro-Rata Share Of The Assets Or No Assets At All.

The CEAct requires the Commodity Broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Fund might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, the Fund could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts or the Fund may not recover any assets at all, even though certain property specifically traceable to the

Fund was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under the section “The Commodity Broker.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through the Commodity Broker as margin with the exchange or clearing house, a loss of any unrealized profits on its open positions on the exchange, and the loss of profits on its closed positions on the exchange.

(38)	Failure Of The Fund’s Investment In Money Market Funds May Result In Losses To The Fund.

Money market funds held by the Fund may lose value and/or become illiquid. Money market funds are not principal protected investments. If the assets underlying the money market fund decline in value, become illiquid or worthless, the Fund’s holdings in such a money market fund should decline accordingly. Money market funds are subject to manager risk, which is the chance that poor selection of investments will cause the money market fund to underperform. If a large number of investors who owned the same money market fund as the Fund were to redeem simultaneously, the money market fund may be forced to sell its underlying assets prematurely, which may further decrease the value of the Fund’s holdings in the affected money market fund.

(39)	You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Trust And The Fund.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust and the Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

(40)	Shareholders Do Not Have Certain Rights And Protections Enjoyed By Investors In Certain Other Vehicles, Such As Corporations.

As beneficial interests in separate series of a Delaware statutory trust, the Shares do not provide Shareholders with all of the statutory rights normally associated with the ownership of shares of a corporation. In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular distributions, although the Fund may pay distributions in the discretion of the Managing Owner). Therefore, an investment in Shares does not provide certain rights and protections offered by an investment in certain other investment vehicles, such as corporations.

(41)	An Investment In The Shares May Be Adversely Affected By Competition From Other Methods Of Gaining Exposure to Forward Implied Equity Market Volatility.

The Fund constitutes a relatively new, and thus initially untested, type of investment vehicle. It competes with other financial vehicles, including other commodity pools, hedge funds, and other instruments offered by other managers or issuers, such as notes or other forms of debt that are linked to the returns from the volatility of the S&P 500® Index. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such VIX futures contracts directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

(42)	Competing Claims Over Ownership Of Intellectual Property Rights Related To The Fund Could Adversely Affect The Fund And An Investment In The Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund.

(43)	“Backwardation” Or “Contango” In The Market Prices Of The VIX Futures Contracts Comprising The Reference Indices Will Affect The Index, The Net Asset Value, And In Turn, The Market Price Of Your Shares.

As the futures contracts that underlie the Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2011 may specify an October 2011 expiration. If the Fund is long on this futures contract and as this contract nears expiration, it may be replaced by selling the October 2011 contract and purchasing the contract expiring in December 2011. This process is referred to as “rolling.” Backwardation occurs when the prices of VIX Futures are higher for contracts with shorter-term expirations than for contracts with longer-term expirations. In these circumstances, absent other factors, the sale of the October 2011 contract would take place at a price that is higher than the price at which the December 2011 contract is purchased, thereby creating a gain in connection with rolling. Backwardation will likely not exist at all times. The absence of backwardation will cause the closing levels of the Index to be lower than the closing levels of the Index if backwardation existed. Because the performance of the Fund seeks to reflect the changes in the closing levels of the Index, the absence of backwardation may ultimately decrease the net asset value of the Shares, and in turn, the market price of your Shares.

Conversely, contango occurs when the prices of futures contracts are higher for contracts with longer-term expirations than for contracts with shorter-term expirations. Contango will likely not exist at all times. The existence of contango will cause the closing levels of the Index to be lower than the closing levels of the Index if contango was absent. Because the performance of the Fund seeks to reflect the changes in the closing levels of the Index, the existence of contango may ultimately decrease the net asset value of the Shares, and in turn, the market price of your Shares.

Although the Enhanced Roll Methodology of the Index seeks to minimize the potential roll losses due to contango and seeks to maximize the potential roll benefits due to backwardation, there can be no assurance that these outcomes will occur.

(44)	The Value Of The Shares Will Be Adversely Affected If The Fund Is Required To Indemnify The Trustee Or The Managing Owner.

Under the Amended and Restated Declaration of Trust, which we refer to as the Declaration of Trust, the Trustee has the right to be indemnified for any liability or expense it incurs without its gross negligence or willful misconduct and the Managing Owner has the right to be indemnified for any liability or expense it incurs without its fraud, gross negligence, bad faith, willful misconduct or without breaching the Declaration of Trust by the Managing Owner. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the Net Asset Value of the Fund and the market price of the Shares.

(45)	The Net Asset Value Calculation Of The Fund, And In Turn, The Net Asset Value Of Your Shares, May Be Overstated Or Understated Due To The Valuation Method Employed When A Settlement Price Is Not Available On The Date Of Net Asset Value Calculation.

Calculating the Net Asset Value of the Fund includes, in part, any unrealized profits or losses on open VIX Futures. Under normal circumstances, the Net Asset Value of the Fund reflects the settlement price of open VIX Futures on the date when the Net Asset Value is being calculated. However, if a VIX Futures traded on an exchange (both U.S. and, as applicable, non-U.S. exchanges) could not be traded on such day (due to any rules of the exchange upon which that position is traded or otherwise), the settlement price on the most recent day on which the position could have been traded will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the Net Asset Value of the Fund on such day will not accurately reflect the realizable market value of such VIX Futures and the resulting calculation of the Net Asset Value of the Fund could be under or overstated, perhaps to a significant degree.

The Fund’s VIX Futures may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons.

(46)	The Intra-day Indicative Value Of The Shares And The Intra-day Indicative Value Of The Index May Be Overstated Or Understated Due To The Valuation Method Employed.

The intra-day indicative value of the Shares is based on the prior day’s final Net Asset Value per Share, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Fund’s futures contracts to provide a continuously updated estimated intra-day indicative value per Share. Because this valuation method only provides an approximation of the intra-day indicative value of the Shares, the estimated intra-day indicative value of the Shares may be either higher or lower than the market price of the Shares on NYSE Arca. The calculation of the Fund’s intra-day indicative value does not reflect the intra-day changes that occur with respect to the futures contracts owned by the Fund.

The intra-day indicative value of the Index is based on the prior day’s closing level, adjusted every 15 seconds throughout the day to reflect the continuous changes in the closing levels of the Index to provide a continuously updated estimated closing level of the Index. The Index Sponsor will calculate the intra-day indicative value of the Index based on the last trading price of certain futures contracts and these trading prices may not be the most updated values. Because this valuation method only provides an approximation of the intra-day indicative value of the Index, the estimated intra-day indicative value of the Index as calculated by the Index Sponsor may be either higher or lower than if the intra-day indicative value of the Index were calculated using a valuation methodology that closer approximated the current value of the relevant futures contracts.

If either of these occur, certain investors may inadvertently decide to either buy or sell Shares on NYSE Arca at a time which would not have been optimal. Therefore, the timing of your transaction may have prevented you from maximizing your potential profit or minimizing your potential loss.

(47)	The Strategy Underlying The Index May Not Be Successful.

The Index Methodology systematically adjusts the Index’s exposure to the Reference Indices in an effort to maximize the potential results of the Index. No assurance can be given that the Index Methodology will achieve its goals or that the Index will outperform any alternative basket or strategy that might be constructed from the Reference Indices

(48)	Changes In The Value Of The Reference Indices May Offset Each Other.

The performance of the Shares is linked to the aggregate changes in the closing levels of the Reference Indices. Price movements between the Reference Indices representing different VIX Futures expirations may not correlate with each other. At a time when the value of a Reference Index representing a particular VIX Futures expiration increases, the value of other Reference Indices representing different VIX Futures expirations may not increase as much or may decline. Therefore, in calculating the closing level of the Index, increases in the value of some of the Reference Indices may be moderated by lesser increases, or more than offset by declines in the closing levels of other Reference Indices.

(49)	Shareholders Have No Rights Against The Index Sponsor For Decisions That May Negatively Affect The Existence Of The Index Or The Index Level.

You have no rights against the Index Sponsor or its successors.

The Shares are not sponsored, endorsed, sold or promoted by the Index Sponsor. The Index Sponsor makes no representation or warranty, express or implied, to the Shareholders or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the Index, including, without limitation, all Reference Indices, to track the appropriate market returns. The Index is determined and composed by the Index Sponsor and calculated by the Index Sponsor or its agents without regard to the Managing Owner and the Fund. The Index Sponsor has no obligation to take the needs of the Managing Owner, the Fund or the Shareholders into consideration in determining, composing or calculating the Index.

The Index Sponsor is not responsible for and has not participated in the determination of the prices and the number of Shares or the timing of the issuance of sale of Shares or in the determination or calculation of the net asset value of a Basket. The Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Shares.

The Index Sponsor does not guarantee the accuracy or the completeness of the Index or any data included therein, and the Index Sponsor disclaims any and all liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to the results to be obtained by the Fund, the Shareholders or any other person or entity from use of the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, the Index Sponsor expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

(50)	Shareholders Have No Rights Against The Publishers Or Sponsors Of The Index.

Although the market price of the Shares will be influenced by the values of the Index, investors will have no rights against any of the publishers or sponsors of the futures contracts underlying the Index. The publishers or sponsors of the futures contracts underlying the Index are not involved in the offering of the Shares in any way and have no obligation relating to this offering or to the Shareholders.

(51)	The Index Sponsor And Its Affiliates May Publish Research That Conflicts With Each Other And Which May Negatively Impact The Value Of The Fund And Your Shares.

The Index Sponsor and its affiliates may publish research from time-to-time on equity markets and other matters that may influence the market price of the Shares, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Shares. The Index Sponsor and its affiliates may have published or may publish in the future research or other opinions that call into question the investment view implicit in an investment in the Shares. Any research, opinions or recommendations expressed by these entities may not be consistent with each other and may be modified from time-to-time without notice. Shareholders should make their own independent investigation of the merits of investing in the Shares.

(52)	Changes In The Index May Adversely Affect Your Shares.

The Index Sponsor may modify the composition of the Reference Indices and the weighting of the Reference Indices in an attempt to improve the Index. Such changes could adversely affect the value of your Shares.

(53)	The Index May In The Future Include Contracts That Are Not Traded On Regulated Futures Exchanges And That Offer Different Or Diminished Protections To Investors.

The Index is comprised exclusively of futures contracts traded on regulated futures exchanges. Such exchanges in the United States are referred to as “designated contract markets.” However, the Index may in the future include contracts (such as swaps and forward contracts) traded in the over-the-counter market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the CEAct or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, a number of electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the possible inclusion of such contracts in the Index may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

(54)	The Investment Strategy Used To Construct The Index Involves Rebalancing And Weighting Limitations That Are Applied To The Reference Indices, Which May Limit
The Potential Results Of The Index, And In Turn, The Potential Value Of Your Shares.

The Reference Indices are subject to rebalancing, minimum and maximum weighting limits. By contrast, a synthetic portfolio that does not rebalance and is not subject to any weighting limits may potentially experience greater compounded gains over time through exposure to a consistently and rapidly appreciating portfolio consisting of the Reference Indices. Therefore, the investment strategy of the Index may constrain the potential results of the Index, and in turn, decrease the potential value of your Shares.

(55)	The Results Of The Index May Be Lower Than The Results Of An Index Based Upon Different Combinations Of The Reference Indices.

The closing levels of the Index depend on the results of the underlying Reference Indices, as determined by the Index Methodology. There can be no assurance that the combination of Reference Indices resulting from the application of the Index Methodology will actually produce higher closing levels than different combinations, methodologies, or strategies.

(56)	Because The Reference Indices May Not Be Equally Weighted, The Reference Indices With Greater Weight Will Have A Larger Impact On The Aggregate Results Of The Index, And May Increase The Potential Losses To Your Shares.

The Reference Indices may have different weights at various times. One consequence of such an unequal weighting of the Reference Indices is that the same percentage change in two of the Reference Indices may have different effects on the Index level due to the unequal weightings. Therefore, as the weighting of a Reference Index increases, a decrease in the value of such a Reference Index would further decrease the level of the Index, and in turn, the market price of your Shares.

(57)	Because The Index Is Comprised Of Long-Only Futures Contracts, The Levels Of The Index Will Fall If The

Market Price Of The VIX Futures Comprising The Reference Indices Falls.

A long position is a position that will increase in market price if the price of the VIX Futures comprising the Reference Indices, in the aggregate, are rising during the period when the position is open. A short position is a position that will increase in market price if the price of the VIX Futures comprising the Reference Indices, in the aggregate, are falling during the period when the position is open. Because the Index is comprised of long-only futures contracts, the levels of the Index will fall if the market price of the VIX Futures comprising the Reference Indices falls. Furthermore, because the Index is not comprised of any short futures contracts, the Index will not benefit from a decrease in the price of the VIX Futures comprising the Reference Indices.

Fund and Regulatory Related Risks

(58)	Shareholders Will Not Have The Protections Associated With Ownership Of Shares In An Investment Company Registered Under The Investment Company Act Of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements.

The Fund is not registered as an investment company under the Investment Company Act of 1940, and it is not required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to investors in registered and regulated investment companies, such as, for example, the requirement that investment companies must have a board of directors comprised of disinterested directors which oversees the registered fund’s activities with respect to entering into advisory contracts and other agreements and the requirement that investment companies must establish policies and procedures that address various conflicts of interest. Furthermore, the Investment Company Act of 1940 imposes a number of investment restrictions and diversification requirements, prohibitions against certain transactions with affiliates, and regulates a number of additional areas. Investors in Shares will not have the benefit of any of these protections.

(59)	Alternative Financial Instruments (If Any), Such As Forward Agreements And Swaps Are Not Regulated And Are Subject To The Risk Of Counterparty Non-Performance Resulting In The Fund Not Realizing A Trading Gain.

The Managing Owner may determine that the Fund may enter into one or more Alternative Financial Instruments (if any) through a dealer market which is dominated by major money center banks and is substantially unregulated. Thus, you do not receive the same protection as provided to futures traders in U.S. markets by the CFTC, regulatory scheme or the statutory scheme of the CEAct. Although the Managing Owner does not expect the Fund to have a significant exposure to Alternative Financial Instruments, the Declaration of Trust does not limit the amount of funds that the Fund may invest in Alternative Financial Instruments. Therefore, as the amount of funds invested in Alternative Financial Instruments increases, the risks highlighted in this risk factor increase correspondingly.

Markets in which the Fund may effect a transaction in one or more Alternative Financial Instruments are in the “over-the-counter” unregulated private markets. The participants and dealers in such markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of the exchange-based markets. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a credit or liquidity problem or a dispute over the terms of the contract (whether or not bona fide), thus causing the Fund to suffer a loss. Such counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or in instances where the Fund has concentrated its transactions with a single or small group of counterparties. Recent events surrounding the bankruptcies or similar proceedings of various counterparties and dealers have demonstrated certain risks of the Fund engaging in these “over-the-counter” transactions in unregulated private markets. Therefore, the Fund faces the risk of non-performance by the counterparties to the Alternative Financial Instruments and such non-performance may cause some or all of the Fund’s gain, if any, on its Alternative Financial Instruments to be unrealized.

The Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and the Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

The Alternative Financial Instruments have terms that make them less marketable than the VIX Futures comprising the Reference Indices. Alternative Financial Instruments are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.

(60)	The Effect Of Market Disruptions, Governmental Intervention And The Reform Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.

The global financial markets have in the past few years gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action — these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants, including, if applicable, the Fund. Market disruptions may from time to time cause dramatic losses for the Fund, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

In response to the recent financial crises, the Obama Administration and the U.S. Congress proposed sweeping reform of the U.S. financial regulatory system. After over a year of debate, the Reform Act became law in July 2010. The Reform Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. Because many provisions of the Reform Act require rulemaking by the applicable regulators before becoming fully effective and the Reform Act mandates multiple agency reports and studies (which could result in additional legislative or regulatory action), it is difficult to predict the impact of the Reform Act on the Fund, the Managing Owner, and the markets in which the Fund trades and invests. The Reform Act could result in certain investment strategies in which the Fund engages or may have otherwise engaged becoming non-viable or non-economic to implement. The Reform Act and regulations adopted pursuant to the Reform Act could have a material adverse impact on the profit potential of a Fund. See also “The Risks You Face – (61) The Effects Of New Regulation Of The Over-The-Counter Derivatives Markets Is Unknown And May Have A Detrimental Effect On The Value Of Your Shares” below.

(61)	The Effects Of New Regulation Of The Over-The-Counter Derivatives Markets Is Unknown And May Have A Detrimental Effect On The Value Of Your Shares.

The Reform Act was enacted in July 2010. The Reform Act includes provisions that comprehensively regulate the over-the-counter, or OTC, derivatives markets for the first time.

The Reform Act will mandate that a substantial portion of OTC derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible SEC- or CFTC-mandated margin requirements. The regulators also have broad discretion to impose margin requirements on non-cleared OTC derivatives and new requirements will apply to the holding of customer collateral by OTC derivatives dealers. These requirements may increase the amount of collateral the Fund is required to provide and the costs associated with providing it with respect to its investments in Alternative Financial Instruments (if any). Although the Reform Act includes limited exemptions from the clearing and margin requirements for so-called “end-users,” the Fund does not expect to be able to rely on such exemptions. In addition, the OTC derivative dealers with which the Fund executes the majority of its Alternative Financial Instruments (if any) will not be able to rely on the end-user exemptions under the Reform Act and therefore such dealers will be subject to clearing and margin requirements irrespective of whether the Fund is subject to such requirements. OTC derivative dealers also will be required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as is currently permitted. This will increase the OTC derivative dealers’ costs, and these increased costs are expected to be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

The SEC and/or CFTC, as applicable, may also require a substantial portion of derivative transactions that are currently executed on a bi-lateral basis in the OTC markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Such requirements may make it more difficult and costly for investment funds, including the Fund, to enter into highly tailored or customized transactions. They may also render investment in Alternative Financial Instruments (if any) in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement.

OTC derivative dealers and major OTC derivatives market participants will be required to register with the SEC and/or CFTC. The Fund or the Managing Owner may be required to register as major participants in the OTC derivatives markets. Dealers and major participants will be subject to minimum capital and margin requirements. These requirements may apply irrespective of whether the OTC derivatives in question are exchange-traded or cleared. OTC derivatives dealers will also be subject to new business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements may further increase the overall costs for OTC derivative dealers, which costs are also likely to be passed along to market participants. The overall impact of the Reform Act on the Fund is highly uncertain and it is unclear how the OTC derivatives markets will adapt to this new regulatory regime.

(62)	Although The Shares Are Limited Liability Investments, Certain Circumstances Such As Bankruptcy Of The Fund Or Indemnification Of The Fund By The Shareholders Will Increase A Shareholder’s Liability.

The Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Amended and Restated Declaration of Trust and Trust Agreement, which we refer to as the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures pool, Shareholders agree in the Declaration of Trust that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by any state, local or foreign taxing authority in which such shareholders reside.

Fund and Tax Related Risks

(63)	Shareholders Will Be Subject To Taxation On Their Allocable Shares Of The Fund’s Taxable Income, Whether Or Not They Receive Cash Distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable shares of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their shares of the Fund’s taxable income or even the tax liability that results from such income.

(64)	Items Of Income, Gain, Loss And Deduction With Respect To Shares Could Be Reallocated If The IRS Does Not Accept The Assumptions Or Conventions Used By The Fund In Allocating Such Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interests in such tax items, but these assumptions and conventions may not be considered to be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, loss or deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.

(65)	The Current Treatment Of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed Or Repealed In The Future, And In Turn, May Adversely Affect The Value Of Your Shares.

Under current law, long-term capital gains are taxed to non-corporate investors at reduced U.S. federal income tax rates. This tax treatment may be adversely affected, changed or repealed by future changes in, or the expiration of, tax laws at any time.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

CAUTIONARY NOTE REGARDING

FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in the Summary section, in the section “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

INVESTMENT OBJECTIVE

General

The Fund will seek to track changes, whether positive or negative, in the level of the BNP Paribas Enhanced Volatility Strategy Index, which we refer to as the Index, over time. The Shares are designed for investors who want a convenient way to gain a long exposure to forward implied equity market volatility of the S&P 500® Index.

Considerations relating to an investment in the Shares include:

•

Roll Optimization. The Index is an excess return index comprised of VIX Futures that are replaced periodically. The process of periodically replacing a futures contract prior to its expiration is known as “rolling” a contract or position. The Fund utilizes an enhanced daily futures contract rolling strategy, to determine the new futures contract months. This is designed to maximize yield from rolling long futures contracts in backwardated markets and minimize roll loss from rolling long futures positions in contangoed markets.

•

Ease and Flexibility of Investment. The Shares will trade on NYSE Arca and provide investors with indirect exposure to VIX Futures. The Shares may be bought and sold throughout the business day at real-time market prices on NYSE Arca like other exchange-listed securities. Investors will be able to purchase and sell Shares through traditional brokerage accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit negative correlation with equities markets.

•

Volatility Access. The Shares provide a more direct exposure to forward implied equity market volatility than mutual funds that invest in volatility-linked notes or non-exchange traded volatility instruments, which also have implicit imbedded costs and credit risk, potentially adversely impacting the net asset value of the respective mutual fund.

•	Margin. Shares will be eligible for margin accounts.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The Index

The Fund will trade exchange-traded VIX Futures on the Reference Indices, with a view to tracking the Index over time. In addition to exchange-traded VIX Futures, the Fund’s portfolio may include cash, Alternative Financial Instruments (if any), money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities, which we refer to as the Fund Portfolio.

The Index aims to provide long exposure to the forward implied volatility of the S&P 500® Index through an optimized allocation to VIX Futures based on the VIX Index. The Fund intends to obtain exposure to the Index by investing in VIX Futures.

The Index Portfolio, denominated in USD, is made up of long positions in up to 7 underlying volatility indices, each a Reference Index and together the Reference Indices, which are comprised of long positions in VIX Futures as listed in Table 1 in the section “Description of the BNP Paribas Enhanced Volatility Strategy Index — Composition of the Index.” The holding of long positions involves establishing VIX futures positions, which means that the investor’s portfolio will benefit if the prices of such VIX Futures rise and will be negatively affected if the prices of VIX Futures decline.

The Index Portfolio is a synthetic portfolio or basket of Reference Indices because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.

Each Reference Index is an excess return volatility index comprised of VIX Futures that are replaced periodically. The process of periodically replacing a futures contract prior to its expiration is known as “rolling” a contract or position. An index that includes an assumed return on a hypothetical portfolio of 3-month Treasury bills or any other risk free component is known as a “total return” index. An “excess return” index excludes returns on a hypothetical portfolio of 3-month Treasury bills or any other risk free component.

The Index Methodology is designed to maximize yield from rolling long futures contracts in backwardated markets and minimize roll loss from rolling long futures positions in contangoed markets. A “backwardated” market means a market in which the prices of certain futures contracts are higher for contracts with shorter-term expirations than for contracts with longer-term expirations. A “contangoed” market means a market in which the prices of certain futures contracts are lower for contracts with shorter-term expirations than for contracts with longer-term expirations.

The BNP Affiliated Entities are affiliates of the Trust and the Fund.

Under the Declaration of Trust, the Managing Owner has the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee will have no duty to supervise or monitor the performance of the Managing Owner, nor will the

Trustee have any liability for the acts or omissions of the Managing Owner.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to any VIX Futures that is a part of the Reference Index, the Fund may:

•	invest in a futures contract other than the specific VIX Futures that is a part of the Reference Index, or

•	invest in an Alternative Financial Instrument (as defined below) referencing the particular VIX Futures, or

•	in the alternative, invest in other Alternative Financial Instruments (if any) not based on the particular VIX Futures if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices or returns that generally correlate with the VIX Futures that is a part of the applicable Reference Index. If the Fund invests in alternative forward agreements, cleared swaps or swaps that will serve as proxies to one or more of the VIX Futures, we will refer to these instruments as the Alternative Financial Instruments. Investing in Alternative Financial Instruments (if any) exposes the Fund to counterparty risk, or the risk that an Alternative Financial Instrument counterparty will default on its obligations under the Alternative Financial Instrument. The Declaration of Trust does not limit the amount of funds that the Fund may invest in Alternative Financial Instruments.

PRICING INFORMATION AVAILABLE ON NYSE ARCA AND OTHER SOURCES

The following table lists NYSE Arca symbols and their meanings with respect to the Shares and the Index:

Ticker	Description
BNPV	Market price per Share on NYSE Arca
BNPVIV	Intra-day indicative value per Share
BNPVNV	End of day Net Asset Value per Share
BNPIVIX	Intra-day and Index closing level as of close of business from the prior day
BNPVSO	Number of outstanding Shares

The intra-day data in the above table is published once every 15 seconds throughout each trading day.

The current market price per Share (symbol: “BNPV”) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day indicative value per Share (symbol: “BNPVIV”) (quoted in U.S. dollars) will be published by NYSE Arca once every 15 seconds throughout each trading day on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The most recent end-of-day Net Asset Value per Share (symbol: “BNPVNV”) will be published by the Managing Owner as of the close of business on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day level and the most recent end-of-day closing level of the Index (symbol: “BNPIVIX”) will be published on Reuters page .BNPIVIX and on Bloomberg page .BNPIVIX<index> once every 15 seconds throughout each trading day and as of the close of business on each Index Calculation Day, respectively, on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The number of outstanding Shares (symbol: “BNPVSO”) will be published once every 15 seconds throughout the trading day and as of the close of business for NYSE Arca, respectively, on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

Any adjustments made to the Index will be published on BNP Paribas Arbitrage SNC’s (which serves as the Index Calculation Agent) website at http://eqdpo.bnpparibas.com, or any successor thereto, and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day indicative value per Share of the Fund is based on the prior day’s final Net Asset Value, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Fund’s futures positions. The final Net Asset Value of the Fund and the final Net Asset Value per Share is calculated as of the closing time of NYSE Arca or the CBOE, the exchange on which the VIX Futures are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of NYSE Arca and the close of the exchange on which the VIX Futures are traded, there is no effect on the Net Asset Value calculations as a result.

The intra-day levels and Index closing levels and the intra-day values and closing Net Asset Value of the Shares are published by NYSE Arca, Inc. The Trust and the Fund are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE BNP PARIBAS ENHANCED VOLATILITY STRATEGY INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Shares are intended to provide investment results that generally correspond to the changes, positive or negative, in the levels of the Index over time. The market price of the Shares is expected to fluctuate in relation to changes in the value of the Fund Portfolio. The market price of the Shares may not be identical to the Net Asset Value per Share, but these two valuations are expected to be close. See the section “The Risks You Face — (16) Net Asset Value Per Share May Not Always Correspond To The Market Price Per Share And, As A Result, Baskets May Be Created Or Redeemed At A Net Asset Value Per Share That Differs From The Market Price Per Share.”

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. The market price of the Shares on the secondary market is expected to fluctuate generally in relation to changes in the Net Asset Value of the Fund.

Role of Managing Owner

NEITHER THIS POOL OPERATOR NOR ITS TRADING PRINCIPAL HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

The Managing Owner has been registered as a commodity pool operator with the CFTC and has been a member of the NFA since July 27, 2010.

The Managing Owner will serve as the commodity pool operator of the Trust and the Fund and will also manage the Fund Portfolio.

Specifically, the Managing Owner:

•	selects the Trustee, the commodity broker, administrator, custodian, transfer agent, marketing agent, auditor and any other service providers of the Fund;

•	negotiates various agreements and fees;

•	performs such other services as the Managing Owner believes that the Fund may from time-to-time require; and

•

monitors the performance results of the Fund Portfolio and reallocates assets within the Fund Portfolio with a view to causing the performance of the Fund Portfolio to track that of the Index over time.

The principal office of the Managing Owner is located at 787 Seventh Avenue, New York, New York 10019. The telephone number of the Managing Owner is (212)  841-2000.

DESCRIPTION OF THE BNP PARIBAS ENHANCED VOLATILITY STRATEGY INDEX

None of the BNP Affiliated Entities approves, endorses or recommends an investment in the Fund or an investment in pools operated by the Managing Owner.

This section contains a description of the Index. All information regarding the Index contained in this Prospectus, including its composition, method of calculation, changes in its components and historical performance, has been derived from publicly available information, including information published by BNP Paribas, which is the index sponsor, or the Index Sponsor, but has not been independently verified. You, as a prospective investor in the Shares, should conduct your own investigation into the Index and the Index Sponsor in order to make an informed decision with respect to an investment in the Fund.

The Trust and Shares are not sponsored, endorsed, sold or promoted by the Index Sponsor. The Index Sponsor makes no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the Index or any related indices or sub-indices to track the appropriate market performance. The Index is determined and composed by the Index Sponsor and calculated by the Index Sponsor or its agents without regard to the BNP Affiliated Entities or the Fund. The Index Sponsor has no obligation to take the needs of the BNP Affiliated Entities, the Fund or the Shareholders into consideration in determining, composing or calculating the Index. The Index Sponsor is not responsible for and has not participated in the determination of the prices and the amount of the Shares or the timing of the issuance of sale of Shares or in the determination or calculation of the net asset value of each Basket. The Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Shares.

The Index Sponsor does not guarantee the accuracy or the completeness of the Index or any data included therein, and the Index Sponsor disclaims any and all liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to the results to be obtained by the Fund, the Shareholders or any other person or entity from use of the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, the Index Sponsor expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The following information with respect to the Index reflects the policies of and is subject to change by the

Index Sponsor. The Index Sponsor owns the copyright and other rights to the Index. The Index Sponsor has no obligation to consider your interests as a Shareholder and has no obligation to continue to publish, and may discontinue the publication of, the Index. The consequences of the Index Sponsor’s discontinuing the Index are described under “The Risks You Face — Trust and Index Related Risks”

Current information regarding the market values of the Index is available from the Index Sponsor and numerous public sources. None of the Sponsor, the Trustee, or the Trust makes any representation that publicly available information about the Index is accurate or complete. In addition, none of the Index Sponsor, the Trustee, or the Trust accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index.

The Index was established in March 2011. The Index reflects the returns that are potentially available through a rolling uncollateralized investment in the futures contracts comprising the components of the Index.

General

The Index is designed to provide long exposure to the forward implied volatility of the S&P 500® Index through an optimized allocation to as many as seven underlying volatility indices. The Index, and each of the Reference Indices (as described below), are calculated, maintained, and published by BNP Paribas Arbitrage SNC, or the Index Calculation Agent, and sponsored by BNP Paribas, or the Index Sponsor.

The Index Portfolio, denominated in USD, which comprises the Index, consists of long positions in up to seven underlying BNP Paribas Volatility US Indices, each a Reference Index and together the Reference Indices, which are comprised of long positions in the seven nearest term CBOE Volatility Index Futures contracts, or the VIX Futures, listed on the CBOE Futures Exchange, or the Exchange, and based on the CBOE Volatility Index, or the VIX Index. Each Reference Index is an excess return index. The holding of long positions involves establishing VIX Futures positions, which means that an investor’s portfolio will benefit if the prices of such futures contracts rise and will be negatively affected if the prices of such futures contracts decline. The Index Portfolio is a synthetic portfolio or basket of Reference Indices because there is no actual portfolio of assets to which any person is entitled or has any ownership interest.

The Index is a cashless index as it is comprised of Reference Indices that require little or no cash to obtain the economic exposure and risk required by the index strategy. As a consequence, the level of the Index does not take into account money market interest that would be ordinarily be earned when obtaining the performance of an index which would require a cash investment equal to the value of the Index.

The Index Methodology systematically adjusts the Index’s exposure to the seven nearest term VIX Futures by periodically reallocating the Reference Indices to maximize the expected Roll Yield of the Index (subject to certain weighting rules as described herein). The allocation uses a forward curve roll optimization algorithm under liquidity, cost and risk management constraints, pursuant to the Index Methodology.

The number of Reference Indices and the weight of each Reference Index comprising the Index Portfolio is adjusted on each Index Calculation Day by the Index Calculation Agent in accordance with the Index Methodology and the adjustment provisions set out below. An “Index Calculation Day” is a Scheduled Trading Day which is not a Disrupted Day. A “Scheduled Trading Day” is any day on which the Exchange is scheduled to open for trading for its regular trading session. A “Disrupted Day” is any Scheduled Trading Day on which the Exchange fails to open for trading during its regular trading session or on which a disruption event is deemed to have occurred, as described in the section “Market Disruption Event.”

On each Index Calculation Day, the weighting of the Reference Indices is determined in three steps. First, the weighting of the Reference Indices which, net of rebalancing costs and subject to the liquidity and risk management constraints, increases the Roll Yield of the Index Portfolio by the largest amount is determined. Second, the weighting of the Reference Indices which, under the average maturity, liquidity and risk management constraints, increases the Roll Yield of the Index Portfolio by the largest amount is determined. Third, from the two weightings determined in the first and second steps, the weighting of Reference Indices that increases the Roll Yield of the Index Portfolio by the largest amount net of rebalancing costs is selected. This weighting is based on historical results and volatility of the Reference Indices, and the process is described below under the section “Index Methodology — Allocation Methodology.”

No assurance can be given that the Index Methodology will achieve its goals or that the Index performance will surpass any alternative basket or strategy that might be constructed from the Reference Indices.

The steps and calculations that govern the determination of the weighting for the Reference Indices, subsequent rebalancings and therefore, the results of the Index, were developed by the Index Calculation Agent. We refer to these steps and calculations as the “Index Methodology”. The Index Methodology is more fully described below under the section “The Index Methodology.”

The closing levels of the Index are published under the symbol “BNPIVIX.” The Index Calculation Agent provides the closing levels of the Index for each Index Calculation Day to market data vendors and the Index Calculation Agent’s website at http://eqdpo.bnpparibas.com, or any successor thereto. The Index Calculation Agent began calculating and publishing the level of the Index on March 14, 2011, or the Launch Date. In addition, the Index Calculation Agent has calculated the historical levels of the Index from June 1, 2007, or the Base Date, on which the initial level of the Index was 12.78 index points, or the Initial Index Closing Level. Values of the Reference Indices are required prior to and after the Launch Date to determine the Index levels for the Index. For the period from and including June 1, 2007 to March 14, 2011, the Index Calculation Agent calculated the closing levels of the Index by applying the Index Methodology to the actual levels of the futures contracts underlying the Reference Indices.

The Index is a proprietary index and was developed by the Index Sponsor. The Index Methodology is provided by the Index Calculation Agent on its website at http://eqdpo.bnpparibas.com and the closing levels are published by market data vendors and are also published by the Index Calculation Agent on the Index Calculation Agent’s website at http://eqdpo.bnpparibas.com, or any successor thereto.

All disclosures regarding the Index, the Reference Indices and the futures contracts underlying the Reference Indices are derived from publicly available information and are provided for informational purposes only. Such information reflects the policies of the Index Sponsor or other public source, and such policies are subject to change by the Index Sponsor or other public source. None of the Index Sponsor, the Index Calculation Agent or any of their affiliates assumes any responsibility for the accuracy or completeness of any such information related to the futures contracts underlying the Reference Indices or has made any due diligence inquiry with respect to the futures contracts underlying the Reference Indices. None of the Index Sponsor, the Index Calculation Agent or any of their affiliates makes any representation that such publicly available or other information regarding the futures contracts underlying the Reference Indices is accurate or complete, and the Index Sponsor, the Index Calculation Agent and their affiliates are not responsible for public disclosure of information on the futures contracts underlying the Reference Indices. Furthermore, the Index Sponsor, the Index Calculation Agent and their affiliates are not affiliated with the sponsors or publishers of any of the futures contracts underlying the Reference Indices and have no ability to control or predict the actions of the sponsors or publishers of the futures contract underlying the Reference Indices, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the value of the futures contract underlying the Reference Indices. Moreover, the Index Sponsor, the Index Calculation Agent and their affiliates cannot give any assurance that all events occurring prior to the date of this Prospectus, including events that would affect the accuracy or completeness of the public information on the Reference Indices comprising the Index or the futures contracts underlying the Reference Indices have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Reference Indices comprising the Index or the futures contracts underlying the Reference Indices could adversely affect the value of the Index and ultimately the value of your Shares.

Any prospective Shareholder should discuss the Index with its financial and other advisors and make any due diligence inquiry or undertake any independent investigation with respect to the Index, the Reference Indices comprising the Index and the futures contracts underlying the Reference Indices as in its judgment is appropriate to make an informed decision with respect to an investment in the Fund.

Index and Reference Indices

The Reference Indices, which comprise the Index Portfolio, are comprised of long positions in

VIX Futures. The Reference Indices reflect the return associated with the change in prices of the underlying VIX Futures together with the “Roll Yield” (as discussed below) associated with these futures contracts. The price changes of the VIX Futures and the Roll Yield, taken together, constitute the “excess return” reflected by the Reference Indices.

The S&P® 500 Index

Unless otherwise stated, all information contained in this Prospectus on the S&P 500® Index is derived from Standard & Poor’s (“S&P”) or other publicly available sources and is provided for informational purposes only. Such information reflects the policies of the S&P 500® Index as stated in such sources and such policies are subject to change by S&P as sponsor of the S&P 500® Index. We do not assume any responsibility for the accuracy or completeness of such information. S&P is under no obligation to continue to publish the S&P 500® Index and may discontinue publication of the S&P 500® Index at any time.

The S&P 500® Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. It is a float-adjusted market capitalization weighted index of 500 U.S. operating companies and real estate investment trusts selected by the S&P U.S. Index Committee through a non-mechanical process that factors in criteria such as liquidity, price, market capitalization and financial viability. Reconstitution occurs both on a quarterly and ongoing basis. As of March 31, 2011, the S&P 500® Index included companies with market capitalizations between $1.59 billion and $417.17 billion. The average capitalization of the companies comprising the S&P 500® Index was approximately $24.16 billion. S&P publishes the S&P 500® Index. The daily calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the year 1941 through 1943. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may, from time-to-time and in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held, and the market value and trading activity of the common stock of that company.

The VIX Index

We have derived all information contained in this Prospectus regarding the VIX Index, including, without limitation, its composition, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Chicago Board Options Exchange, Incorporated, or the CBOE. We make no representation or warranty as to the accuracy or completeness of such information. The VIX Index was developed by the CBOE and is calculated, maintained and published by the CBOE. The CBOE has no obligation to continue to publish, and may discontinue the publication of, the VIX Index. The VIX Index is reported by Bloomberg L.P. under the ticker symbol “VIX.”

The VIX Index is a benchmark index designed to measure the market price of volatility in large cap U.S. stocks over 30 days in the future, and calculated based on the prices of certain put and call options on the S&P 500® Index. The VIX Index measures the premium paid by investors for certain options linked to the level of the S&P 500® Index. During periods of market instability, the implied level of volatility of the S&P 500® Index typically increases and, consequently, the prices of options linked to the S&P 500® Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX Index to increase. Because the VIX Index may increase in times of uncertainty, the VIX Index is known as the “fear gauge” of the broad U.S. equities market. The VIX Index has historically had negative correlations to the S&P 500® Index.

The calculation of the VIX Index involves a formula that uses the prices of a weighted series of out-of-the money put and call options on the level of the S&P 500® Index, or the SPX Options, with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility. The VIX Index is calculated independent of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions.

Although the VIX Index measures the 30-day forward volatility of the S&P 500® Index as implied by the SPX Options, 30-day options are only available once a month. To arrive at the VIX Index level, a broad range of out-of-the money SPX Options expiring on the two closest nearby months (“near term options” and “next term options,” respectively) are selected in order to bracket a 30-day calendar period. SPX Options having a maturity of less than eight days are excluded at the outset and, when the near term options have eight days or less left to expiration, the VIX Index rolls to the second and third contract months in order to minimize pricing anomalies that occur close to expiration. The model-free implied volatility using prices of the near term options and next term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each month. The results of each of the two months are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration.

VIX Futures Contracts

The Reference Indices are comprised of VIX Futures. VIX Futures were first launched for trading by the CBOE in 2004. VIX Futures have expirations ranging from the front month consecutively out to the tenth month.

VIX Futures allow investors the ability to invest in forward market volatility based on their view of the future direction or movement of the VIX Index. Investors that believe the implied volatility of the S&P 500® Index will increase may buy VIX Futures, expecting that the level of the VIX Index will increase. Conversely, investors that believe that the implied volatility of the S&P 500® Index will decline may sell VIX Futures, expecting that the level of the VIX Index will fall.

VIX Futures are reported by Bloomberg L.P. under the ticker symbol “UX”. While the VIX Index represents a measure of the current expected volatility of the S&P 500® Index over the next 30 days, the prices of VIX Futures are based on the current expectation of what the expected 30-day volatility of the S&P 500® Index will be at a particular time in the future (on the expiration date). To illustrate, on July 30, 2010, the VIX Index was 23.50 and the price of the October 2010 VIX Futures expiring on October 20, 2010 was 29.70. In this example, the price of the VIX Index represented the 30-day implied, or “spot,” volatility (the volatility expected for the period from July 30, 2010 to August 30, 2010) of the S&P 500® Index and the October VIX Futures represented forward implied volatility (the volatility expected for the period from October 20, 2010 to November 20, 2010) of the S&P 500® Index. The spot/forward relationship between the VIX Index and VIX Futures has two noteworthy consequences: (1) the price of VIX Futures can be lower, equal to or higher than the VIX Index, depending on whether the market expects volatility to be lower, equal to or higher in the 30-day forward period covered by the relevant VIX Future than in the 30-day spot period covered by the VIX Index; and (2) you cannot create a position equivalent to one in VIX Futures by buying the VIX Index and holding the position to the futures expiration date while financing the transaction.

The Futures Market

VIX Futures are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this Prospectus, all of the futures contracts with respect to the Reference Indices included in the Index are exchange-traded futures contracts. The Index may include substitute futures contracts as determined by the Index Sponsor in order to preserve the economic effect of the Index. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the underlying physical asset or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made. Because the VIX Index is not a tangible item that can be purchased and sold directly, VIX Futures provide for the payment and receipt of cash based on the level of the VIX Index at settlement or liquidation of the contract.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5%

or less of the market price of the underlying futures contract. Current margin requirements for VIX Futures are $6,250 per contract for the initial margin and $5,000 per contract for the maintenance margin. This margin deposit provides collateral for the obligations of the parties to the futures contract.

Futures contracts are traded on organized exchanges, known as “contract markets” in the U.S., through the facilities of a centralized clearinghouse and a brokerage firm which is a member of the clearinghouse. The clearinghouse guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and crystallize the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a FCM, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers. U.S. futures contract markets, as well as brokers and market participants, are subject to regulation by the CFTC. Futures markets outside the U.S. are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Index has been composed exclusively of VIX Futures that are traded on regulated exchanges. The Index may include substitute futures contracts as determined by the Index Sponsor in order to preserve the economic effect of the Index.

Unlike equity securities, which typically entitle the holder to a continuing stake in a corporation, and unlike owning the physical asset or financial instrument directly, a futures contract specifies a certain date for delivery of the underlying physical asset or financial instrument. A fundamental characteristic of the Index is that as result of currently being comprised of VIX Futures on the applicable Reference Indices, the VIX Futures are not held to their expiration date. Instead, a VIX Future that is approaching its settlement date will be rolled forward to a new contract date (i.e., the futures contract is effectively “sold” to “buy” a longer-dated futures contract). All futures contracts underlying the Index will be deemed to be rolled before their respective maturities into futures contracts in the more-distant future.

Roll Yield

Roll yield is generated during the roll process from the difference in price between the near-term and longer-dated futures contracts. The futures curve is a hypothetical curve created by plotting futures contracts prices for a particular physical asset or financial instrument. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation” represented by a downward sloping futures curve, and positive roll yield is generated when higher-priced near-term futures contracts are “sold” to “buy” lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher, the market, which is in “contango,” is represented by an upward sloping futures curve, and negative roll yields result from the “sale” of lower priced near-term futures contracts to “buy” higher priced longer-dated contracts. Backwardation will most likely not exist at all times and the absence of backwardation will adversely affect the level of the Index and, accordingly, decrease the market price of your Shares. Similarly, while contango will likely not exist at all times, contango in the futures contracts comprising the Reference Indices will adversely affect the level of the Index and, accordingly, decrease the market price of your Shares. See Chart 1 below for examples of downward and upward sloping futures curves.

Although the roll method of the Index may minimize the roll losses due to contango and may maximize the roll benefits due to backwardation, there can be no assurance that this outcome will occur.

Chart 1: Examples of Downward and Upward Sloping Futures Curves, Traditional Roll and Enhanced Roll

INDEX METHODOLOGY

Overview

The Index was established in March 2011 and reflects the returns that are potentially available through rolling uncollateralized futures contracts comprising the Reference Indices. Modifications to the Index Methodology used to calculate the Index may be necessary from time to time. The Index Sponsor reserves the right to make such changes or refinements to the Index Methodology as it believes necessary in order to preserve and enhance the utility of the Index. The Index Sponsor also reserves the right to take such action, with respect to the Index, as it deems necessary or appropriate, in order to address market emergencies or other extraordinary market events or conditions. All questions of interpretation with respect to the application of the provisions of this Index Methodology, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by the Index Sponsor and wherever practicable, any such changes or actions are publicly announced prior to their effective date and published on the Index Sponsor’s website http://eqdpo.bnpparibas.com.

The Enhanced Roll Process

Because futures contracts have scheduled expirations, or delivery months, as one futures contract nears expiration it becomes necessary to close out the position in that delivery month and to establish a position in a futures contract with a future expiration date. This process is referred to as “rolling” the position forward. An index that is designed to reflect the return from rolling each contract included in the index as it nears expiration into the next nearby most active delivery month is said to follow a standard roll, or the Standard Roll, methodology. This is accomplished by selling the position in the first delivery month and purchasing a position of equivalent value in the second delivery month. If the price of the second contract is lower than the price of the first contract, the “rolling” process results in a greater quantity of the second contract being acquired for the same value and the market is described as being “backwardated”. Conversely, if the price of the second contract is higher than the price of the first contract, the “rolling” process results in a smaller quantity of the second contract being acquired for the same value and the market is described as being in “contango.”

An index that employs the Standard Roll methodology may sometimes diminish total returns due to periodic rolling expenses. Although the first nearby contracts are generally the most liquid, based on open interest, they may also become the most expensive (resulting in lower total returns) when the futures market is in contango (when further out future contracts trade at a premium). Conversely, when futures markets are in backwardation (when further out future contracts trade at a discount), indices that employ a Standard Roll methodology generally boast higher total returns.

The Index Methodology is a more flexible methodology than the Standard Roll methodology. The Index Methodology systematically adjusts the Index’s exposure to the seven nearest term VIX Futures by periodically reallocating the Reference Indices to maximize the expected results of the Index (subject to certain weighting rules as described in this Prospectus). The allocation uses a forward curve roll optimization algorithm under liquidity, cost and risk management constraints.

When the futures curve is in a general state of contango, the Enhanced Roll methodology uses futures contracts months that are further out on the futures curve, with the intention of minimizing the effects of negative roll yields. When the futures curve is in a general state of backwardation, the Index Methodology generally uses nearby futures contracts.

Reference Index Weights

On each Index Calculation Day, the Index Calculation Agent will calculate the weight of each Reference Index that comprises the Index Portfolio, by taking the product of (i) the weight of the Reference Index as calculated on the preceding Index Calculation Day based on the Allocation Methodology below and (ii) the ratio of the value of the Index Portfolio on the Index Calculation Day to the value of the Reference Index on the Index Calculation Day. The Index Calculation Agent will not take into account changes that may have occurred to the composition of the Index Portfolio after the applicable Index Calculation Day.

On the Base Date, the Index was comprised of the following Reference Indices and with the respective weightings, or the Index Weightings, and currency denomination set out in Table 1 below.

Following the Base Date, the Index Calculation Agent will review the composition of the Index

Portfolio and the Index Weightings of the Reference Indices within the Index Portfolio on an ongoing basis and in accordance with the Index Methodology and the rules governing the Index.

Table 1 - Index Weightings of the Reference Indices On the Base Date

	000000000000	000000000000	000000000000	000000000000	000000000000	000000000000
	Reference Indices	Component Type	Index Weightings	Bloomberg Reference	Currency	Reference Future Contract
1	BNP Paribas Volatility 1 US Index	Index	0%	BNPIVIX1	USD	UX1
2	BNP Paribas Volatility 2 US Index	Index	0%	BNPIVIX2	USD	UX2
3	BNP Paribas Volatility 3 US Index	Index	0%	BNPIVIX3	USD	UX3
4	BNP Paribas Volatility 4 US Index	Index	0%	BNPIVIX4	USD	UX4
5	BNP Paribas Volatility 5 US Index	Index	49.50%	BNPIVIX5	USD	UX5
6	BNP Paribas Volatility 6 US Index	Index	32.50%	BNPIVIX6	USD	UX6
7	BNP Paribas Volatility 7 US Index	Index	18%	BNPIVIX7	USD	UX7

Allocation Methodology

The Allocation Methodology establishes the weights for each Reference Index that comprises the Index Portfolio and aims at maximizing the Roll Yield of the Index Portfolio subject to certain weighting constraints. The Roll Yield Variation of an Index Portfolio is the sum of the Roll Yields of each of the Reference Indices weighted by the rebalancing amount. The Net Roll Yield Variation of an Index Portfolio is then defined as the Roll Yield Variation of the Index Portfolio minus the Rebalancing Costs. The Allocation Methodology occurs on each Index Calculation Day in three steps.

First, the Index Calculation Agent determines the Potential Index Portfolio that has the highest expected Roll Yield Variation, subject to the constraints on (i) the weighting of the Reference Indices and (ii) the amount of change in the weighting of the Reference Indices on any Index Calculation Day.

Second, the Index Calculation Agent determines the Potential Index Portfolio that has the highest expected Roll Yield Variation, subject to the average maturity of the Index Portfolio increasing and the constraints on (i) the weighting of the Reference Indices and (ii) the amount of change in the weighting of the Reference Indices on any Index Calculation Day. The average maturity of the Index Portfolio changes as the weighting of the Reference Indices comprising the Index Portfolio changes. As the weighting of nearer-term Reference Indices decreases and the weighting of longer-term Reference Indices increases, the average maturity of the Index Portfolio is increasing.

Third, having completed these first two steps, the Index Calculation Agent selects the Potential Index Portfolio that results in the highest expected Net Roll Yield Variation.

Step One: Determination of the First Optimal Potential Index Portfolio

Phase 1: First Set of Potential Index Portfolios

On each Index Calculation Day, t, the Index Calculation Agent creates a number of potential index portfolios, the average maturity of which may be unchanged, increasing or decreasing, each a Potential Index Portfolio and together, the Potential Index Portfolios, each defined by the weight of the Reference Indices in the Index Portfolio and constrained by the 15 rules described below and defined mathematically in Table 2.

Rule 1 - On each Index Calculation Day, the sum of the weights of the Reference Indices in the Index Portfolio must equal 100%

Rule 2 - For each Index Calculation Day that does not fall on a Roll Date and for each Reference Index 2 to 7 inclusive, the maximum difference between the weight of each Reference Index comprising the Potential Index Portfolio and the weight of such Reference Indices comprising the Index Portfolio on the preceding Index Calculation Day is limited as defined in Table 4 below.

Rule 3 - For each Index Calculation Day that does not fall on a Roll Date or on a day that is within 10 days prior to the Roll Date immediately following the Index Calculation Day, the maximum difference between the weight of the first Reference Index on the Index Calculation Day and on the preceding Index Calculation Day is 20%.

Rule 4 - For each Index Calculation Day that does not fall on a Roll Date, the weight of each Reference Index comprising the Index Portfolio must be greater than or equal to zero.

Rule 5 - For each Index Calculation Day that does not fall on a Roll Date or on a day that is within 10 days prior to the Roll Date immediately following the Index Calculation Day, the weight of the first Reference Index must be less than or equal to the product of (i) the number of Scheduled Trading Days to the next Future Expiration Date and (ii) 20%.

Rule 6 - For each Index Calculation Day that does not fall on a Roll Date or on a day that is within 10 days prior to the Roll Date immediately following the Index Calculation Day, the Rebalancing Costs associated with the change in weights of the Reference Indices must be less than or equal to the sum of the Roll Yields of each Reference Index on the preceding Index Calculation Day weighted by the change in each Reference Index.

Rule 7 - For each Index Calculation Day that falls on a day that is on or between the 10th and 6th days prior to the Roll Date immediately following the Index Calculation Day, the weight of the first Reference Index reduces by 20% of the weight of the first Reference Index on the 10th day prior to the Roll Date immediately following the Index Calculation Day.

Rule 8 - For each Index Calculation Day that falls on a day that is on or between the 5th and 1st days prior to the Roll Date immediately following the Index Calculation Day, there is no change in the weight of the first Reference Index.

Rule 9 - For each Index Calculation Day that does not fall on a Roll Date or on a day that is within 10 days prior to the Roll Date immediately following the Index Calculation Day, the change in weight of the first Reference Index will be flat or negative if the Roll Yield of the first Reference Index on the preceding Index Calculation Day is zero or negative or the Roll Yield of both the second and third Reference Indices on the preceding Index Calculation Day is zero or negative.

Rule 10 - For each Index Calculation Day that does not fall on a Roll Date, the change in weight of the seventh Reference Index will be flat or positive if the Roll Yield of the first Reference Index on the preceding Index Calculation Day is zero or negative or the Roll Yield of second and third Reference Indices on the preceding Index Calculation Day is zero or negative.

Rule 11 - For each Index Calculation Day that falls on a Roll Date, there will be no change in the weights of the Reference Indices comprising the Index Portfolio.

Rule 12 - For each Index Calculation Day that does not fall on a Roll Date, and for each of the second to seventh Reference Indices, if the Roll Yield of the Reference Index is equal to zero, the change in weight of the Reference Index will be equal to zero.

Rule 13 - For each Index Calculation Day that does not fall on a Roll Date or on a day that is within 10 days prior to the Roll Date immediately following the Index Calculation Day, if the Roll Yield of the first Reference Index is equal to zero, the change in weight of the first Reference Index will be equal to zero.

Rule 14 - For each Index Calculation Day, the weight of the fourth Reference Index must be less than or equal to 70%, the weight of the fifth

Reference Index must be less than or equal to 50%, the weight of the sixth Reference Index must be less than or equal to 40% and the weight of the seventh Reference Index must be less than or equal to 30%.

Rule 15 - For each Index Calculation Day, the sum of the weights of the sixth and seventh Reference Indices must be less than or equal to 50%.

Phase 2: First Optimal Potential Index Portfolio Selection

Among all the Potential Index Portfolios created in Phase 1, the Index Calculation Agent will retain the Potential Index Portfolio that has the highest expected Roll Yield Variation. The weights of the Reference Indices comprising this Potential Index Portfolio can be represented as:

Step Two: Determination of the Second Optimal Potential Index Portfolio

Phase 1: Second Set of Potential Index Portfolios

On each Index Calculation Day, the Index Calculation Agent creates a number of Potential Index Portfolios, the average maturity of which must be increasing, each defined by the weight of the Reference Indices in the Index Portfolio and constrained by the 15 rules described below and defined mathematically in Table 3.

Rule 1 - For each Index Calculation Day, the sum of the weights of the Reference Indices in the Index Portfolio must equal 100%.

Rule 2 - For each Index Calculation Day that does not fall on a Roll Date and for each Reference Index 2 to 7 inclusive, the maximum difference between the weight of each Reference Index comprising the Potential Index Portfolio and the weight of such Reference Indices comprising the Index Portfolio on the preceding Index Calculation Day is limited as defined in Table 4 below.

Rule 3 - For each Index Calculation Day that does not fall on a Roll Date or on a day that is within 10 days prior to the Roll Date immediately following the Index Calculation Day, the maximum difference between the weight of the first Reference Index on the Index Calculation Day and on the preceding Index Calculation Day is 20%.

Rule 4 - For each Index Calculation Day that does not fall on a Roll Date, the weight of each Reference Index comprising the Index Portfolio must be greater than or equal to zero.

Rule 5 - For each Index Calculation Day that does not fall on a Roll Date or on a day that is within 10 days prior to the Roll Date immediately following the Index Calculation Day, the weight of the first Reference Index must be less than or equal to the product of (i) the number of Scheduled Trading Days to the next Future Expiration Date and (ii) 20%.

Rule 6 - For each Index Calculation Day that does not fall on a Roll Date or on a day that is within 10 days prior to the Roll Date immediately following the Index Calculation Day, the average change in the weights of the Reference Indices must be equal to or greater than zero.

Rule 7 - For each Index Calculation Day that falls on a day that is on or between the 10th and 6th days prior to the Roll Date immediately following the Index Calculation Day, the weight of the first Reference Index reduces by 20% of the weight of the first Reference Index on the 10th day prior to the Roll Date immediately following the Index Calculation Day.

Rule 8 - For each Index Calculation Day that falls on a day that is on or between the 5th and 1st days prior to the Roll Date immediately following the Index Calculation Day, there is no change in the weight of the first Reference Index.

Rule 9 - For each Index Calculation Day that does not fall on a Roll Date or on a day that is within 10 days prior to the Roll Date immediately following the Index Calculation Day, the change in weight of the first Reference Index will be flat or negative if the Roll Yield of the first Reference Index on the preceding Index Calculation Day is zero or negative or the Roll Yield of both the second and third Reference Indices on the preceding Index Calculation Day is zero or negative.

Rule 10 - For each Index Calculation Day that does not fall on a Roll Date, the change in weight of the seventh Reference Index will be flat or positive if the Roll Yield of the first Reference Index on the preceding Index Calculation Day is zero or negative or the Roll Yield of second and third Reference Indices on the preceding Index Calculation Day is zero or negative.

Rule 11 - For each Index Calculation Day that falls on a Roll Date, there will be no change in the weights of the Reference Indices comprising the Index Portfolio.

Rule 12 - For each Index Calculation Day that does not fall on a Roll Date, and for each of the second to seventh Reference Indices, if the Roll Yield of the Reference Index is equal to zero, the change in weight of the Reference Index will be equal to zero.

Rule 13 - For each Index Calculation Day that does not fall on a Roll Date or on a day that is within 10 days prior to the Roll Date immediately following the Index Calculation Day, if the Roll Yield of the first Reference Index is equal to zero, the change in weight of the first Reference Index will be equal to zero.

Rule 14 - For each Index Calculation Day, the weight of the fourth Reference Index must be less than or equal to 70%, the weight of the fifth Reference Index must be less than or equal to 50%, the weight of the sixth Reference Index must be less than or equal to 40% and the weight of the seventh Reference Index must be less than or equal to 30%.

Rule 15 - For each Index Calculation Day, the sum of the weights of the sixth and seventh Reference Indices must be less than or equal to 50%.

Phase 2: Second Optimal Potential Index Portfolio Selection

Among all the Potential Index Portfolios created in Phase 1, the Index Calculation Agent will retain the Potential Index Portfolio that has the highest expected Roll Yield Variation. The weights of the Reference Indices comprising this Potential Index Portfolio can be represented as:

Step Three: Determination of the Index Portfolio

The Index Calculation Agent selects from the first and second optimal Potential Index Portfolios, the Potential Index Portfolio that has the highest expected Net Roll Yield Variation as the Index Portfolio that is adopted on the respective Index Calculation Day. This is represented mathematically in Table 5.

Table 2 – Rules Related to the Determination of the First Optimal Potential Index Portfolio

Rule 1
Rule 2
Rule 3
Rule 4
Rule 5
Rule 6
Rule 7
Rule 8
Rule 9
Rule 10
Rule 11
Rule 12
Rule 13
Rule 14
Rule 15

Table 3 – Rules Related to the Determination of the Second Optimal Potential Index Portfolio

Rule 1
Rule 2
Rule 3
Rule 4
Rule 5
Rule 6
Rule 7
Rule 8
Rule 9
Rule 10
Rule 11
Rule 12
Rule 13
Rule 14
Rule 15

Where:

RollYield i(t)	The market roll yield for VIX Futures i (i = 1, 2, 3, 4, 5, 6 and 7) on date t, defined as:

RollYield i(t)	The used roll yield for VIX Futures i (i = 1, 2, 3, 4, 5, 6 and 7) on date t, defined as per the rules below:

VIX(t)	The official closing price of the VIX Index on date t, as published on Bloomberg L.P.

Portfolio Roll Yield (t)

Ci	The liquidity constraints imposed on ΔWi(t) as defined below in Table 4:

Table 4 – Liquidity Constraints
C1	20%
C2	16%
C3	10%
C4	7%
C5	5%
C6	3%
C7	2%

Days left (t)	The number of Scheduled Trading Days from and excluding t to and including the next Future Expiration Date

Table 5 – Determination of the Index Portfolio

If
Then:
Otherwise:

Rebalancing Costs

The Rebalancing Costs represent the costs, expressed in volatility points, incurred due to a change in the exposure of the Index to the Reference Indices which shortens the average maturity of the Index Portfolio. When the average maturity of the Index Portfolio increases, no Rebalancing Costs are incurred.

Rebalancing Costs, if applicable, are deducted from the value of the Index, which is expressed in volatility points, on each Index Calculation Day. On each Index Calculation Day, the Rebalancing Costs that are incurred for the Index Portfolio depend on the Rebalancing Costs associated with the Reference Indices as set forth in Table 6, the value of the Reference Indices on the immediately preceding Index Calculation Day and on the weights of the Reference Indices in the Index Portfolio.

Table 6: Rebalancing Costs for the Reference Indices

	0000	0000
Reference Index	i	tci
BNP Paribas Volatility 1 US Index	1	0.10 Volatility Points
BNP Paribas Volatility 2 US Index	2	0.10 Volatility Points
BNP Paribas Volatility 3 US Index	3	0.10 Volatility Points
BNP Paribas Volatility 4 US Index	4	0.15 Volatility Points
BNP Paribas Volatility 5 US Index	5	0.15 Volatility Points
BNP Paribas Volatility 6 US Index	6	0.20 Volatility Points
BNP Paribas Volatility 7 US Index	7	0.20 Volatility Points

The Rebalancing Costs are equal to 50% of the sum of the product of (i) the absolute value of the change in the weight of each Reference Index comprising the Index on that Index Calculation Day and (ii) the ratio of the Rebalancing Costs, tci for the Reference Index and the closing level of the Reference Future on that Index Calculation Day.

The value of the Index Portfolio, and hence the closing level of the Index, will be less than it would be without such Rebalancing Costs.

Calculation of the Closing Level of the Index

On each Index Calculation Day, the Index Calculation Agent will calculate the closing levels of the Index based on the Index Methodology developed by the Index Sponsor and referenced to the Roll Date and the change in the average maturity of the Index described below and defined mathematically in Table 7.

1. On any Index Calculation Day that does not fall one or two Scheduled Trading Days following a Roll Date and where the average maturity of the Index Portfolio is unchanged or is increasing, the value of the Index is equal to the product of (i) the value of the Index on the preceding Index Calculation Day and (ii) the sum of the products of (a) the weight of each Reference Index i, (where i = 1 to 7) comprising the Index Portfolio on that Index Calculation Day and (b) the ratio of the closing level of the Reference Index on that Index Calculation Day and the closing level of the Reference Index on the preceding Index Calculation Day.

2. On any Index Calculation Day that does not fall one or two Scheduled Trading Days following a Roll Date and where the average maturity of the Index Portfolio is decreasing, the value of the Index is equal to the product of (i) the value of the Index on the preceding Index Calculation Day and (ii) the sum of the products of (a) the weight of each Reference Index i, (where i = 1 to 7) comprising the Index Portfolio on that Index Calculation Day and (b) the ratio of the closing level of the Reference Index on that Index Calculation Day and the closing level of the Reference Index on the preceding Index Calculation Day, minus the Rebalancing Costs.

3. On any Index Calculation Day that falls one or two Scheduled Trading Days following a Roll Date and where the average maturity of the Index Portfolio is unchanged or is increasing, the value of the Index is equal to the product of (i) the value of the Index on the preceding Index Calculation Day and (ii) the sum of the products of (a) the weight of each Reference Index i, (where i = 2 to 7) comprising the Index Portfolio on that Index Calculation Day and (b) the ratio of the closing level of the Reference Index i-1 on that Index Calculation Day and the closing level of the Reference Index i-1 on the preceding Index Calculation Day.

4. On any Index Calculation Day that falls one or two Scheduled Trading Days following a Roll Date and where the average maturity of the Index Portfolio is decreasing, the value of the Index is equal to the product of (i) the value of the Index on the preceding Index Calculation Day and (ii) the sum of the products of (a) the weight of each Reference Index i, (where i = 2 to 7) comprising the Index Portfolio on that Index Calculation Day and (b) the ratio of the closing level of the Reference Index i-1 on that Index Calculation Day and the closing level of the Reference Index i-1 on the preceding Index Calculation Day minus the Rebalancing Costs.

Table 7 – Rules Related to the Calculation of the Closing Level of the Index

Rule 1
Rule 2
Rule 3
Rule 4

Where:

Indext	The closing level of the Index on any Index Calculation Day t

BNPIVIXi(t)	The official closing price of BNPIVIXi Index as published on Bloomberg L.P. on Index Calculation Day t

tci	The Rebalancing Costs with respect to each maturity as defined in Table 2 above

UXi(t)	The official closing price of the VIX Future i, or UXi Future contract, as published on Bloomberg L.P. on Index Portfolio Level Determination Date t

Roll Date	Any Scheduled Trading Day falling on the Index Calculation Day immediately preceding a monthly VIX Futures expiration date

NRD(t)	The Roll Date immediately following t. For the avoidance of doubt, NRD(t) will never coincide with t

PRD(t)	The Roll Date immediately preceding t. For the avoidance of doubt, if t is a Roll Date then t = PRD(t)

Wi(t)	The weight of VIX Future i on Index Calculation Day t which will be calculated recursively according to the methodology outlined in “Calculation of the Closing Level of the Index.”

ΔWi(t)	The change in weight for Reference Index i on Index Calculation Day t, defined as: Otherwise:

The value of the Index will change as the value of each Reference Index changes. The value of the Index was indexed to a base value of 12.78 index points on June 1, 2007.

Periodical Adjustment of the Index

The Index Methodology may be supplemented, amended in whole or in part, revised or withdrawn at any time. Neither the Index Calculation Agent nor the Index Sponsor accepts liability for any losses resulting from supplementing, amending, revising or withdrawing the Index Methodology.

Any adjustment or event affecting the Index will be published on the Index Sponsor’s website http://eqdpo.bnpparibas.com, or any successor thereto, or in any other similar manner by the Index Sponsor as soon as reasonably practicable.

In any other cases that are not expressly covered herein, periodical adjustments will comply with the principles set out by this Index Methodology and will aim to preserve the basic economics of the Index.

Operational Adjustment of the Index

The aim of the Index Calculation Agent when making any adjustments is to ensure that the basic principles of the Index are maintained.

The Index Calculation Agent may adjust the Index upon the occurrence of either a “Compulsory Reference Index Event” or a “Potential Reference Index Adjustment Event.”

A “Compulsory Reference Index Event” means, in respect of all the Reference Indices, that the index sponsor of a Reference Index permanently cancels the Reference Index and no successor index exists.

A “Potential Reference Index Adjustment Event” is comprised of one or more of the following:

•

A “Reference Index Modification Event” will be deemed to have occurred if the relevant index sponsor for one or more of the Reference Indices announces that it will make a material change in the formula for or method of calculating that Reference Index or in any other way materially modifies the Reference Index such that it is impossible or impracticable for a hypothetical investor to invest in the relevant Reference Index.

•	A “Successor Reference Index Event” will be deemed to have occurred if one or more Reference Indices is (i) not calculated and announced by its relevant index sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent or (ii) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of that Reference Index, then that index will be deemed to be the Reference Index.

•

A “Position Accountability Limits Reference Index Event” will be deemed to have occurred if the future contracts or any other underlying instrument, as applicable, associated with any Reference Index, which we refer to as the Component Instrument, becomes subject to position accountability limits or approaches the applicable position accountability limits.

•

A “Macro Circumstantial Reference Index Event” will be deemed to have occurred if any fiscal, market, regulatory (including, but not limited to, proposals by regulatory bodies, self-regulatory organizations, legislative bodies or any other applicable lawmaking, rulemaking or similar body), juridical or financial circumstances were to arise that would, in the view of the Index Sponsor, necessitate a modification of, or a change to, such Reference Index or its Component Instruments.

•

A “Growth of Linked Products Reference Index Event” will be deemed to have occurred if (i) a Linked Product has increased its assets under management in a manner such that the aggregate value of such Linked Product’s holdings of Component Instruments increases in an amount that causes one or more of the Component Instruments of the corresponding Reference Indices to approach the applicable position accountability limits, or (ii) changes in the market prices of the Component Instruments cause one or more of the Component Instruments of the corresponding Reference Indices to approach the applicable position accountability limits. A “Linked Product” is any financial product or instrument

(including, but not limited to, this Fund, any private pool, any and all over-the-counter derivatives) that either is linked to or tracks the Index.

•

A “Growth of Linked Products and Illiquidity of Component Instrument Reference Index Event” will be deemed to have occurred if the growth of a Linked Product potentially causes the Linked Product to move the market or affect market price with respect to a relatively illiquid Component Instrument of a Reference Index.

Upon the occurrence of a Compulsory Reference Index Event or Potential Reference Index Adjustment Event, the Index Calculation Agent may adjust the composition of the Index Portfolio if it determines that it is necessary to do so to preserve the economic effect of the Index. Such adjustments may include the removal and replacement of the affected Reference Index with another similar index. Furthermore, upon the occurrence of a Potential Reference Index Adjustment Event, the Index Sponsor, in its sole discretion, may change the affected Reference Index by (i) replacing the futures contracts comprising the affected Reference Index with substitute futures contracts, forward agreements, swaps, or any other replacement instrument, or Reference Index, and (ii) amending Table 1 by changing the weight of the affected Reference Index in order to preserve the economic effect of the Index.

The Index Sponsor may also modify the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in the Index Methodology. The Index Sponsor will publish notice of any such modification or change in accordance with the section “Periodical Adjustment of the Index” above.

If, in the determination of the Index Calculation Agent, a Market Disruption Event (as defined below) occurs in respect of any of the Reference Indices on a day that would otherwise have been an Index Calculation Day, then the Index Calculation Agent may alternatively, in its sole discretion:

(i)	deem such a day to be an Index Calculation Day and calculate and publish the Index Closing Level in respect of such day (a) using the last value which was available in respect of the affected Reference Index, or (b) using a good faith estimate of the value of the affected
Reference Index or (c) deeming, for the purposes of calculating the Index Closing Level, the value of any one or more of such affected Reference Indices to be equal to zero; or

(ii)	deem such a day not to be an Index Calculation Day and as a consequence, the Index Calculation Agent will not calculate the Index level in respect of such day but only for a period not exceeding 20 Scheduled Trading Days. After 20 Scheduled Trading Days have elapsed, the Index Calculation Agent may either resume the calculation and publication of the Index level using either (a) the last value which was available in respect of the affected Reference Index(s), (b) using a good faith estimate of the value of the affected Reference Index(s) or (c) deeming the value of any one or more of such affected Reference Indices to be zero for the purpose of calculating the Index level.

Market Disruption Event

A “Market Disruption Event” means the occurrence or existence on any day that would otherwise have been an Index Calculation Day of any one or more of the following:

•

“Price Source Disruption” means (i) the failure of the Price Source (as defined below) to announce or publish the level of any Reference Index (or the information necessary for determining the level of any Reference Index) or (ii) the temporary or permanent discontinuance or unavailability of the Price Source.

•

“Price Source” means the publication (or such other origin of reference, including an exchange) containing (or reporting) the level of any Reference Index (or prices from which the level of the Reference Index is calculated, such as prices of the underlying Component Instruments).

•

“Trading Disruption” means a material limitation, suspension, or disruption of trading in one or more of the Component Instruments included in any Reference Index which results in a failure by the exchange on which each applicable Component Instrument is traded to report a closing price for such Component Instruments on the day on which such event occurs or any succeeding day on which it continues, as determined by the Index Calculation Agent.

•

“Tax Disruption” means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording, or similar tax on, or measured by reference to, the relevant Component Instruments associated with any Reference Index (other than a tax on, or measured by reference to, overall gross or net income) by any government or taxation authority, if the direct effect of such imposition, change or removal is to raise or lower the level of the Reference Index from what it would have been without that change, imposition or removal.

•

“Reference Index Disruption Event” means (i) that the level of the Index published by the Price Source includes, or is derived from, a price for one or more Component Instruments published on any date that is not a price published by the usual exchange or price source, but is a price determined by the Price Source or (ii) the level of the Index published by the Price Source includes, or is derived from, a price for one or more Component Instruments published by the usual exchange or price source on any day that, in the opinion of the Index Calculation Agent, has been calculated or published subject to market disruption or similar, or otherwise not in accordance with the usual, then-current, method used by such exchange or price source.

Index Suspension Event

An “Index Suspension Event” occurs upon a “Force Majeure Event” which means that the performance of the Index Sponsor and the Index Calculation Agent obligations is prevented or materially hindered or delayed due to (a) any act (other than an Index Suspension Event), law, rule, regulation, judgment, order, directive, interpretation, decree or material legislative or administrative interference of any Government Authority (as defined below) or otherwise, or (b) the occurrence of civil war, disruption, military action, unrest, political insurrection, terrorist activity of any kind, riot, public demonstration and/or protest, a systems failure, natural or manmade disaster, act of God, or any other financial or economic reasons or any other causes or impediments beyond such party’s control; or (c) any expropriation, confiscation, requisition, nationalization or other action taken or threatened by any Government Authority that deprives the Index Calculation Agent (or any of its relevant affiliates), of all or substantially all of its Reference Indices in the relevant currency jurisdiction.

“Government Authority” means any nation, state or government, any province or other political subdivision thereof, any body, agency or ministry, any taxing, monetary, foreign exchange or other authority, court, tribunal or other instrumentality and any other entity exercising, executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Upon the occurrence of an Index Suspension Event, the Index Calculation Agent may in its discretion:

•	make such determinations and/or adjustments to the terms of the Index rules as it considers appropriate to determine any Index levels on any such Index Calculation Day; and/or

•	defer publication of the information relating to the Index until the next Index Calculation Day on which it determines that no Index Suspension Event exists; and/or

•

inform the Index Sponsor that it will suspend the calculation of the Index levels until the end of the Index Suspension Event, which we refer to as the Suspension Period. If the Suspension Period exceeds one month, the Index Sponsor may terminate the Index; and/or

•	permanently cancel publication of the information relating to the Index.

Index Disclaimer

The Index Sponsor and the Index Calculation Agent will not be held liable for any modification or change in the Index Methodology used in calculating the Index. The Index Sponsor reserves the right (unless otherwise specified in the rules governing the Index) to amend or adjust the Index Methodology from time to time. The Index Sponsor, and where applicable, the Index Calculation Agent, are under no obligation to continue the calculation, publication or dissemination of the Index and disclaim(s) any liability for any suspension or interruption in the calculation of the Index. The Index Sponsor, and where applicable, the Index Calculation Agent, disclaim(s) any liability in connection with the level of the Index at any given time. The Index Sponsor and, where applicable, the Index Calculation Agent will not accept any liability for any loss whatsoever, directly or indirectly related to the Index.

The Index Methodology embeds certain costs in the strategy which cover amongst other things, friction, replication and rebalancing costs in running the Index. The levels of such costs (if any) may vary over time in accordance with market conditions as determined by the Index Sponsor acting in a commercially reasonable manner.

The Index Sponsor does not guarantee the accuracy or completeness of the Index Methodology or the calculation methods, or that there will be no errors or omissions in computing or disseminating the Index or for any use that may be made of it and the Index Sponsor and the Index Calculation Agent will have no liability for any errors or omissions therein. The Index Methodology is based on certain assumptions, certain pricing models and calculation methods adopted by the Index Sponsor and/or the Index Calculation Agent and may have certain inherent limitations. Information prepared on the basis of different models, calculation methods or assumptions may yield different results. Numerous factors may affect the analysis, which may or may not be taken into account. Therefore, the analysis of information may vary significantly from analysis obtained from other sources or market participants. No one has any authority to use or reproduce the Index Methodology in any way without a specific license from BNP Paribas permitting you to do so, and neither BNP Paribas nor any of its affiliates will be liable for any loss whatsoever arising directly or indirectly from the use of the Index or Index Methodology or otherwise in connection therewith.

The Index Calculation Agent and the Index Sponsor

The Index Calculation Agent is responsible for the day to day calculation and publication of the Index and the Index Sponsor is responsible for devising the Index Methodology and ensuring the Index Closing Level is published by the Index Calculation Agent in accordance with the Index Methodology.

The Index Calculation Agent and the Index Sponsor will make all reasonable efforts to ensure the accuracy of the composition, calculation, publication and adjustment of the Index in accordance with the Index Methodology and the Index Rules. However, the Index Calculation Agent and the Index Sponsor accept no liability for any errors or inaccuracy in prices, calculations and the publication of any Reference Indices or sub-components thereof made by third parties and will not be responsible for any inaccuracies or errors in the composition, calculation, publication or adjustment of the Index as a result of such errors or inaccuracies by third parties. If the Index Calculation Agent becomes aware of any inaccuracies or errors in the Index as a result of errors or inaccuracies in the prices, calculation or publication of any Reference Indices or sub-components thereof or otherwise, the Index Calculation Agent will publish a correction in respect of the Index as soon as practicable thereafter.

The Index Calculation Agent is responsible for selecting the Reference Indices in accordance with the Index Methodology. However, the Index Calculation Agent does not accept any liability for inaccuracies or errors in such selections if such inaccuracies or errors are as a result of inaccuracies or errors in the calculation or publication of the Index Closing Level, any Reference Indices or sub-components thereof.

The Index Sponsor owns all intellectual and other property rights to the Index, including the name, the composition and the calculation of the Index.

The calculation of the Index is based on available information relating to the Reference Indices (including, but not limited to, official closing prices, official fixing prices and related prices with respect to the Reference Index and the futures contracts comprising the Reference Indices) as of the relevant Index Calculation Day. In the event any such market data information changes subsequent to the calculation and publication of any Index levels, the Index Calculation Agent will decide whether or not to take account of such subsequent changes in relation to previously published Index levels or current Index levels in order to maintain the stability and consistency of the Index as it deems necessary.

All determinations made by the Index Sponsor and the Index Calculation Agent, as applicable, will be made by them in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor and the Index Calculation Agent, as

applicable, deem appropriate and will be final, conclusive and binding in the absence of manifest error.

The Index Calculation Agent and the Index Sponsor are under no obligation to continue the calculation, publication or dissemination of the Index and accept no liability for any suspension or interruption in the calculation, publication or dissemination of the Index.

The Index Calculation Agent and the Index Sponsor accept no liability in connection with the use of the Index levels at any given time. Neither the Index Calculation Agent nor the Index Sponsor can be held liable for any loss whatsoever, whether directly or indirectly related to the Index.

These Index Rules relate solely to the Index and are in no way intended to include terms and conditions relating to any product referencing the Index, such as the Fund.

BNP Paribas and/or its affiliates may act in a number of different capacities in relation to the Index and/or products linked to the Index, which may include, but not be limited to, acting as market-maker, hedging counterparty, issuer of components of the Index, Index Sponsor and/or Index Calculation Agent. Such activities could result in potential conflicts of interest that could influence the price or value of the Fund.

Note on Hypothetical Back-Tested Historical Calculations

The hypothetical back-tested historical values of the Index should not be taken as an indication of future results, and no assurance can be given as to the values of the Index on a future date. The hypothetical back-tested historical values of the Index were calculated on materially the same basis on which the Index is now calculated.

The Index Calculation Agent expressly disclaims any responsibility for (i) any errors or omissions in calculating the back-tested information and (ii)  any uses to which the back-tested information may be put by any person.

Legal and regulatory regimes could affect the Index and the Fund

The futures contracts that underlie the Index are subject to legal and regulatory regimes in the

U.S. and, if applicable, in other countries that may change in ways that could negatively affect the level of the Index. For example, please see “The Risks You Face — (60) The Effect Of Market Disruptions, Governmental Intervention And The Reform Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares” and “The Risks You Face — (61) The Effects Of New Regulation Of The Over-The-Counter Derivatives Markets Is Unknown And May Have A Detrimental Effect On The Value Of Your Shares.”

Changes to the legal or regulatory regimes applicable to the VIX Futures that underlie the Index could result in a modification of the Index rules, which may, in turn, have a negative effect on the level of the Index.

Publication of Closing Levels and Adjustments

The intra-day indicative value per Share of the Fund is based on the prior day’s final Net Asset Value per Share, adjusted every 15 seconds throughout the trading day to reflect the continuous price changes of the Fund’s futures contracts to provide a continuously updated intra-day indicative value per Share.

The Managing Owner will publish the Net Asset Value of the Fund and the Net Asset Value per Share daily. Additionally, NYSE Arca will publish the indicative value per Share once every 15 seconds throughout each trading day.

The current market price per Share (symbol: “BNPV”) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day indicative value per Share (symbol: “BNPVIV”) (quoted in U.S. dollars) will be published by NYSE Arca once every 15 seconds throughout each trading day on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The most recent end-of-day Net Asset Value per Share (symbol: “BNPVNV”) will be published by the Managing Owner as of the close of business on the Managing Owner’s website at

http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day level and the most recent end-of-day closing level of the Index (symbol: “BNPIVIX”) will be published on Reuters page .BNPIVIX and on Bloomberg page .BNPIVIX<index> once every 15 seconds throughout each trading day and as of the close of business on each Index Calculation Day, respectively, on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The number of outstanding Shares (symbol: “BNPVSO”) will be published once every 15 seconds throughout the trading day and as of the close of business for NYSE Arca, respectively, on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

Any adjustments made to the Index will be published on BNP Paribas Arbitrage SNC’s (which serves as the Index Calculation Agent) website at http://eqdpo.bnpparibas.com, or any successor thereto, and on the Managing Owner’s website at http://bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day levels and Index closing levels and the intra-day values and closing net Asset Value of the Shares are published by NYSE Arca, Inc. The Trust and the Fund are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE BNP PARIBAS ENHANCED VOLATILITY STRATEGY INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Historical Closing Levels

The Closing Levels Table reflects the returns of the Index based on the selection criteria and methodology described above since the Base Date of June 1, 2007. The Launch Date of the Index was March 14, 2011.

The Various Statistical Measures Table discloses the Annualized Changes to Index level, Average rolling 3 month daily volatility, Sharpe Ratio, % of months with positive change, Average monthly positive change, and Average monthly negative change with respect to the Index and the benchmark volatility indices as noted in the following paragraph.

The changes in the closing levels of the Index have been compared graphically to the following two volatility benchmark indices: the S&P 500 VIX Short-Term Futures Index (Excess Return) and the S&P 500 VIX Mid-Term Futures Index (Excess Return).

Cautionary Statement — Statistical Information

Various statistical information is presented on the following pages, relating to the closing levels of the Index, on an annual and cumulative basis, including certain comparisons of the Index to other volatility indices.

In reviewing such information, prospective investors should consider that:

•

Changes in closing levels of the Index during any particular period or market cycle may be volatile. For example, the “worst peak-to-valley drawdown” of the Index, representing the greatest percentage decline from any month-end closing level, without such closing level being equaled or exceeded as of a subsequent month-end, is 44.35% and occurred during the period April 2009 through April 2010. The worst monthly drawdown of the Index during such period was 15.10%, and occurred in May 2009. See the section “The Risks You Face — (29) Price Volatility May Possibly Cause The Total Loss Of Your Investment.”

•	Neither the fees charged by the Fund nor the actual execution costs associated with establishing futures positions in the Reference Indices are incorporated into the closing levels of the Index.

•

The Index was established in March 2011. The Index calculation methodology and futures contracts selection is the same before and after March 2011, as described above. Accordingly, the Index closing levels, the Index Methodology and the futures contracts underlying the Reference Indices reflect an element of hindsight at the time the Index was established. See the section “The Risks You Face — (28) The Fund Has No Past Performance And There Are Limited Index Results On Which To Rely On In Deciding Whether To Buy Shares. Therefore, You Will Have To Make Your Decision To Invest In The Fund On The Basis Of Limited Information.”

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MARCH 16, 2011, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1, 2007 THROUGH MARCH 16, 2011, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE

INDEX METHODOLOGY, AND SELECTION OF INDEX CONTRACTS IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE FUTURES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK.

THE MANAGING OWNER HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

[Remainder of page left blank intentionally.]

CLOSING LEVELS TABLE

BNP PARIBAS ENHANCED VOLATILITY STRATEGY INDEX

Date	Closing Level	Annual Index Changes[1]	Index Changes Since Inception[2]
June 1, 2007	12.7800
December 31, 2007	24.3713	90.70%	90.70%
December 31, 2008	75.4616	209.63%	490.47%
December 31, 2009	55.8827	-25.95%	337.27%
December 31, 2010	45.1514	-19.20%	253.30%
June 29, 2011	34.8947	-22.72%	173.04%

THE FUND WILL TRADE WITH A VIEW TO TRACKING

THE BNP PARIBAS ENHANCED VOLATILITY STRATEGY INDEX OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE

PERFORMANCE.

Please refer to Notes and Legends that follow on page 73.

All statistics based on data from June 1, 2007* to June 29, 2011

VARIOUS STATISTICAL MEASURES	INDEX[3]	SPVXSP-ER4	SPVXMP-ER5

Annualized Changes to Index Level[6]	27.92%	-32.06%	10.37%
Average rolling 3 month daily volatility[7]	40.70%	58.92%	32.48%
Sharpe Ratio[8]	0.62	-0.53	0.31
% of months with positive change[9]	47.92%	35.42%	47.92%
Average monthly positive change[10]	14.56%	19.35%	9.09%
Average monthly negative change[11]	-6.69%	-12.90%	-6.05%

ANNUALIZED INDEX LEVELS[12]	INDEX[3]	SPVXSP-ER4	SPVXMP-ER5
1 year	-48.42%	-82.24%	-46.52%
3 year	11.58%	-47.24%	-2.73%

* June 1, 2007 represents the first date on which statistical data was available for each of the Index, SPVXSP-ER and SPVXMP-ER

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MARCH 16, 2011, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1, 2007 THROUGH MARCH 16, 2011, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE FUTURES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK.

THE MANAGING OWNER HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to Notes and Legends that follow on page 73.

COMPARISON OF THE VARIOUS VOLATILITY INDICES

(JUNE 1, 2007* – JUNE 29, 2011)

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE BNP PARIBAS ENHANCED VOLATILITY STRATEGY INDEX OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

* June 1, 2007 represents the first date on which statistical data was available for each of the Index, SPVXSP-ER and SPVXMP-ER

Each of the Index, SPVXSP-ER and SPVXMP-ER is an index and does not reflect actual trading. The Index is calculated on an excess return basis and each of SPVXSP-ER and SPVXMP-ER is calculated on an excess return basis. None of the indices reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MARCH 16, 2011, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1, 2007 THROUGH MARCH 16, 2011, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE FUTURES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK.

THE MANAGING OWNER HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to Notes and Legends that follow on page 73.

COMPARISON OF ANNUAL RETURNS OF THE VARIOUS VOLATILITY INDICES

(JUNE 1, 2007* – JUNE 29, 2011)

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE BNP PARIBAS ENHANCED VOLATILITY STRATEGY INDEX OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

* June 1, 2007 represents the first date on which statistical data was available for each of the Index, SPVXSP-ER and SPVXMP-ER

Each of the Index, SPVXSP-ER and SPVXMP-ER is an index and does not reflect actual trading. The Index is calculated on an excess return basis and each of SPVXSP-ER and SPVXMP-ER is calculated on an excess return basis. None of the indices reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MARCH 16, 2011, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1, 2007 THROUGH MARCH 16, 2011, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE FUTURES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK.

THE MANAGING OWNER HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to Notes and Legends that follow on page 73.

NOTES AND LEGENDS

1.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year except for (i) December 31, 2007, which reflects the change to the Index closing levels for the period from June 1, 2007* to December 31, 2007 and for (ii) June 29, 2011, which reflects the change in the Index closing levels for the period from December 31, 2010 to June 29, 2011.

2.	“Index Changes Since Inception” reflect the change of the Index closing levels since inception on a compounded annual basis as of December 31 of each applicable year and year to date as of June 29, 2011.

3.	“Index” is the BNP Paribas Enhanced Volatility Strategy Index calculated on an excess return basis. The Index is designed to provide investors with long exposure to the forward implied volatility of the S&P 500 Index.

4.	“SPVXSP–ER” is the S&P 500 VIX Short-Term Futures Index calculated on an excess return basis. The SPVXSP-ER is designed to offer investors directional exposure to volatility through publicly traded futures markets. It measures the return from a daily rolling long position in the first and second month VIX futures contracts.

5.	“SPVXMP–ER” is the S&P 500 VIX Mid-Term Futures Index calculated on an excess return basis. The SPVXMP-ER is designed to offer investors directional exposure to volatility through publicly traded futures markets. It measures the return from a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts.

6.	“Annualized Changes to Index Level” from June 1, 2007* to June 29, 2011.

7.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

8.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy.

9.	“% of months with positive change” during the period from June 1, 2007* to June 29, 2011.

10.	“Average monthly positive change” during the period from June 1, 2007* to June 29, 2011.

11.	“Average monthly negative change” during the period from June 1, 2007* to June 29, 2011.

12.	“Annualized Index Levels” reflect the annualized change to the level of the applicable index on June 29, 2011 over the applicable time period (i.e., 1 year, 3 or 5 years, as applicable).

* June 1, 2007 represents the first date on which statistical data was available for each applicable benchmark.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MARCH 16, 2011, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN.

SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1, 2007 THROUGH MARCH 16, 2011, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE FUTURES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK.

THE MANAGING OWNER HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

INFORMATION BARRIERS BETWEEN THE INDEX SPONSOR AND THE MANAGING OWNER

It is BNP Paribas’ policy that procedures are implemented to prevent the improper sharing of information between different departments of itself and its affiliates. Specifically, the procedures discussed below create an information barrier between the personnel within the Index Calculation Agent that calculate and reconstitute the Index (including, but not limited to the Index Calculation Agent), which we refer to as the Calculation Group, and other BNP Paribas personnel, including but not limited to the Managing Owner, the Commodity Broker, the Index Sponsor, the Initial Purchaser, the Affiliated Liquidity Provider, affiliated Authorized Participants, those in sales and trading, external or internal fund managers and bank personnel who are involved in hedging the bank’s exposure to instruments linked to the Index, which we refer to as the Public Personnel, in order to prevent the improper sharing of information relating to the recomposition of the Index. Effective information barriers between the Calculation Group and Public Personnel will help ensure that Public Personnel may continue to trade in the futures contracts underlying the Index and securities linked to the Index (otherwise, restrictions might apply regarding trading on nonpublic information under the securities laws of the U.S.).

As such, the information barriers erected under these procedures require the Calculation Group to adhere to the following procedures:

•

The Calculation Group may not share any non-public, proprietary or confidential information concerning the Index. In particular, the Calculation Group may not release any information concerning a change in the methodology of calculating the Index or a new composition of the Index to Public Personnel or others unless and until such information has been previously published by NYSE Arca or by the market data vendors under the symbols BNPIVIX, BNPVIV, BNPVNV, BNPVSO and BNPV, on the Index Calculation Agent’s website http://eqdpo.bnpparibas.com and on the Managing Owner’s website http://bnpfunds.bnpparibas.com, or any successor thereto.

•	The Calculation Group and Public Personnel may not coordinate or seek to coordinate decision-making on the selection of the Index constituent instruments.
•	The Calculation Group also may not enter into any trades based on any non-public, proprietary or confidential information with respect to the Index.

These procedures supplement and do not override policies and procedures concerning information barriers otherwise adopted by BNP Paribas or any of BNP Paribas’ affiliates

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in accordance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund’s application of these policies involves judgments and the use of estimates. Actual results may differ from the estimates used and such differences could be material. The Fund Portfolio will hold a significant portion of its assets in futures contracts, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities, each of which will be held at fair value. The Fund may also invest in Alternative Financial Instruments.

The Fund will calculate its Net Asset Value as described under the section “Description of the Shares; Certain Material Terms of the Declaration of Trust — Net Asset Value” for more details.

The Fund’s critical accounting policy with respect to Alternative Financial Instruments is as follows:

•

The Fund may invest in Alternative Financial Instruments. The Alternative Financial Instruments would be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statements of Operations.

•

The use of fair value to measure Alternative Financial Instruments, with related unrealized gains or losses recognized in earnings in each period, is fundamental to the Fund’s financial statements. The fair value of an

Alternative Financial Instrument is the amount that would be received for the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

•

The Alternative Financial Instruments are generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Managing Owner. However, if the price of the VIX Futures becomes unavailable with respect to a specific Alternative Financial Instrument, the Managing Owner may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position in an Alternative Financial Instrument for such day. Such fair value prices would be generally determined based on available inputs about the current value of the VIX Futures would be based on principles that the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards.

•

Fair value pricing with respect to the Alternative Financial Instruments may require subjective determinations about the value of the Alternative Financial Instruments. While the Fund’s policy is intended to result in a calculation of the Fund’s Net Asset Value that fairly reflects investment values of the Alternative Financial Instruments as of the time of pricing, the Fund cannot ensure that fair values determined by the Managing Owner or persons acting at its direction would accurately reflect the price that the Fund could obtain for an investment if it were to dispose of that Alternative Financial Instrument as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the Alternative Financial Instruments were sold and the differences could be material to the applicable financial statements.

•	The Fund will disclose the fair value of its Alternative Financial Instruments (if any) in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.
•

Realized gains (losses) and changes in unrealized gain (loss) on open positions are determined on a specific identification basis and recognized in the Statements of Operations in the period in which the contract is closed or the changes occur, respectively.

Liquidity and Capital Resources

As of the date of this Prospectus, the Fund has not begun trading activities.

Once the Fund begins trading activities, it is anticipated that all of its total net assets will be allocated to futures trading, unless the Fund commences an investment in one or more Alternative Financial Instruments (if any).

If the Fund invests in Alternative Financial Instruments, a portion of its proceeds of the offering may be used to collateralize Alternative Financial Instruments in accordance with normal practices in the over-the-counter derivatives markets. A significant portion of the Net Asset Value is likely to be held in cash, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities.

Although the following percentages may vary substantially over time, as of the date of this Prospectus, the Fund estimates that up to approximately 10% of its Net Asset Value will be placed in segregated accounts (pursuant to the rules of the CFTC) in the name of the Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities to margin positions of all futures contracts combined. The Fund maintains approximately 90% of its Net Asset Value in cash, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities over and above that which is needed to post as collateral for trading. The percentage that the Fund’s cash, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities will bear to the total net assets will vary from period to period as the market values of the futures contracts change. The balance of the net assets will be held in the Fund’s segregated and custodial account with the Custodian or Commodity Broker. Interest earned on the Fund’s interest-bearing funds will be paid to the Fund.

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. The Fund will meet a margin call by either liquidating an appropriate amount of U.S. Treasury bills and other high credit quality short-term fixed income securities, as applicable, or satisfy the margin call with cash. If the Fund does not have a sufficient amount of cash or 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities to satisfy the margin call, the Fund will be required to liquidate its holdings of futures contracts, or Alternative Financial Instruments (if any). If the margin call is not met within a reasonable time, the broker may close out the Fund’s position.

Because it is expected that the current holdings of the money market fund will likely earn an interest rate less than the fees charged by the money market fund, the Managing Owner expects that the Fund will earn 0.00% interest on any money market fund.

The Fund’s futures contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, trading in VIX Futures will be halted whenever a market-wide trading halt commonly known as a “circuit breaker” is in effect on the New York Stock Exchange in response to extraordinary market conditions. Therefore, as a result of the “circuit breaker,” the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated, or the last traded price on the day that a trading halt is in effect would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the Fund could be under or overstated, perhaps to a significant degree.

The Fund’s Alternative Financial Instruments, if any, may also be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, the Alternative Financial Instruments are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. Entry into Alternative Financial Instruments (if any) may further impact liquidity because these contractual agreements are executed “off-exchange” between private parties and, therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments. This potential delay could be exacerbated to the extent a counterparty is not a U.S. person.

Because the Fund will trade futures contracts, its capital would be at risk due to changes in the market price of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). Additionally, if the Fund invested in Alternative Financial Instruments, its capital would be at risk due to changes in the value of these Alternative Financial Instruments (market risk) or the inability of counterparties to perform under the terms of the Alternative Financial Instruments (credit risk).

Market risk

Trading in futures contracts and Alternative Financial Instruments (if any) will involve the Fund entering into contractual commitments to purchase or sell a particular underlying asset or financial instrument at a specified date and price. The market risk associated with the Fund’s commitments to purchase underlying assets or financial instruments will be limited to the gross or face amount of the futures contracts or the Alternative Financial Instruments (if any) held.

The Fund’s exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit risk

When the Fund enters into futures contracts or Alternative Financial Instruments (if any), the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations.

The counterparty for futures contracts traded on U.S. and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges), it may be backed by a consortium of banks or other financial institutions.

Alternative Financial Instruments (if any) are contracted for directly with counterparties and the Fund will be subject to the risks as described under the section “The Risks You Face — (59) Alternative Financial Instruments (If Any), Such As Forward Agreements And Swaps Are Not Regulated And Are Subject To The Risk Of Counterparty Non-Performance Resulting In The Fund Not Realizing A Trading Gain,” “The Risks You Face — (60) The Effect Of Market Disruptions, Governmental Intervention And The Reform Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares” and “The Risks You Face — (61) The Effects Of New Regulation Of The Over-The-Counter Derivatives Markets Is Unknown And May Have A Detrimental Effect On The Value Of Your Shares.”

There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Fund.

Swap agreements do not generally involve the delivery of the underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. Swap counterparty risk is generally limited to the amount of any unrealized gains, although in the event of a counterparty bankruptcy, there could be delays and costs associated with recovery of collateral posted in segregated tri-party accounts at the Fund’s custodian bank.

Forward agreements do not involve the delivery of the underlying assets at the onset of a transaction, but may be settled physically in the underlying asset if such contracts are held to expiration. Thus, prior to settlement, if the counterparty to a forward contract defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. However, if physically settled forwards are held until expiration (presently, there is no plan to do this), at the time of settlement, the Fund may be at risk for the full notional value of the forward contracts depending on the type of settlement procedures used.

The Managing Owner will attempt to minimize these market and credit risks by requiring the Fund to abide by various trading limitations and policies, which will include limiting margin accounts and trading only in liquid markets. The Managing Owner will implement procedures which will include, but will not be limited to:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one futures contract or all futures contracts combined; and

•	generally limiting transactions to futures contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The Fund will enter into Alternative Financial Instruments (if any) with counterparties selected by the Managing Owner. The Managing Owner will select Alternative Financial Instrument (if any) counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the Index, and price. Under no circumstances will the Fund enter into an Alternative Financial Instrument (if any) with any counterparty whose credit rating is lower than investment-grade at the time a contract is entered into.

The Commodity Broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund held at the Commodity Broker relating to domestic futures trading and the Commodity Broker will not be allowed to commingle such assets with other assets of the Commodity Broker. In addition, CFTC regulations will also require the Commodity Broker to hold in a secure account assets of the Fund related to foreign futures trading.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Fund has not yet commenced trading and does not expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and does not expect to have any loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the Managing Owner and the Commodity Broker. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of the Fund’s Net Asset Value. Commission payments to the Commodity Broker are on a contract-by-contract, or round-turn, basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as Net Asset Values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. The duration, renewal and termination provisions of each of these agreements are specified in each individual agreement. Additionally, these agreements may be terminated by either party for various reasons.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares are used by the Fund to engage in the trading of exchange-traded futures on the Reference Indices with a view to tracking the changes, positive or negative, in the levels of the Index over time, less the expenses of the operations of the Fund. If and when necessary, the Fund may invest in one or more Alternative Financial Instruments. The Fund’s holdings may also include cash, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities.

To the extent, if any, that the Fund trades in futures contracts on U.S. exchanges, the assets deposited by the Fund with the Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC.

To the extent, if any, that the Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited with the Commodity Broker to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Fund estimates:

(i) up to approximately 10% of the Net Asset Value of the Fund will be placed in segregated accounts in the name of the Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash, 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities to margin positions of all futures positions combined. Such funds will be segregated pursuant to CFTC rules with respect to the Commodity Broker;

(ii) approximately 90% of the Net Asset Value of the Fund will be maintained in segregated accounts in the name of the Fund in bank deposits, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities.

The percentage that the Fund’s cash, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities will bear to the total net assets will vary from period to period as the market values of the futures contracts change.

Should the Fund invest in Alternative Financial Instruments, such as forward contracts or swaps the Fund will deposit collateral with Alternative Financial Instrument counterparties in order to initiate and maintain positions in Alternative Financial Instruments. Such collateral provided will be held in U.S. government securities or in cash, for which the Fund will receive interest credits at short-term rates. The Alternative Financial Instrument counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowing, despite such cash belonging to the Fund, not the Alternative Financial Instrument counterparties.

The Managing Owner is a registered commodity pool operator and will be responsible for the cash management activities of the Fund, including investing in money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities.

The Fund receives 100% of the interest income earned, if any, on its fixed income assets on deposit with the Commodity Broker or the Custodian.

CHARGES

See the section “Summary — Breakeven Amounts” and the section “Summary — ‘Breakeven Table’” for additional breakeven related information.

Management Fee

The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 1.00% per annum of the daily Net Asset Value of the Fund. The Management Fee will be paid in consideration of the Managing Owner’s advisory services.

Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses

Expenses incurred in connection with organizing the Trust and the Fund and up to the initial offering of the Fund’s Shares upon commencement of its trading operations will be paid by the Managing Owner. Organization and initial offering expenses relating to the Trust and the Fund that are paid by the Managing Owner means those expenses incurred in connection with its formation, the qualification, registration and the anticipated offering of the Fund’s Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust and the Fund prior to commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Shares).

Upon and after commencement of trading operations (which will occur contemporaneously with the commencement of the offering of the Shares) and thereafter, the Fund will bear the costs of its continuous offering of Shares and continuous offering expenses. Continuous offering fees and expenses include those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares.

The Managing Owner expects that the continuous offering fees and expenses of the Fund will be approximately 0.01% per annum of the Fund’s Net Asset Value, although the actual amount of continuous offering fees and expenses in any year or any part of any year may be greater.

Offering expenses relating to the Fund in connection with the initial and continuous offering of the Shares, include, but are not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees, escrow fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and this Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares;

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

The Managing Owner will not allocate to the Fund the indirect expenses of the Managing Owner.

The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be approximately $450,000.

Brokerage Commissions and Fees

The Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities.

Give-up fees are the fees paid in connection with give-up transactions. A broker gives up a transaction when the broker executes a contract for the client of another broker and the client order is turned over to the second broker. The broker accepting the order from the customer collects a fee from the carrying broker for the use of the facilities. Give-ups are often used to consolidate many small orders or to disperse large ones.

Pit brokerage fees are the fees paid to the pit broker, the person with exchange trading privileges who, in any pit, ring, post, or other place provided by a futures exchange for the meeting of persons similarly engaged, executes for another person any orders for the purchase or sale of any asset or financial instrument for future delivery.

On average, total charges paid to the Commodity Broker are expected to be approximately $7.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner expects that the brokerage commissions and fees may equal to approximately 0.35% of the Net Asset Value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

Routine Operational, Administrative and Other Ordinary Fees and Expenses

The Fund will pay all of the routine operational, administrative and other ordinary fees and expenses of the Fund, including, but not limited to, computer services, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. The Managing Owner will pay the fees and expenses of the Trustee, Administrator’s fees, Custodian fees, Transfer Agent fees and the Marketing Agent fees. The Managing Owner expects that all of the routine operational, administrative and other ordinary fees and expenses of the Fund will be approximately 0.40% per annum of the Fund’s Net Asset Value. The Managing Owner has agreed to reimburse the Fund, from its Management Fee, the amount of routine operational, administrative and other ordinary fees and expenses (excluding those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares as provided under the sub-section “Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses”) in excess of 0.20% per annum of the Fund’s Net Asset Value. For the avoidance of doubt, the cap as described in the immediately preceding sentence excludes expenses incurred in connection with the continuous offering of Shares after the commencement of the Fund’s trading operations.

Extraordinary Fees and Expenses

The Fund will pay all its extraordinary fees and expenses (as defined in the Declaration of Trust) generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general. Routine operational, administrative and other ordinary fees and expenses will not be deemed extraordinary expenses.

Payment of Management Fee and Brokerage Commissions and Fees From Interest Income, if any

Because it is expected that interest income, if any, will not be sufficient to cover the fees and expenses of the Fund, the excess of such fees and expenses over such interest income, if any, will be paid out of income from its trading, if any, or from sales of a portion of the Fund Portfolio. However, if interest income exceeded the fees and expenses of the Fund, the Management Fee and the brokerage commissions and fees of the Fund would be paid first out of interest income from the Fund Portfolio.

Selling Commission

Investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets were created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a direct participant in DTC, and (3) have entered into a Participant Agreement.

Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and regulated by the Financial Industry Regulatory Authority, which we refer to as FINRA, or must be exempt from being, or otherwise not required to be so regulated or registered, and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

CREATION AND REDEMPTION OF SHARES

The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets were created by the Initial Purchaser. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem Baskets. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the

Participant Agreement to the Marketing Agent or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act of 1933, which we refer to as the Securities Act, as described in the section “Plan of Distribution.”

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets who are not Authorized Participants should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Fund’s Declaration of Trust and the form of Participant Agreement for more detail. The Fund’s Declaration of Trust and the form of Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when each of NYSE Arca, the CBOE and banks in New York are required or permitted to be closed. Purchase orders must be placed by 12:00 p.m., New York time. The day on which the Managing Owner receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of required payment

The total payment required to create each Basket is the Net Asset Value of 40,000 Shares as of the closing time of NYSE Arca or the CBOE, the exchange on which the VIX Futures are traded, whichever is later, on the purchase order date. Baskets will be issued as of noon, New York time, on the business day immediately following the purchase order date at Net Asset Value per Share as of the closing time of NYSE Arca or the CBOE, the exchange on which the VIX Futures are traded, whichever is later, on the purchase order date during the continuous offering, but only if the required payment has been timely received.

Because orders to purchase Baskets must be placed by 12:00 p.m., New York time, but the total payment required to create a Basket during the continuous offering will not be determined until the closing time of NYSE Arca or the CBOE, the exchange on which the VIX Futures are traded, whichever is later, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The Fund’s Net Asset Value and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of purchase orders

The Managing Owner may reject a purchase order if:

•	It determines that the purchase order is not in proper form;

•	The Managing Owner believes that the purchase order would have adverse tax consequences to the Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will reject a purchase order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

The Managing Owner will not be liable for the rejection of any purchase order.

The Fund may suspend the creation of Baskets if the Fund has reached speculative position or other limits with respect to the Fund’s holdings of futures contracts on one or more Reference Indices and the Fund is unable to gain an exposure to the References Indices based upon Alternative Financial Instruments to the futures contracts on the Reference Indices.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by 12:00 p.m., New York time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 40,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of redemption proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the Net Asset Value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of NYSE Arca or the CBOE, the exchange on which the VIX Futures are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

Delivery of redemption proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order will be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension, Postponement or Rejection of Redemption Orders

The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, for (1) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner may reject a redemption order if the order is not in proper form as described in the Participant Agreement. The Managing Owner will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

THE COMMODITY BROKER

A variety of executing brokers will execute futures transactions on behalf of the Fund. Such executing brokers will give-up all such transactions to the Commodity Broker. The Commodity Broker is an affiliate of the BNP Affiliated Entities. In its capacity as executing and clearing broker, the Commodity Broker will execute and clear each of the Fund’s futures transactions and will perform certain administrative services for the Fund. The Commodity Broker is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

The Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be approximately $7.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner expects that the brokerage commissions and fees may equal to approximately 0.35% of the Net Asset Value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

To the best of the Managing Owner’s knowledge, there is no litigation pending regarding BNP Paribas Commodity Futures Inc. that would materially adversely affect its ability to carry on its commodity futures and options brokerage business.

Additional or replacement commodity brokers may be appointed in respect of the Fund in the future.

ALTERNATIVE FINANCIAL INSTRUMENT COUNTERPARTIES

The Fund may enter into Alternative Financial Instruments from time-to-time with counterparties selected by the Managing Owner. The Managing Owner may select Alternative Financial Instrument counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the Index, and price. Under no circumstances will the Fund enter into Alternative Financial Instruments with any counterparty whose credit rating is lower than investment-grade as determined by a nationally recognized statistical rating organization (e.g., BBB- and above as determined by Standard & Poor’s, Baa3 and above as determined by Moody’s) at the time the Alternative Financial Instrument is entered into. The Fund anticipates that the counterparties to these Alternative Financial Instruments are likely to be banks, broker dealers and other financial institutions. The Fund expects that these Alternative Financial Instruments (if any) may be on terms that are standard in the market for such Alternative Financial Instruments.

CONFLICTS OF INTEREST

General

Although the Managing Owner has considered various conflicts and has established formal procedures designed to resolve these conflicts equitably, there may be additional conflicts that arise because the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund, the Net Asset Value of the Shares and ultimately the market price of the Shares.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner may have a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the personnel of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.

Relationship of the Managing Owner to the Commodity Broker

The Managing Owner and the Commodity Broker are affiliated indirect wholly-owned subsidiaries of BNP Paribas. The Commodity Broker receives a brokerage commission for futures interests transactions effected for the Fund. Customers of the Commodity Broker who maintain commodity trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Fund.

The Managing Owner has a disincentive to replace the Commodity Broker as the Fund’s broker because it is an affiliate of the Managing Owner. In connection with this conflict of interest, Shareholders should understand that the Commodity Broker receives a round-turn brokerage fee from the Fund for serving as the Fund’s commodity broker. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Managing Owner and the Commodity Broker may, from time-to-time, have conflicting demands in respect of their obligations to the Fund, in the future, to other commodity pools and accounts. It is possible that future pools that the Managing Owner may become involved with may generate larger brokerage commissions, resulting in increased payments to employees.

There is an absence of arm’s length negotiation with respect to all of the terms of this offering with respect to the Managing Owner and the Commodity Broker, and there has been no independent due diligence conducted with respect to this offering between the Managing Owner and the Commodity Broker.

The Commodity Broker

The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of futures trades.

The Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Proprietary Trading/Other Clients

The BNP Affiliated Entities, as applicable, and their respective affiliates may trade in the volatility markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the BNP Affiliated Entities, as applicable, and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the account of the Fund, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund.

Transactions by the BNP Affiliated Entities and their respective affiliates involving the Index

The BNP Affiliated Entities and their respective affiliates may from time-to-time engage in transactions involving the Index (and/or sub-components thereof) for their proprietary accounts and for accounts under their management. Such transactions may have a positive or negative effect on the value or level of the Index (and/or sub-components thereof) and consequently upon the Index levels, and in engaging in such transactions, none of the BNP Affiliated Entities nor any of their affiliates will be under any obligation to act in the interests of users of the Index and/or parties exposed to products referencing the Index.

Index Sponsor Acting in Other Capacities

The Index Calculation Agent, the Index Sponsor or any of their affiliates may from time-to-time act in multiple capacities with regard to the Index or any products referencing the Index. Potential conflicts of interest may exist between the Index Calculation Agent, the Index Sponsor and their affiliates and any users of the Index and/or parties exposed to products referencing the Index.

Issuing of Other Derivative Instruments in Respect of the Index

The BNP Affiliated Entities and their affiliates may issue, enter into, create, purchase, sell or otherwise distribute derivative instruments in respect of the Index (and/or sub-components thereof) and the introduction of such products into the marketplace may affect the Index levels.

Market-Making for the Index

The Index Calculation Agent or the Index Sponsor may, in certain cases, act as a market-maker or sponsor for the Index (or the VIX Futures). By such sponsoring or market-making, the Index Calculation Agent or the Index Sponsor may, to a large extent, determine the price of the Index (or sub-components thereof), and consequently influence the Index levels. The prices quoted by the Index Calculation Agent or the Index Sponsor in its sponsoring or market-making function will not always correspond to the prices which would have prevailed without such sponsoring or market-making in a liquid market.

Liquidity Providers to the Fund

BNP Paribas Securities Corp., which also serves as the Initial Purchaser, is an affiliate of the Managing Owner and the BNP Affiliated Entities, and may be a liquidity provider to the Fund, which we refer to as the Affiliated Liquidity Provider. The Affiliated Liquidity Provider may increase liquidity in the Shares by submitting bids and offers on the Shares on NYSE Arca. The Affiliated Liquidity Provider is a registered broker dealer in the U.S. The Affiliated Liquidity Provider has no obligation to provide liquidity to the Fund. The Affiliated Liquidity Provider may decide to cease its activities intra-day, for periods longer than one day or permanently and may act in a manner that ignores or disregards the interests of Shareholders.

In turn, as the amount of liquidity decreases, the Affiliated Liquidity Provider, any other affiliated liquidity provider or any other affiliate of the Managing Owner, may benefit from the potential increase in spreads between the bid and offering price for the Shares while Shareholders experience losses in the market price of their Shares.

Obtaining of Non-public Information with respect to the Index

The Index Calculation Agent or the Index Sponsor and/or its affiliates may acquire non-public information with respect to the Index (or sub-components thereof), and neither the Index Calculation Agent nor the Index Sponsor nor any of their affiliates undertakes to disclose any such information to any user of the Index. In addition, one or more of the Index Calculation Agent’s or the Index Sponsor’s affiliates may publish research reports with respect to the Index (or sub-components thereof). Such activities could present conflicts of interest and may affect the Index level.

Affiliates of the Managing Owner may Serve as Counterparties to Alternative Financial Instruments

From time-to-time, the Fund may invest in one or more Alternative Financial Instruments by selecting an affiliate of the Managing Owner to serve as the counterparty. The Managing Owner has an incentive to select an affiliate to serve as a counterparty to an Alternative Financial Instrument. The affiliated counterparty to an Alternative Financial Instrument will attempt to earn a mark-up, spread or other profit by serving as the counterparty.

No independent party will participate in the selection of any affiliate who serves as a counterparty to an Alternative Financial Instrument. As a result, the Fund will become subject to the creditworthiness of the affiliate who serves as a counterparty to an Alternative Financial Instrument.

DESCRIPTION OF THE SHARES; THE

TRUST; THE FUND; CERTAIN MATERIAL

TERMS OF THE DECLARATION OF TRUST

The following summary describes in brief the Shares and certain aspects of the operation of the Trust and the Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and the Fund and the material terms of the Declaration of Trust. Prospective investors should carefully review the Form of Declaration of Trust filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined will have such meanings assigned to them under the Declaration of Trust.

Description of the Shares

The Fund will issue Shares which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Shares will be listed on NYSE Arca under the symbol “BNPV.”

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in Baskets. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

The Trust; Principal Office; Location of Records

The Trust is organized in separate series as a statutory trust under the Delaware Statutory Trust Act. As of the date of this Prospectus, the Trust consists of two series. This Prospectus is for the Fund, which is one of the Trust’s Series. The Trust and the Fund are managed by the Managing Owner, whose office is located at 787 Seventh Avenue, New York, New York 10019, telephone: (212) 841-2000.

The books and records of the Fund will be maintained as follows: all marketing materials will be maintained at the offices of the Marketing Agent, [address; telephone number (            )             -            ]; Basket creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants will be maintained by The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, Telephone number (718) 315-4850. All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s Commodity Broker) will be maintained at the Fund’s principal office, c/o BNP Paribas Quantitative Strategies, LLC, 787 Seventh Avenue, New York, New York 10019; telephone number (212) 841-2000.

The books and records of the Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in the Declaration of Trust. The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six years.

The Fund

For the avoidance of doubt, the Fund is the second series of the Trust as of the date of this Prospectus. However, the Trust may add additional series of funds from time to time and the below disclosure addresses a multi-series Trust.

The Trust is formed and is operated in a manner such that each Fund is liable only for obligations attributable to such Fund and Shareholders of a Fund are not subject to the losses or liabilities of any other Fund. If any creditor or Shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other Fund or the Trust generally or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series are enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, a Fund or the Managing Owner on behalf of the Trust or a Fund, has acknowledged and consented in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Funds or their respective assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or their respective assets, except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of any other Fund or the Trust generally) equal to the treatment received by all other creditors and Shareholders that dealt with such Fund; and

•

a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any Fund.

No special custody arrangements are applicable to a Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of each Trust and Fund to the Managing Owner.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and the Fund are limited to its express obligations under the Declaration of Trust.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust.

The Trustee serves as the sole trustee of the Trust and the Fund in the State of Delaware. The Trustee will accept service of legal process on the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other express duties to the Trust, the Managing Owner or the Shareholders of the Fund. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration of Trust provides that the Trustee is compensated by the Fund and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the Fund or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

Under the Declaration of Trust, the Managing Owner has the exclusive management, authority and control of all aspects of the business of the Fund and the Trust. The Trustee will have no duty to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund and the Trust, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management of the business and affairs of the Fund and the Trust, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund and the Trust, as appropriate.

Because the Trustee has no authority over the operation of the Fund and the Trust, the Trustee itself is not registered in any capacity with the CFTC.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Fund or the Trust. The Trustee’s only duties are to satisfy the requirements of the Delaware Statutory Trust Act that a Delaware statutory trust have at least one trustee with its principal place of business in Delaware. The Declaration of Trust provides that the management authority with respect to the Trust and the Fund is vested directly in the Managing Owner.

The Managing Owner

Background and Principals

BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company, was formed on April 30, 2010 and serves as Managing Owner of the Trust and the Fund. The Managing Owner will also manage the Fund Portfolio. The Managing Owner will serve as the commodity pool operator of the Trust and the Fund. NEITHER THIS POOL OPERATOR NOR ITS TRADING PRINCIPAL

HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS. The Managing Owner has been registered as a commodity pool operator with the CFTC and has been a member of the NFA since July 27, 2010. The Managing Owner’s principal place of business is 787 Seventh Avenue, New York, New York 10019, telephone number (212) 841-2000. The Managing Owner is a wholly-owned subsidiary of Paribas North America, Inc., which is a wholly-owned, indirect subsidiary of BNP Paribas. Paribas North America, Inc. has been a principal of the Managing Owner since June 24, 2010. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Trust or the Fund.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and the Fund and has no history of past performance. The Managing Owner and its trading principals have not managed any other commodity pools of this type. Therefore there is no indication of their ability to manage investment vehicles such as the Trust or the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust or the Fund, the operations and performance of the Trust or the Fund may be adversely affected.

Principals

M. Andrews Yeo, George L. Parry and Paul Drumm serve as the Chief Executive Officer, the Principal Financial Officer, and the Chief Operating Officer, respectively, of the Managing Owner.

The Board of Directors, which manages the Managing Owner, is comprised of Mr. M. Andrews Yeo, Mr. Lionel Crassier and Mr. Bruno d’Illiers.

Messrs. Crassier, d’Illiers, Drumm, Parry, and Yeo also serve as principals of the Managing Owner. Paribas North America, Inc. is also a principal of the Managing Owner.

Mr. Crassier will serve as the trading principal of the Managing Owner.

The Board of Directors has concluded that, based on each Director’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of the other Director, each Director should serve as a Director of the Managing Owner. Among the attributes common to all Directors are their ability to exercise sound business judgment in the performance of their duties as Directors, to review critically, evaluate, question and discuss information provided to them regarding the commodity pools operated by the Managing Owner, including the Trust and the Fund, and their business and operations, and to interact effectively with the officers and other professional staff of the Managing Owner, including the traders responsible for executing the Fund’s investment strategy, as well as the Trust’s counsel, independent registered public accounting firm, and other service providers. A Director’s ability to perform his duties effectively may have been attained through the Director’s educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of other investment funds and their operators or advisors, other public companies, or not-for-profit entities or other organizations; and/or other life experiences. Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Director.

M. Andrews Yeo was appointed Chief Operating Officer of Global Equities and Commodity Derivatives (GECD) Americas Business at BNP Paribas in August 2010. Mr. Yeo is responsible for the management of the day-to-day operational aspects of the Equities and Commodity Derivatives Americas platform establishing strategy and business objectives and the development of policies and procedures. Additionally, Mr. Yeo currently serves on the GECD Global Executive Committee. Mr. Yeo has been a principal of the Managing Owner since June 30, 2011, and will be an associated person of the Managing Owner, pending final approval by the NFA. Mr. Yeo was a Director for GECD, Business Management from June 2008 until August 2010 where he was responsible for business development and day-to-day coordination with business support partners. Prior to that Mr. Yeo served as a Director of BNP Paribas Securities Corp from February, 2005 to June, 2008, where he was responsible for clearing and custody for all US and International cash markets for the US Broker Dealer. Mr. Yeo received his bachelor’s degree in Accounting from Pennsylvania State University in 1992.

George L. Parry is a Managing Director in Finance at BNP Paribas, a global bank and financial services firm, with responsibility for finance related to global equities and commodity derivatives within the North American territory since October 2008. In addition, Mr. Parry has held the position of Financial and Operations Principal and Chief Financial Officer for BNP Paribas Prime Brokerage, Inc., a registered U.S. broker/dealer and wholly owned subsidiary of BNP Paribas, with responsibility for all financial and operational aspects since December 2008. Mr. Parry was U.S. Director of Finance for ICAP Services North America, LLC, from August 2007 to October 2008. Mr. Parry serves as the Principal Financial Officer of the Managing Owner since July, 2011 and is a principal of the Managing Owner since June 30, 2011. Previously, he was Executive Director and Chief Financial Officer of Mizuho Securities USA, Inc. (“MSUSA”), a primary U.S. government bond broker/dealer and futures commission merchant, from February 2005 to July 2007. Mr. Parry is a CPA and a member of the American Institute of Certified Public Accountants, New York State Society of Certified Public Accountants and is a licensed CPA in the State of New York. He received his Bachelor of Science in Accounting from St. Joseph’s College in December 1992.

Paul Drumm is a Managing Director and Head of Fund Derivatives for the Americas at BNP Paribas, a global bank and financial services firm, since December 2009. Prior to that, Mr. Drumm has been in the Global Equities and Commodity Derivatives Americas business at BNP Paribas where he has been Global Head of Client Services for the BNP Paribas’ Fund Derivatives business from March 2008 to December 2009. Prior to this, Mr. Drumm was Head of Client Services for Fund Derivatives business in Europe and Asia from November 2006 to March 2008 and was Head of Fund Derivative Operations at BNP Paribas in Dublin from July 2003 to November 2006. Mr. Drumm serves as the Chief Operating Officer of the Managing Owner, and has been a principal and associated person of the Managing Owner since September 16, 2010 and September 22, 2010, respectively. Mr. Drumm has been an associated person of BNP Paribas Securities Corp., a futures commission merchant, since August 4, 2010. Mr. Drumm received his BA in Economics from University College Dublin.

Lionel Crassier is the Head of the Global Equities and Commodity Derivatives

(GECD) Americas Business at BNP Paribas, a global bank and financial services firm. Mr. Crassier serves on the BNP Paribas Territory Management Committee for the Americas and on the GECD Global Executive Committee. Prior to being named to this position in February 2009, Mr. Crassier was Head of Trading and Structuring for Equities and Derivatives in the Americas from August 2007 to February 2009. From April 2006 to August 2007, Mr. Crassier was Deputy Global Head of Trading & Structuring and Global Head of the Structuring Group, and from July 2005 to April 2006 he was Global Head of Exotic Trading as well as the Global Chief Operating Officer of the Trading & Structuring team at BNP Paribas. Mr. Crassier serves as a Director of the Managing Owner, and has been a principal of the Managing Owner since June 24, 2010. Mr. Crassier has been a principal of BNP Paribas Securities Corp., a futures commission merchant, since April 1, 2009. Mr. Crassier is a Public Works (ESTP) Engineer and holds a Master of Finance from ESCP (Ecole Supérieur de Commerce de Paris).

Bruno d’Illiers is the Chief Operating Officer (COO) for BNP Paribas North America Inc., which provides corporate, investment banking, and securities brokerage activities and is an affiliate of BNP Paribas, a global financial services firm, since April 2011, and is responsible for overseeing the following departments: Finance & Tax, Information Technology & Operations, Governance & Control, and Branch Management. Mr. d’Illiers serves as a Director of the Managing Owner, and has been a principal of the Managing Owner since July 5, 2011. Since April 2011, Mr. d’Illiers has been a member of the BNP Paribas North American Territory Management Committee, chairs the BNP Paribas North American Territory Operating Committee, and is an officer and board member of all major non-banking subsidiaries. Prior to being named to this position in April 2011, Mr. d’Illiers was the COO for the Asia Pacific region of BNP Paribas from September 2009 to April 2011. From September 2006 to August 2009, Mr. d’Illiers was Head of Organization and Controls for BNP Paribas in Paris, France. Mr. d’Illiers holds a Masters from Ecole Supérieur de Commerce de Reims.

Paribas North America, Inc., a principal of the Managing Owner since July 21, 2010, is a wholly owned, indirect subsidiary of BNP Paribas.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund.

As managing owner of the Trust and each Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust and each Fund, consistent with the terms of the Declaration of Trust. The form of Declaration of Trust is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Trust and each Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust and each Fund, as set forth herein and in the Declaration of Trust (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Declaration of Trust provides that the Managing Owner and its affiliates will have no liability to the Trust and each Fund or to any Shareholder for any loss suffered by the Trust and each Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees, which we refer to as the Managing Owner Related Parties, if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the applicable Fund and such course of conduct did not constitute fraud, gross negligence, bad faith, or willful misconduct by the Managing Owner Related Parties. The Trust and each Fund have agreed to indemnify the Managing Owner Related Parties against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Managing Owner Related Parties’ activities for the Trust and each Fund, provided that the Managing Owner Related Parties were acting on behalf of or performing services for the Trust and each Fund and have determined, in good faith, that such course of conduct was in the best interests of the applicable

Fund and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Declaration of Trust on the part of the Managing Owner and any such indemnification will only be recoverable from the applicable Fund estate.

Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners, or a class action, to recover damages from a fiduciary of such statutory trust for violations of fiduciary duties, or on behalf of a statutory trust, or a derivative action, to recover damages from a third party where a fiduciary has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator), the Commodity Broker (a registered futures commission merchant), as well as those of their respective employees who are required to be registered under the CEAct, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEAct, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Trust and each Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under the section “Conflicts of Interest” and elsewhere should not invest in the applicable Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal and Delaware law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund

As of the date of this Prospectus, principals of the Managing Owner own less than 1% of the Shares of the Fund.

Management; Voting by Shareholders

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Fund, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Fund. Any Shares purchased by the Managing Owner or its affiliates are non-voting.

The Managing Owner has the right unilaterally to amend the Declaration of Trust provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements or in response to regulatory changes (including, but not limited to, proposals by regulatory bodies, self-regulatory organizations, legislative bodies or any other applicable lawmaking, rulemaking or similar body), such as, but not limited to, adverse changes in speculative positions limits applicable to the futures contracts comprising the Fund’s Reference Indices.

Recognition of the Trust and each Fund in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to similar limitations on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by any Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of its Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Declaration of Trust that they will indemnify such Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of such Fund, or

•	taxes imposed on the Shares by any state, local or foreign taxing authority in which such shareholders reside.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying a Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes so that the tax status of a Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares will trade on NYSE Arca and provide investors with direct access to the Fund. The Fund trades with a view to tracking the Index over time, less expenses. The Fund’s Shares may be bought and sold on NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, a global certificate will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificate evidences all of the Shares outstanding at any time. Under the Declaration of Trust, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish Shareholders with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, annual audited financial statements certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

Shareholders also will be provided with appropriate information to permit Shareholders to file their U.S. federal and state income tax returns (on a timely basis) with respect to their Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at

http://www.bnpfunds.bnpparibas.com. The Fund will file periodic, quarterly and annual reports with the SEC. Shareholders can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Net Asset Value

Net Asset Value means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles. In particular, Net Asset Value includes any unrealized profit or loss on open futures contracts, Alternative Financial Instruments (if any) and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open futures contracts traded on a U.S. exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular futures contract traded on the applicable U.S. exchange on the date with respect to which Net Asset Value is being determined; provided, that if a futures contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The current market value of all open futures contracts traded on a non-U.S. exchange will be based upon the settlement price for that particular futures contract traded on the applicable non-U.S. exchange on the date with respect to which Net Asset Value is being determined; provided further, that if a futures contract traded on a non-U.S. exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance)

value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund’s commodity brokerage accounts is expected to accrue at least monthly. The amount of any distribution will be a liability of the Fund from the day when the distribution is declared until it is paid.

In calculating the Net Asset Value of the Fund, the settlement value of an Alternative Financial Instrument (if any) is determined by either applying the then-current disseminated value for the VIX Futures (or any other futures contracts, as applicable) comprising the Reference Indices or the terms as provided under the applicable Alternative Financial Instrument. However, in the event that the VIX Futures (or any other futures contracts, as applicable) comprising the Reference Indices are not trading due to the operation of daily limits or otherwise, the Managing Owner may in its sole discretion choose to value the Fund’s Alternative Financial Instrument (if any) on a fair value basis in order to calculate the Fund’s Net Asset Value.

Net Asset Value per Share is the Net Asset Value of the Fund divided by the number of its outstanding Shares.

Termination Events

The Trust or the Fund will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Trust and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the Net Asset Value (excluding Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Declaration of Trust. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund will be bound thereby and continue as Shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust or the Fund, as the case may be.

•

In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated).

•	The Trust, or the Fund, as the case may be, becomes insolvent or bankrupt.

•

The Shareholders holding Shares representing at least a majority (over 50%) of the Net Asset Value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•

The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset Value of the Trust as of the close of business on any business day declines below $10 million.

•	The Trust or the Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

•	The Managing Owner determines to dissolve the Trust or the Fund for any reason or no reason.

DISTRIBUTIONS

The Fund will make distributions at the discretion of the Managing Owner. In light of the currently low interest rate environment, the Managing Owner does not expect to make any distributions. To the extent that the actual and projected interest income from the Fund Portfolio exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to its capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR, CUSTODIAN, AND TRANSFER AGENT

The Managing Owner, on behalf of the Trust and the Fund, has appointed The Bank of New York Mellon as the administrator of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon will serve as Custodian of the Fund and has entered into the Custody Agreement, in connection therewith. The Bank of New York Mellon will also serve as the Transfer Agent of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2

Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the Net Asset Value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-4412. A list of the names of the parties that have executed a Participant Agreement as of the date of this Prospectus may be found in the section “Plan of Distribution.” A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, Net Asset Value calculations, accounting and other fund administrative services. The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

A summary of the material terms of the Administration Agreement is disclosed in the section “Material Contracts.”

The Administrator’s monthly fees of up to 0.065% per annum are paid on behalf of the Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as will then be acting.

The Administrator will also receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid by the Authorized Participants and not by the Fund.

The Managing Owner on behalf of the Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

THE MARKETING AGENT

The Managing Owner, on behalf of the Trust and the Fund, has appointed [                            ] or the Marketing Agent, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. The Marketing Agent will retain all marketing materials at [address; telephone number (            )             -            ].

The Marketing Agent will not open or maintain customer accounts or solicit, receive, execute, clear, settle or otherwise handle any orders to purchase or redeem Shares.

The Fund [will] enter into a Marketing Agent Agreement with the Marketing Agent.

A summary of the material terms of the Marketing Agreement is disclosed in the section “Material Contracts.”

The Managing Owner, out of the Management Fee, pays the Marketing Agent for performing its duties on behalf of the Fund.

“800” Number for Investors

Investors may contact the Marketing Agent toll-free in the U.S. at (800) [            ]-[            ].

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency”

registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate is signed by the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate evidences all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificate is made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the market price per Share in the secondary market has fallen outside a desirable market price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

MATERIAL CONTRACTS

Customer Agreement with the Commodity Broker

Pursuant to the brokerage agreement, or Customer Agreement, between the Commodity Broker and the Trust, the Commodity Broker acts as the Trust’s broker for the execution, clearance and/or carrying of transactions for the purchase and sale of cash-settled VIX Futures, any other futures contracts, and related options.

The Customer Agreement will continue in force until written notice of termination is given by the Trust or the Commodity Broker.

The Trust will waive any and all claims, rights or causes of action which it has or may have against the Commodity Broker or its officers, employees, agents or affiliates for any consequential or punitive damages and to limit any claims or rights arising out of any transactions executed or not executed, or otherwise arising from the Customer Agreement or the Trust’s brokerage account, to its direct out of pocket damages. None of the Commodity Broker or its officers, employees, agents or affiliates will be liable as a result of any action taken by the Commodity Broker or its officers, employees, agents or affiliates or any clearing brokers or floor brokers, to comply with applicable law. Under the Customer Agreement, each of the Commodity Broker and its officers, employees, agents or affiliates will only be liable for non-performance of its obligations arising from its negligence or willful misconduct. In no event will the Commodity Broker or its officers, employees, agents or affiliates be liable for: (i) the actions or inactions of any government, regulatory authority, exchange, board of trade or clearing house; (ii) wars, terrorism, or strikes; (iii) delays or failure in the transmission of orders due to a breakdown or failure of hardware, software, electronic trading systems, order routing systems, or other transmission systems, devices or communication facilities, including where such failure is caused by a computer virus; or (iv) failure of any exchange, board of trade, clearing house, intermediate broker, custodian, sub-custodian, bank, dealer, or for any other cause or causes beyond the Commodity Broker’s direct control regardless of whether such claim arises in contract, negligence, tort, strict liability, or otherwise.

The Trust will remain fully liable for all existing open positions, new positions or eliminated positions, resulting in whole or part from business on a market operated or cleared by an exchange or board of trade being suspended, restricted, closed or otherwise impeded.

Absent the Commodity Broker’s negligence or willful misconduct, the Trust will indemnify, defend and hold the Commodity Broker and its officers, directors, employees, agents and affiliates harmless from and against any and all loss, liability, damage, cost, claim or expense (including without limitation, reasonable attorneys’ fees and any fine, sanction or penalty made or imposed by any court, agency or regulatory or self-regulatory authority or any exchange or board of trade) incurred in connection with the Customer Agreement, the Trust’s brokerage account and/or any transactions or positions established or maintained therein, including where the Commodity Broker acts on the instructions of any intermediary or third party for the Trust or because of business on a market operated or cleared by an exchange or board of trade being suspended, restricted, closed or otherwise impeded. Without limitation, the Trust agrees to reimburse the Commodity Broker on demand for any cost of collection incurred by the Commodity Broker in collecting such sums owed hereunder and any cost incurred in successfully defending against any claims asserted by the Trust, including legal fees, interest and expenses.

Administration Agreement

Pursuant to the Administration Agreement among the Trust and the Administrator, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Trust (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, Net Asset Value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if the Trust has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by or asserted against the Trust, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Trust or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees), resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by or on behalf of the Trust, or for delays caused by circumstances beyond the Administrator’s reasonable control, unless such cost, expense, damage, liability or claim (including attorneys’ and accountants’ fees) arises out of the gross negligence or willful misconduct of the Administrator.

The Trust will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trust), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same, issued by a court or governmental agency, (ii) the registration statement or Prospectus, (iii) any instructions of an officer of the Managing Owner, or (iv) any opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Administration Agreement; provided, that the Trust will not indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Trust will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Trust; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to any certificate, instructions or oral instructions of the Trust or otherwise without negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith after consultation with the Trust in accordance with the advice or opinion of counsel for the Trust or its own counsel; (iv) any improper use by the Trust or its agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation of the securities and the method of computing the Trust’s Net Asset Value; or (vi) any valuations of securities or Net Asset Value provided by the Trust.

Actions taken or omitted in reliance on oral or written instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by the Administrator to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Trust or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Global Custody Agreement

The Bank of New York Mellon will serve as the Trust’s custodian, which we refer to as the Custodian. Pursuant to the Custody Agreement, the Custodian serves as custodian of all the Trust’s securities and cash at any time delivered to Custodian during the term of the Custody Agreement and the Trust has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts pursuant to the Custody Agreement. The Custodian will maintain books and records segregating the assets.

Either party may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than 90 days after the date of such notice. Upon termination thereof, the Trust will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Trust gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Trust such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by or asserted against the Trust, except those costs, expenses, damages, liabilities or claims arising out of the negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository or issuer of securities. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities or claims incurred by the Trust as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such costs, expenses, damages, liabilities or claims from such subcustodian; and the Custodian’s sole responsibility and liability to the Trust will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Trust or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Trust will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Trust (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Trust, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Trust will indemnify the Custodian and hold the Custodian harmless from and against any and all costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by the Trust; provided however, that the Trust will not indemnify the Custodian for those costs, expenses, damages, liabilities or claims arising out of the Custodian’s negligence or willful misconduct. This indemnity will be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York Mellon will serve as the Trust’s Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Trust and the Transfer Agent, the Transfer Agent will serve as the Trust’s transfer agent, distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless either party provides written notice of termination at least 90 days prior to the end of any one year term or, unless earlier terminated as provided below:

•

Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Trust, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•	The Trust may terminate the Transfer Agency and Service Agreement at any time upon 90 days’ prior written notice.

The Transfer Agent will have no responsibility and will not be liable for any and all losses, damages, costs, charges, counsel fees (including, without limitation, those incurred by the Transfer Agent in a successful defense of any claims by the Trust), payments, expenses or liability, except that the Transfer Agent will be liable to the Trust for direct money damages caused by its own negligence or willful misconduct or that of its employees or agents, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable. For purposes of the Transfer Agency and Service Agreement, none of the following will be or be deemed negligence or willful misconduct:

•

The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of, any instructions or requests of the Trust or instructions or requests on behalf of the Trust.

•	The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or in violation of any stop order or other determination or ruling by any federal agency, or any state with respect to the offer or sale of such Shares in such state.

The Transfer Agent will not be responsible for, and the Trust will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees (including, without limitation, those incurred by the Transfer Agent in a successful defense of any claims by the Trust), payments, expenses and liability which may sustain or incur or which may be asserted against the Transfer Agent in connection with or relating to the Transfer Agency and Service Agreement or the Transfer Agent’s actions or omissions with respect to the Transfer Agency and Service Agreement, except that the Transfer Agent will be liable for direct money damages caused by its own negligence or willful misconduct or that of its employees or agents, or its breach of any of its representations.

[Marketing Agent Agreement]

The Marketing Agent will provide certain marketing services to the Trust. Pursuant to the Marketing Agent Agreement, as amended from time-to-time, among the Trust, the Managing Owner and the Marketing Agent, the Marketing Agent will assist the Managing Owner and the Administrator with certain functions and duties relating to marketing, including reviewing and approving marketing materials.

The Marketing Agent Agreement will continue in effect for an initial term of two years from the effective date and thereafter will continue automatically for successive twelve month periods, provided that such continuance is specifically approved at least annually by the Managing Owner. Upon and after completion of its initial term, the Marketing Agent Agreement is terminable by any party at any time without penalty on 60 days’ prior written notice to the other parties. Notwithstanding the foregoing, the Marketing Agent Agreement may be terminated by any party upon written notice to the other parties if (a) the Trust is terminated, (b) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (c) any other party willfully and materially breaches its obligations under the Marketing Agent Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of 60 days after written notice by the non-breaching party to the breach party of such breach.

Pursuant to the Marketing Agent Agreement, the Trust will indemnify the Marketing Agent as follows:

The Trust will indemnify, defend and hold harmless the Marketing Agent and its partners, stockholders, members, directors, officers and employees of the foregoing, and the successors and assigns of all the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

•

any untrue statement of a material fact contained in the Trust’s registration statement (or in the Trust’s registration statement as amended or supplemented) or in the Trust’s prospectus (or in the Trust’s prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such registration statement or such prospectus or necessary to make the statements made therein not misleading, except for any statements provided in writing, directly or indirectly by the Marketing Agent to the Trust or the Managing Owner for inclusion in such registration statement or such prospectus or any material omissions therefrom;

•	any untrue statement of a material fact or breach by the Trust or the Managing Owner of any representation or warranty contained in the Marketing Agent Agreement;

•	the failure by the Trust or the Managing Owner to perform when and as required any agreement or covenant contained herein;

•	any untrue statement of any material fact contained in any audio or visual materials provided by the Trust or the Managing Owner or based upon written information furnished by or on behalf of the Trust or the Managing Owner including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Trust;

The Marketing Agent’s performance of its duties under the Marketing Agent Agreement except in the case of this bullet point, for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Marketing Agent. In no case is the indemnity of the Trust in favor of the Marketing Agent deemed to protect the Marketing Agent against any liability to the Trust or the Managing Owner to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Marketing Agent Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, commodities or currencies;

•	financial institutions;

•

regulated investment companies (“RICs”), other than the status of the Fund as a qualified publicly traded partnership (a “qualified PTP”) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”);

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the U.S. Internal Revenue Service (the “IRS”) or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Declaration of Trust and applicable law (and other relevant documents), in the opinion of Sidley Austin LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes, which is treated as a separate entity from any other series of the Trust for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, the Fund will not be a taxable entity for U.S. federal income tax purposes and the Fund will not incur U.S. federal income tax liability.

Special Rules for Publicly Traded Partnerships

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund anticipates that at least 90%

of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

However, there can be no assurance that the IRS will not assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. In particular, although the Fund believes that the VIX Futures and other instruments to be traded by the Fund will generate qualifying income, there is no direct authority on point and thus there is some uncertainty with regard to this matter. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. Subject to the above discussion, the Managing Owner will use its reasonable efforts to cause the Fund to operate in such manner as is necessary for the Fund to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares.

The discussion below is based on Sidley Austin LLP’s opinion that the Fund will be classified as a partnership for U.S. federal income tax purposes and the assumption that the Fund will not be subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Shareholders will take into account their respective shares of ordinary income realized by the Fund from accruals of interest on Treasury securities held in the Fund Portfolio. The Fund may hold Treasury securities or other debt instruments, as applicable, with “acquisition discount” or “original issue discount,” in which case Shareholders will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt instruments with “market discount.” Upon disposition of market discount obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders will be required to include as ordinary income their shares of the market discount that accrued during the period the obligations were held by the Fund. In addition, Shareholders will take into account their respective shares of any distributions received from any money market funds held by the Fund, and any gain or loss realized on the sale or other disposition of a money market fund held by the Fund.

It is expected that the VIX Futures will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

In addition to the VIX Futures, the Fund may also invest in Alternative Financial Instruments as described above under the section “Investment Objective.” The Fund’s investment in these Alternative Financial Instruments may have various tax consequences, requiring Shareholders to recognize ordinary income or loss or capital gain or loss, depending on the exact terms of the Alternative Financial Instruments. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Fund.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Declaration of Trust, unless an allocation under the Declaration of Trust does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under the sections “— Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations” and “— Section 754 Election,” the allocations pursuant to the Declaration of Trust should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Fund.

If the allocations provided by the Declaration of Trust were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Declaration of Trust could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders.

Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book”

capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse Section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss. The Managing Owner has discretion to determine which permitted method of allocation to use with respect to reverse Section 704(c) allocations.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse Section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the fair market value of the Shares, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain

Shareholders. The Managing Owner is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by the Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, assuming the Fund makes the election under Section 754 of the Code, it is expected that the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs. For example, the Fund may apply a convention in which it deems the price paid by a Shareholder to be the lowest quoted trading price of the Shares during the month in which the purchase occurred, irrespective of the actual price paid. The use of such conventions may result in basis adjustments that do not reflect a Shareholder’s purchase price for its Shares, including less favorable basis adjustments to a Shareholder who paid more than the lowest quoted trading price of the Shares for the month in which the purchase occurred. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a Shareholder may have adverse tax consequences.

In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares.

Uniformity of Shares

Because the Fund cannot match transferors and transferees of Shares, the Fund will adopt tax accounting positions that may not conform with aspects of existing Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to Shareholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of Shares and could have a negative impact on the market price of Shares or result in audits of and adjustments to Shareholders’ tax returns. Investors in Shares should consult their tax advisors regarding an investment in the Fund.

Constructive Termination

The Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all Shareholders. In the case of a Shareholder reporting on a taxable year other than the taxable year used by the Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see the section “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see the section “— Disposition of Shares” below).

Creation and Redemption of Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares and the transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. Except to the extent Section 751(a) applies to treat any gain or loss as ordinary, the gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a

U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to the U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to the U.S. Shareholder for the year. If the Managing Owner determines that the Fund is an investor, the Fund will treat the management fees of the Fund as miscellaneous itemized deductions. If, however, the Managing Owner determines that the Fund is a trader, the Fund will treat the management fees as ordinary business deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Fund has not yet determined whether it will make a Section 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Reporting by the Fund to its Shareholders

The Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (e.g., interest income from Treasury securities, dividends from money market funds, short-term and long-term capital gain or loss with respect to the VIX Futures, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and any other information and forms as may be reasonably requested by the Fund for purposes of complying with its tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner will be appointed the “tax matters partner” of the Fund for all purposes of the Code. The tax matters partner, which is required by the Declaration of Trust to notify all U.S. Shareholders of any U.S. federal income tax audit of the Fund, will have the authority under the Declaration of Trust to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Reportable Transactions

Regulations require U.S. taxpayers to report certain types of transactions to the IRS. Under these Regulations, a U.S. Shareholder (i) who disposes of Shares and recognizes a loss with respect to such disposition in excess of certain thresholds, or (ii) whose distributive share of any Fund loss under Section 165 of the Code exceeds such thresholds, would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement). The applicable loss threshold is $10 million in any single taxable year or $20 million in any combination of taxable years for corporations, and $2 million in any single taxable year or $4 million in any combination of taxable years for most partnerships, individuals, S corporations or trusts. However, in the case of an individual or a trust, if the loss is with respect to certain foreign currency transactions, the reporting threshold is reduced to $50,000 in any taxable year. Shareholders should consult with their own tax advisor regarding any tax filing and reporting obligation that may apply in connection with acquiring, owning and disposing of Shares.

Non-U.S. Shareholders

The Fund intends to conduct its activities in a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the U.S. will not be considered to be engaged in a trade or business in the U.S. as a result of an investment in the Shares. However, there can be no guarantees in this regard because, among other things, it is uncertain whether the VIX Futures and other instruments to be traded by the Fund would be considered by the IRS or a court to be the types of instruments that are included in a safe harbor that prevents persons trading for their own account in certain instruments from being considered to be engaged in a trade or business in the U.S. A non-U.S. Shareholder’s share of the interest income realized by the Fund on its holdings of Treasury securities will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements. A non-U.S. Shareholder’s share of dividends received by the Fund on its investment of money market funds will generally be subject to a 30% withholding tax.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares or on the non-U.S. Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S. Shareholder’s distributive share of gains if the non-U.S. Shareholder is present in the U.S. for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

RICs may invest up to 25% of their assets in “qualified PTPs” and net income derived from an investment in a qualified PTP is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. On the other hand, RICs that invest in PTPs that are not qualified PTPs will be treated as owning a proportionate share of the PTP’s assets and will take into account its allocable share of the PTP’s items of income, gain, loss, and deduction when testing the various compliance requirements specifically applicable to RICs. In addition, a RIC’s investment in a PTP that is not a qualified PTP will not be counted against the 25 percent limit on a RIC’s permitted investment in securities issued by qualified PTPs. Qualification of the Fund as either a qualified PTP or as a PTP that is not a qualified PTP depends on performance of the Fund for the particular tax year and no assurance can be given that the Fund will either qualify as a qualified PTP or as a PTP that is not a qualified PT Pi any given year or that future results will conform to prior experience. The Fund will make available on the Managing Owner’s website periodic tax information designed to enable RIC investors to make a determination as to the Fund’s status under the qualified PTP rules. RIC investors are urged to monitor their investment in a Fund and consult with a tax advisor regarding the treatment of its investment in Shares and the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities or commodities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares would not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Fund may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

The following discussion of the application of the New York State and New York City tax laws to the Fund and its Shareholders assumes full compliance with the terms of the Declaration of Trust and applicable law (and other relevant documents). The New York City Unincorporated Business Tax (“UBT”) is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” The Fund anticipates that it should not be subject to the UBT by reason of such “own account” exemption. However, qualification of the Fund for the “own account” exemption depends on the assets and sources of income of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Fund will conform to prior experience. By reason of a similar “own account” exemption, it is also anticipated that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by the Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in the Fund. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because the Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Fund, unless an exemption applies. There is presently an exemption for a limited partner in a “portfolio limited partnership.” Qualification of the Fund as a “portfolio investment partnership” depends on the assets and sources of income of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Fund will conform to prior experience. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Backup Withholding

Backup withholding is required in certain circumstances on certain payments paid to non-corporate Shareholders that do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Recently Enacted Legislation

Recently enacted legislation will (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) with respect to payments made after December 31, 2012, impose a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Fund.

Other recently enacted legislation will impose a 3.8% tax on the net investment income (as defined in the Code) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012.

U.S. Shareholders are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in the Fund.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

PURCHASES BY EMPLOYEE

BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See the section “Material U.S. Federal Income Tax Considerations— ‘Tax-Exempt Organizations’” at page 112. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares of the Fund should be considered to be publicly-offered securities. First, the Shares are being sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares will be timely registered under the Securities Exchange Act of 1934. Second, it appears that the Shares will be freely transferable because the Shares of the Fund will be freely tradeable on NYSE Arca like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 investors independent of the Fund and of each other. Therefore, the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker, the Administrator, the Marketing Agent, the Trustee, the Index Sponsor, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Initial Purchaser

On [—], 2011, the Initial Purchaser, subject to certain conditions, agreed to purchase 600,000 Shares, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($1,000,000 per Basket). This price was determined arbitrarily inasmuch as the Shares have no inherent value prior to the commencement of the Fund’s operations. The Initial Purchaser proposes to offer to the public these 600,000 Shares at a per-share offering price that will vary depending upon, among other factors, the market price of the Shares on NYSE Arca, the Net Asset Value per Share and the supply of and demand for Shares at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

The Fund will not bear any expenses in connection with the offering or sales of the Shares composing the initial Baskets.

The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.

The Initial Purchaser will only act in such a capacity with respect to the initial Baskets of the Fund. The Initial Purchaser will create Shares of the initial Baskets at a price of $25 per Share. The price of $25 per Share has been arbitrarily determined inasmuch as the Shares have no inherent value at the Fund’s inception. In contrast, Authorized Participants will create Shares of each Basket at the Net Asset Value per Share. The Initial Purchaser’s activities will cease after it has fully transacted with respect to the initial Baskets of the Fund. No other Authorized Participants (except with respect to the Initial Purchaser, which is an Authorized Participant) will be involved with the purchase and sale of the initial Baskets of the Fund. Therefore, the Initial Purchaser’s activities will be distinct from those of an Authorized Participant.

Authorized Participants

The Fund will issue Shares in Baskets to Authorized Participants continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund. Baskets will be issued at the Net Asset Value of 40,000 Shares of the Fund as of the closing time of NYSE Arca or the CBOE, the exchange on which the VIX Futures are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may, from time-to-time, offer to the public Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending upon, among other factors, the market price of the Shares of the Fund on NYSE Arca, the Net Asset Value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. During the continuous offering period, Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, each of [                            ], [                            ] and [                            ] has executed a Participant Agreement.

Likelihood of Becoming a Statutory Underwriter

The Fund has issued the initial Baskets to the Initial Purchaser and will issue Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. Similarly, the Initial Purchaser will be deemed a statutory underwriter. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

Summary of Items of Value Pursuant to FINRA Rule 2310

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided

[TBD]	[TBD]	[TBD]	[TBD]	[TBD]
[TBD]	[TBD]	[TBD]	[TBD]	[TBD]

General

Investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Fund has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, neither the Initial Purchaser nor the Authorized Participants will make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA members in connection with the offering of the Shares by the Fund will not exceed 10%.

The Initial Purchaser will not charge a commission of greater than 1% of the price per Share in offering and selling the Shares comprising the Initial Baskets.

The Authorized Participants will not charge a commission of greater than 0.99% (which represents a maximum of $6,187,500) of the aggregate $625,000,000 registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-[            ] on which, 25,000,000 common units of beneficial interest were registered in respect of the Fund).

Pursuant to the Marketing Agent Agreement, the Marketing Agent will be paid out of the Management Fee of the Fund in an amount of approximately $50,000 per annum, plus any fees or disbursements incurred by the Marketing Agent in connection with the performance by the Marketing Agent of its duties on behalf of the Fund.

The payments to the Marketing Agent will not, in the aggregate, exceed 0.25% of the aggregate dollar amount of the offering (or in an aggregate amount equal to $1,562,500, respectively, of the aggregate $625,000,000 registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-[            ] on which, 25,000,000 common units of beneficial interest were registered in respect of the Fund). The Fund will advise the Marketing Agent if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Fund’s Shares trade on NYSE Arca under the symbol “BNPV.”

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust and the Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal

Income Tax Considerations” with respect to U.S. federal income tax laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust, the Fund or the Shareholders in matters relating to the Trust or the Fund and no other counsel has been engaged to act on their behalf.

Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, has advised the Trust in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the Fund as of [                    ], 2011 that will be included in this Prospectus will be audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in its report appearing herein, and will be so included in reliance upon such report given upon the authority of that firm as an expert in auditing and accounting.

The financial statements of the Managing Owner as of [                    ], 2011 that will be included in this Prospectus will be audited by [                    ], an independent registered public accounting firm, as stated in its report appearing herein, and will be so included in reliance upon such report given upon the authority of that firm as an expert in auditing and accounting.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Trust and the Trust on behalf of the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries. The exhibits may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION

AND ANNUAL REPORTS

The Managing Owner will furnish Shareholders with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, annual audited financial statements certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

Shareholders also will be provided with appropriate information to permit Shareholders to file their U.S. federal and state income tax returns (on a timely basis) with respect to their Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com. The Fund will file periodic, quarterly and annual reports with the SEC. Shareholders can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY OF THE

MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you are a former shareholder, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

[Remainder of page left blank intentionally.]

DEFINED TERMS

Term	Page
Administration Agreement	8
Administrator	8
Affiliated Liquidity Provider	87
Alternative Financial Instruments	6
Authorized Participants	i
backwardated	6, 47
Basket	i
BNP Affiliated Entities	i
BNPIVIX	2
BNPK	2
BNPKIV	2
BNPKNV	2
BNPKSO	2
business day	10
Calculation Group	75
CEAct	4
CFTC	iv
Closing Levels Table	67
Code	103
Commodity Broker	7
Component Instrument	62
Compulsory Index Component Event	62
contango	47
contangoed	6
Custodian	8
Custody Agreement	8
Customer Agreement	98
Declaration of Trust	4
DTC	9
DTC Participants	94
Exchange Act	82
FINRA	82
Force Majeure Event	64
Fund Portfolio	5
give-up fees	81
Government Authority	64
Growth of Linked Products and Illiquidity of Component Instrument Index Component Event	63
Growth of Linked Products Index Component Event	62
Index	i
Index Calculation Agent	39
Index Component Disruption Event	64

Term	Page
Index Component Modification Event	62
Index Methodology	7
Index Suspension Event	64
Indirect Participants	94
Initial Purchaser	i
Inter-Series Limitation on Liability	89
Macro Circumstantial Index Component Event	62
Management Fee	5
Managing Owner	i
Managing Owner Related Parties	92
Market Disruption Event	63
Marketing Agent	9
Marketing Agent Agreement	9
Net Asset Value	10
Net Asset Value per Share	95
NFA	iv
NYSE Arca	i
Participant Agreement	9
pit brokerage fees	81
Position Accountability Limits Index Component Event	62
Potential Index Component Adjustment Event	62
Price Source	63
Price Source Disruption	63
Prospectus	i
Public Personnel	75
purchase order date	83
redemption order date	83
Reform Act	22
RICs	103
rolling	47
SEC	iv
Shareholders	4
Shares	i
Successor Index Component Event	62
Suspension Period	64
Tax Disruption	64
Trading Disruption	63
Transfer Agency and Service Agreement	8
Transfer Agent	8
Trust	i
Trust Portfolio	6
Trustee	4

*	To be filed by amendment

Report of Independent Registered Public Accounting Firm*

The Unitholder

BNP Paribas Enhanced Volatility Fund:

*	To be filed by amendment.

BNP PARIBAS ENHANCED VOLATILITY FUND

Statement of Financial Condition*

[date], 2011

*	To be filed by amendment.

BNP PARIBAS ENHANCED VOLATILITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

BNP PARIBAS ENHANCED VOLATILITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

BNP PARIBAS ENHANCED VOLATILITY FUND

Notes to Statement of Financial Condition*

[date], 2011

*	To be filed by amendment.

BNP PARIBAS ENHANCED VOLATILITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

BNP PARIBAS ENHANCED VOLATILITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Independent Auditors’ Report*

The Unitholder

BNP Paribas Quantitative Strategies, LLC:

*	To be filed by amendment.

BNP PARIBAS QUANTITATIVE STRATEGIES, LLC

Statement of Financial Condition*

[date], 2011

*	To be filed by amendment.

BNP PARIBAS QUANTITATIVE STRATEGIES, LLC

Statement of Changes in Member’s Capital*

For the Period from [date], 2010 (inception) through [date], 2011

*	To be filed by amendment.

BNP PARIBAS QUANTITATIVE STRATEGIES, LLC

Statement of Cash Flows*

For the Period from [date], 2010 (inception) to [date], 2011

*	To be filed by amendment.

BNP PARIBAS QUANTITATIVE STRATEGIES, LLC

Notes to Financial Statements*

[date], 2011

*	To be filed by amendment.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

BNP PARIBAS EXCHANGE TRADED TRUST

BNP ENHANCED VOLATILITY FUND

Shares of Beneficial Interest

This is a speculative investment which involves the risk of loss.

Past performance is not necessarily indicative of future results.

See the section “The Risks You Face” beginning at page 18 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:

A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.

THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT.

[                    ], 2011

BNP Paribas Quantitative Strategies, LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO BNP PARIBAS

BNP Paribas (together with its consolidated subsidiaries, the “Group”), a French incorporated company (société anonyme) is a European leader in banking and financial services. It has one of the largest international banking networks, a presence in over 80 countries and more than 200,000 employees, including 159,800 in Europe. BNP Paribas enjoys key positions in its three activities: Retail Banking, Corporate and Investment Banking and Investment Solutions. At December 31, 2009, the Group had consolidated assets of €2,057.7 billion and shareholders’ equity (Group share including income for the 2009 fiscal year) of €69,501 million.

BNP Paribas’ principal office is located at 16, boulevard des Italiens, 75009 Paris, France, and its telephone number is 33 1 40 14 45 46.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts trading on U.S. or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2011 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2011 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the U.S. are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the U.S. has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See, for example, the section “The Risks You Face — (53) The

Index May In The Future Include Contracts That Are Not Traded On Regulated Futures Exchanges And That Offer Different Or Diminished Protections To Investors.”

Speculative Position Limits

The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each U.S. exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges. See the section “The Risks You Face — (18) Certain Operations Of The Fund, Including The Creation Of Baskets, May Be Restricted By Regulatory And Exchange Position Limits, Position Accountability Levels And Other Rules And Could Result In Tracking Error Between Changes In The Net Asset Value Per Share And Changes In The Level Of The Index, Or Could Result In The Market Price Of The Shares Trading At A Premium Or Discount To The Net Asset Value Per Share.”

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See the section “The Risks You Face — (32) Potentially Illiquid Markets, Disruption Of Market Trading, And Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of The Fund And, In Turn, The Value Of Your Shares.”

Position Accountability Limits

Futures exchanges may impose position accountability limits, or Position Accountability Limits, with respect to certain futures contracts traded on each particular futures exchange. Position Accountability Limits are triggers that bring an investor’s position(s) to the attention of the exchange. Through the application of Position Accountability Limits, exchanges can prohibit any person from holding a position of more than a specific number of such futures contracts. Under the rules of a futures exchange, an investor that holds a certain number of futures contracts may be required by the futures exchange to limit or decrease its holdings of such futures contracts pursuant to the futures exchange’s Position Accountability Limits. Position Accountability Limits are intended to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Subject to any relevant exemptions, traders may not exceed the number of futures contracts that the trader may hold under the Position Accountability Limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. Position Accountability Limits are subject to change by the relevant futures exchange. See “The Risks You Face – (18) Certain Operations Of The Fund, Including The Creation Of Baskets, May Be Restricted By Regulatory And Exchange Position Limits, Position Accountability Levels And Other Rules And Could Result In Tracking Error Between Changes In The Net Asset Value Per Share And Changes In The Level Of The Index, Or Could Result In The Market Price Of The Shares Trading At A Premium Or Discount To The Net Asset Value Per Share.”

Regulations

Futures exchanges in the U.S. are subject to regulation under the CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Trust. The Trust is not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, retail foreign exchange dealers, and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Trust is not required to become a member of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying asset or financial instrument being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Trust’s position. With respect to the Managing Owner’s trading, for its own account, if any, only the Managing Owner, and not the Trust or its Shareholders personally, will be subject to margin calls.

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by BNP Paribas Enhanced Volatility Fund (the “Fund”) and BNP Paribas Quantitative Strategies, LLC (the “Managing Owner”). The Fund and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Fund and the Managing Owner may collect the following types of information concerning investors in the Fund who are natural persons:

•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Fund or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Fund by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Fund or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Authorized Participants, the Commodity Broker, administrators, auditors and the legal advisers of the Fund. Additionally, the Fund and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Fund.

P-1

Until [            ], 2011 (25 days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

BNP PARIBAS EXCHANGE TRADED TRUST

BNP PARIBAS ENHANCED VOLATILITY FUND

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

Approximate Amount
Securities and Exchange Commission Registration Fee	$72,562.50
Financial Industry Regulatory Authority Filing Fee	63,000
Printing Expenses	50,000
Fees of Certified Public Accountants	20,000
Fees of Counsel	150,000

Total	$355,562.50

Item 14.	Indemnification of Directors and Officers.

Section 4.7 of the Declaration of Trust filed as an exhibit to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under the Declaration of Trust) shall be indemnified by the Trust (or, in furtherance of Section [3.7] of the Declaration of Trust and Trust Agreement, any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust, and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Declaration of Trust on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Declaration of Trust). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under either Declaration of Trust shall be from assets of the applicable Fund.

Item 15.	Recent Sales of Unregistered Securities.

(a) Securities Sold.

Upon inception of BNP Paribas Enhanced Volatility Fund (the “Fund”), 40 Units of the Fund [will be] issued to BNP Paribas Quantitative Strategies, LLC in exchange for a capital contribution of $1,000 to the Fund funded by BNP Paribas Quantitative Strategies, LLC, an indirect wholly owned subsidiary of BNP Paribas.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

1.1	Form of Initial Purchaser Agreement*

4.1	Amended and Restated Declaration of Trust and Trust Agreement of the Registrant*

4.2	Form of Participant Agreement*

4.3	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Form of Opinion of Richards, Layton & Finger as to legality*

8.1	Form of Opinion of Sidley Austin LLP as to income tax matters*

10.1	Form of Customer Agreement*

10.2	Form of Fund Administration and Accounting Agreement*

10.3	Form of Global Custody Agreement*

10.4	Form of Transfer Agency and Service Agreement*

10.5	Form of Marketing Agent Agreement*

23.1	Form of Consent of Sidley Austin LLP is included as part of Registration Statement

23.2	Form of Consent of Richards, Layton & Finger is included as part of Exhibit 5.1*

23.3	Form of Consent of Sidley Austin LLP as tax counsel is included as part of Exhibit 8.1*

23.4	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, is included as part of Registration Statement*

23.5	Consent of [ ], Independent Registered Public Accounting Firm, is included as part of Registration Statement*

*	To be filed by amendment.

(b)	The following financial statements are included in the Prospectus:

(1)	BNP Paribas Enhanced Volatility Fund

(i)	Report of Independent Registered Public Accounting Firm dated [date], 2011*

(ii)	Statement of Financial Condition dated [date], 2011*

(iii)	Notes to Statement of Financial Condition*

(2)	BNP Paribas Quantitative Strategies, LLC

(i)	Independent Auditor’s Report dated [date], 2011*

(ii)	Statement of Financial Condition [date], 2011*

(iii)	Statement of Changes in Member’s capital [date], 2011*

(iv)	Statement of Cash Flows for the period from [date], 2010 (inception) through [date], 2011*

(v)	Notes to Statement of Financial Condition*

*	To be filed by amendment.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and BNP Paribas Enhanced Volatility Fund, a series of the Registrant, has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 20th day of July, 2011.

BNP Paribas Exchange Traded Trust BNP Paribas Enhanced Volatility Fund, a series of BNP Paribas Exchange Traded Trust

By:	BNP Paribas Quantitative Strategies, LLC
its Managing Owner

By:	/S/ M. ANDREWS YEO
Name:	M. Andrews Yeo
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant and BNP Paribas Enhanced Volatility Fund, a series of the Registrant, in the capacities and on the date indicated.

BNP Paribas Quantitative Strategies, LLC Managing Owner Of Registrant and BNP Paribas Enhanced Volatility Fund, a series of BNP Paribas Exchange Traded Trust

/S/ M. ANDREWS YEO	Director
Name: M. Andrews Yeo	Chief Executive Officer (Principal Executive Officer)	July 20, 2011

/S/ GEORGE L. PARRY	Chief Financial Officer
Name: George L. Parry	(Principal Financial Officer and Principal Accounting Officer)	July 20, 2011

(Being principal executive officer, the principal financial and accounting officer and all of the directors of the Board of Directors of BNP Paribas Quantitative Strategies, LLC)

BNP Paribas Quantitative Strategies, LLC, Managing Owner Of Registrant and BNP Paribas Enhanced Volatility Fund, a series of BNP Paribas Exchange Traded Trust

/S/ M. ANDREWS YEO Name: M. Andrews Yeo	Director Chief Executive Officer (Principal Executive Officer)	July 20, 2011

/S/ GEORGE L. PARRY Name: George L. Parry	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 20, 2011

/S/ LIONEL CRASSIER Name: Lionel Crassier	Director	July 20, 2011

/S/ BRUNO D’ILLIERS Name: Bruno d’Illiers	Director	July 20, 2011